EXHIBIT 10.2

OFFICE LEASE
THIS LEASE, made as of this 12th day of September, 2012, by and between TRANSWESTERN ACQUISITIONS, L.L.C., a Delaware limited liability company ("Landlord") and MUSTANG ENGINEERING, L.P., a Texas limited partnership ("Tenant ").
ARTICLE 1. BASIC PROVISIONS

A.	Tenant's Trade Name:	Mustang Engineering, L.P.
B.	Tenant's Address for Notices:
Mustang Engineering, L.P.
16001 Park Ten Place
Houston, Texas 77084
Attention: Ms. Kim McClusky

with a copy to, in the event of an alleged Event of Default by Tenant hereunder:

Chance L. McLeod
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002

C.	Office Building Name:	Westgate II
	Address:	17320 Katy Freeway Houston, Texas 77084

D.	Premises: Suite Nos.: Square Feet (Rentable):
Suite Nos. 100, 200, 300 and 400, being all of the rentable area located on the 3rd and 4th floors of the Building and a portion of the 1st floor of the Building and approximately one-half of the 2nd floor of the Building, all as approximately shown on Exhibit A-2, which is estimated to contain approximately 112,000 rentable square feet. Notwithstanding the foregoing, Landlord and Tenant acknowledge that the space planning for the Premises has not been finalized as of the dale of this Lease, and that the rentable area of the Premises set forth above is an estimate and will be determined upon preparation of the final space plans for the Premises. Upon approval of the Tenant Working Drawings (as defined in Exhibit B) Landlord's architect will determine the rentable area of the Premises and if the same is not 112,000 rentable square feet, then Landlord and Tenant shall enter into an amendment to this Lease to reflect the actual rentable area of the Premises, together with the corresponding adjustments in Monthly Rent, Tenant's Pro Rata Share and other applicable terms of this Lease based on the rentable area of the Premises (including the size and location of the Expansion Space [as defined in Exhibit C]); provided that in no event shall the rentable area of the Premises be less than 106,400 rentable square feet. For the purposes of determining the square footage of the Premises and the Building, the usable and the rentable areas will be determined in accordance with the ANSI/BOMA definition American National Standard Z65. l  l996 (the''BOMA Standard"), with the common area factors determined consistent with Landlord's architect's determination of the areas of demarcation used to establish the measurements of the Building required to establish the common area factors. Within thirty (30) days after the Delivery Date (as defined in Article 2.A), Landlord's Architect shall field verify the actual usable and rentable areas of the Building and the Premises based upon the BOMA Standard, and shall deliver a certification to Landlord and Tenant setting forth the field verified calculations in CADD format together with back-up documentation supporting such calculations. If Tenant or the Tenant’s Architect disputes such field verified calculations, then Tenant shall so notify Landlord within thirty (30) days after the delivery of the calculations performed by Landlord's Architect. Thereafter, Landlord's Architect and Tenant's Architect shall proceed in good faith to attempt to mutually agree on the usable areas and rentable areas within thirty (30) days. If Landlord's Architect and Tenant's Architect are unable to mutually agree on the usable and rentable areas within such thirty (30) day period, then the parties shall submit such determinations to an independent architect within fifteen (15) days after such thirty (30) day period. If Tenant does not deliver the initial dispute notice within the initial thirty (30) day period referenced above, Tenant shall be deemed to have agreed to and approved the usable and rentable areas as determined by Landlord’s Architect.

If Tenant or Tenant's Architect dispute the field verified calculations as provided above and they are unable to mutually agree on the usable and rentable areas within the thirty (30) day period set forth above, then Landlord and Tenant shall jointly select an independent architectural firm of regional (or local) standing who is experienced in measurement of commercial office buildings and has not performed substantial services for Landlord or Tenant during the last five (5) year period to determine the usable and rentable areas of the Premises and the Building (using the method set forth above) within thirty (30) days after his or her selection, and such independent architect's determinations shall be final and binding on Landlord and Tenant. The fees of such independent architect shall be shared equally by Landlord and Tenant.

If the usable and rentable areas of the Premises and the Building are adjusted pursuant to this Article 1.D, then Landlord and Tenant shall execute an amendment to this Lease, in form and substance reasonably acceptable to Landlord and Tenant, which shall set forth the usable and rentable areas of the Building and the Premises as determined pursuant to this Article 1.D, and such usable and rentable areas shall be the usable and rentable areas of the Building and the Premises for the remainder of the Term (absent a substantial change to the Building, Tenant's lease of additional space in the Building or any part thereof or Tenant's election to exercise its Renewal Option with respect to less than the entire Premises). Landlord and Tenant acknowledge that any increase or decrease in the rentable areas of the Building and the Premises shall result in a corresponding increase or decrease in the aggregate (but not per square foot) Rent, the Construction Allowance and any other provisions of this Lease impacted by such measurements.

E.	Landlord:	Transwestern Acquisitions, L.L.C.

F.	Landlord's Address for Notices:	c/o Transwestern 1900 West Loop South, Suite 1300 Houston, Texas 77027 Attention: Carleton Riser
	Landlord's Address for payment:	Such address as Landlord shall, from time to time, designate in accordance with Article 30.C of this Lease.
G.	Building Manager/Address:	Transwestern 17220 Katy Freeway, Suite TBD Houston, Texas 77084 Attention: Property Manager
H.	Commencement Date:
The term of this Lease (the "Term") shall commence on February 1, 2014; provided that the February 1, 2014 date shall be adjusted forward (i.e., to a later date) by one (1) day for each day after September 1, 2013 that the Delivery Date has not occurred (i.e. for each day beyond September 1, 2013 that Landlord has not tendered possession of the Premises to Tenant in Delivery Condition pursuant to Exhibit B), but in any event the Commencement Date shall not occur until Landlord achieves Substantial Completion of the Landlord's Work in accordance with Exhibit B.

I.	Expiration Date:	The last day of the one hundred twentieth (120th) full calendar month of the Term, unless the Term is sooner terminated, or extended, as provided herein.
J.	Security Deposit:	None.
K.	Monthly Rent:	Monthly Lease Month Rent (from the Commencement Date	Annual Rate per Rentable Square Foot of the Premises
		1-12	$19.85	$185,226.67
		13-24	$20.35	$189,933.33
		25-36	$20.86	$194,693.33
		37-48	$21.38	$199,546.67
		49-60	$21.91	$204,493.33
		61-72	$22.46	$209,626.67
		73-84	$23.02	$214,853.33
		85-96	$23.60	$220,266.67
		97-108	$24.19	$225,773.33
		109-120	$24.79	$231,373.33

As used herein, the term "Lease Month" shall mean each calendar month during the Term, and if the Commencement Date does not occur on the first (1st) day of a calendar month, the period from the Commencement Date to the first (1st) day of the next calendar month shall be included in the first (1st) Lease Month and the Monthly Rent applicable to such partial month shall be prorated and paid at the rate applicable to Lease Month 1, and shall be payable on the first day of Lease Month 1, subject to any additional abatement pursuant to Exhibit B.

L.	Initial Monthly Estimated Operating Expenses:
$95,666.67 (based on a annual rate of $10.25 per rentable square foot), which is Landlord's good faith estimate of Operating Expenses for calendar year 2014. A breakdown of this cost estimate (itemized by major cost category) is attached to this lease as Exhibit I.

M.	Tenant's Pro Rata Share:
60.09%. Tenant's Pro Rata Share shall be determined by dividing the rentable area of the Premises by the rentable area of the Building and multiplying the resulting quotient, to the second decimal place, by one hundred.

N.	Normal Business Hours of Building:	Monday through Friday: 7:00 a.m. to 6:00 p.m. (Holidays excepted) Saturday: 8:00 a.m. to 1:00 p.m. (Holidays excepted) Sunday: None

O.	Holidays:
New Year's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day; provided that in the event any of the foregoing occur on a Saturday or a Sunday, then the term Holiday shall include any weekday that is the weekday commonly recognized by businesses to close for such Holiday.

P.	Brokers:	Landlord's: Transwestern Tenant's: CBRE, Inc.
Q.	Parking Rights:	Refer to Article 26.
R.	Guarantor:	John Wood Group, PLC
The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease set forth below. The capitalized terms, and the terms defined in Article 29, shall have the meanings set forth herein or therein (unless otherwise modified in this Lease) when used as capitalized terms in other provisions of this Lease.
ARTICLE 2. PREMISES, TERM AND COMMENCEMENT DATE
A.    Delivery and Acceptance. Landlord and Tenant acknowledge that this Lease covers space in a four story Class "A" office building (the "Building") containing approximately 186.375 square feet of rentable area, with the Building to be served by a pre-cast parking garage (the "Garage") connected to the Building by a covered walkway , all to be constructed by Landlord on the land legally described on Exhibit A-J hereto (the "Land ") in accordance with the terms and conditions set forth in Exhibit B attached hereto and made a part hereof and other applicable provisions of this Lease. The Building will initially be known as "Westgate II" (subject to Article 7.J. hereof). The Land, the Building, the Garage and the other Common Areas (as hereinafter defined) are sometimes collectively referred to herein as the "Project." The Project is part of an office building complex which will initially be known as "Westgate" to be comprised of (i) the Project, (ii) the project which will initially be known as Westgate III containing an office building ("Building 3"), a parking garage (the "Building 3 Garage") and associated common areas, including without limitation that certain greenspace located between the Building and Building 3 (the "Buildings 2 and 3 Plaza ") as shown on Exhibit A -5, and (iii) the project to be known as Westgate I, containing an office building ("Building l"), a parking garage (the "Building l Garage") and associated common areas (collectively, the "Complex"). A site plan of the Complex is attached hereto as Exhibit A-5. Landlord hereby leases and demises to Tenant and Tenant hereby takes and leases from Landlord the Premises identified in Article land shown on the final floor plans to be attached hereto as Exhibit A-2 upon completion of the Tenant Working Drawings, for the Term commencing on the Commencement Date and ending on the Expiration Date set forth in Article 1, unless sooner terminated as provided herein, subject to the provisions herein contained. The actual Commencement Date and the actual Expiration Date shall be confirmed by execution of the Commencement Date Confirmation in the form as set forth in Exhibit E. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in Delivery Condition no later than September 1, 20 13 (the actual date of delivery being the "Delivery Date"). If Landlord delays delivering possession of the Premises in Delivery Condition beyond September 1, 2013, Landlord shall have no liability for loss or damage resulting therefrom except as set forth in Exhibit B. If the Delivery Date occurs prior to September 1, 2013. Tenant may, but shall not be obligated to, commence Tenant's Work prior to September 1, 2013. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. Further, after Substantial Completion (as defined in Exhibit B) of Landlord's Work and subject to compliance with all applicable Laws (hereinafter defined), including receipt of a certificate of occupancy for the applicable portion of the Premises to be occupied by Tenant, upon substantial completion of the Tenant's Work (as defined in Exhibit B attached hereto) therein, Tenant shall have the right to occupy the Premises on a floor by floor basis for the conduct of Tenant's business operations therein prior to the Commencement Date: provided that such occupancy shall be deemed to occur in full floor increments with respect to the third (3rd) and fourth (4th) floors, and if Tenant occupies any portion of the Premises located on the fast (1st) or second (2nd) floors, tenant shall be deemed to have occupied all of the Premises located on such floor. For example, if Tenant occupies any portion of the fourth (4th) floor of the Building for the conduct of business prior to the Commencement Date, Tenant shall be deemed to have occupied the entire fourth (4th) floor. In the event Tenant occupies any floors of the Premises for the conduct of business prior to the Commencement Date (an "Early Occupancy"), such occupancy shall be subject to all of the terms and conditions of th.is Lease: except that Tenant shall pay Operating Expenses for the portion of the Premises occupied (or deemed occupied), which Operating Expenses shall be deemed to be $10.15 per rentable square foot per annum in monthly installments (and prorated on a daily basis for any partial month). Such payments shall be made in accordance with Article 3 below. Notwithstanding the foregoing, in the event Tenant leases the entire Building on or before September 30, 2013 pursuant to Section II of Exhibit C attached hereto and Tenant elects to self-manage the Project pursuant to Article 4.C below, then in the event Tenant occupies any portion of the Premises for the conduct of Tenant's business prior to the Commencement Date, Tenant shall be deemed to have occupied the entire Premises and shall commence such self-management on the date of occupancy, in which case Tenant shall not be required to pay Operating Expenses in the amount of $10.25 per rentable square foot per annum as provided above (but Tenant will be obligated to pay that portion of Operating Expenses Tenant is otherwise responsible for during any self-management period during such early occupancy). By taking possession of the Premises or any portion thereof, Tenant is deemed to have accepted the Premises or such portion thereof and agreed that the Premises or such portion thereof is in good order and satisfactory condition (Landlord's obligation to correct any latent defects in the Landlord's Work, Landlord's remaining obligations under Exhibit B and Landlord's repair and maintenance obligations expressly set forth in this Lease all excepted), with no representation or warranty by Landlord as to the condition of the Premises or the Building or suitability thereof for Tenant's use. NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE REGARDING THE SUITABILITY OF THE PREMISES ON TH E COMMENCEMENT DATE. TO THE EXTENT PERMITTED BY LAW, TENANT WAIVES ANY IMPLIED WARRANTY OF SUITABILITY, HABITABILITY OR OTHER IMPLIED WARRANTIES THAT LANDLORD WILL MAINTAIN OR REPAIR THE PREMISES OR ITS APPURTENANCES EXCEPT AS MAY BE CLEARLY AND EXPRESSLY PROVIDED IN THIS LEASE AND TENANT HAS NOT RELIED ON ANY SUCH IMPLIED WARRANTIES. Tenant hereby accepts this Lease upon the covenants and conditions set forth herein and except as expressly set forth to the contrary in this Lease, subject to any encumbrances, covenants, conditions, restrictions and other matters of record and all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and regulating the use of the Premises.
B.    Buildings 2 and 3 Plaza. Landlord and Tenant acknowledge that concurrently with the execution of this Lease, Tenant is also executing a lease with Landlord covering the entire rentable area of Building 3 (the "Building 3 Lease"). The initial term of the Building 3 Lease is anticipated to expire on or about December 31, 2026. Notwithstanding anything to the contrary set forth in this Lease, so long as Tenant leases all of the rentable area in Building 3 (including during any renewal term of the Building 3 Lease), except as otherwise required by applicable Law, Landlord agrees not to remove the Buildings 2 and 3 Plaza or reduce the size of the Buildings 2 and 3 Plaza or change the use of the Buildings 2 and 3 Plaza.
C.    Conditions Precedent. Landlord's obligations hereunder are subject to the condition precedent that Landlord, or its successor or assignee, close the purchase of the Land pursuant to that certain Purchase and Sale Agreement dated as of February 23, 2012 by and between Hearst Newspapers, LLC. a Delaware limited liability company as seller, and Landlord, as purchaser, and close the loan (as evidenced by the recordation of the deed of trust executed in connection therewith) for Landlord's or its successor's or assignee's construction of the Complex on or prior to September 30, 2012. Landlord shall provide Tenant written notice of such closing (accompanied by fully executed originals of this Lease and the subordination, non-disturbance and attornment agreement referenced in Article 17 (the "SNDA")) within three (3) Business Days following the date of closing. In the event Landlord or its successor or assignee fails to purchase the Land and close the loan as provided above for Landlord's or its successor's or assignee's construction of the Complex (and provide written notice thereof to Tenant within three (3) Business Days thereafter) and provide Tenant with a fully executed original of this Lease and the SNDA on or prior to September 30, 2012, as Tenant's sole and exclusive remedy, Tenant may, at its option, terminate this Lease by written notice to Landlord at any time thereafter, but prior to the closing of Landlord's (or its successor's or assignee's) purchase of the Land and closing of the construction loan, and upon such termination , neither party shall have any liability under this Lease.
ARTICLE 3. RENT
A.    Monthly Rent. Tenant shall pay Monthly Rent and Additional Rent in advance on or before the first day of each month of the Term. If the Term shall commence on a day other than the first day of a month, the Monthly Rent and Additional Rent for the first partial month shall be prorated on a per diem basis as provided in Article 1K.
B.    Additional Rent. Tenant's Pro Rata Share of Operating Expenses payable by Tenant pursuant to Article 4.
C.    Rent. Monthly Rent, Additional Rent and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease are herein referred to collectively as "Rent" and all remedies applicable to the nonpayment of Rent shall be applicable thereto. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.
D.    Place of Payment, Late Charge, Default Interest. Rent and other charges required to be paid under this Lease, no matter how described, shall be paid by Tenant to Landlord at the Building Manager's address Listed in Article 1, or to such other person and/or address as Landlord may designate in writing pursuant to Article 30.C., without any prior notice or demand therefor and without abatement, deduction or set-off or counterclaim (except as otherwise expressly set forth in this Lease). If Tenant fails to pay any installment of Monthly Rent and Additional Rent or any other item of Rent when due and payable hereunder, a "Late Charge" equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord provided. Tenant shall be entitled to a grace period of five (5) days after Tenant's receipt of written notice from Landlord with respect to the first two (2) late payments in any calendar year. Following an event of default, any Rent not paid when due shall also bear interest at the Default Rate from the date due until paid by Tenant.
ARTICLE 4. TAXES AND OPERATING EXPENSES
A.    Payment of Operating Expenses. It is agreed that during each month during the Term, or any extension thereof, Tenant shall pay to Landlord as Additional Rent, Tenant's Pro Rata Share of Operating Expenses. Such payments shall be made at the same time as Monthly Rent is paid , and shall be in an amount equal to one-twelfth (1/12) of Landlord's estimate (as determined by Landlord in its reasonable discretion) of Tenant's Pro Rata Share Operating Expenses (the "Estimated Operating Expenses"). A final adjustment (the "Operating Expenses Reconciliation") shall be made between the parties as soon as practicable (but in no event later than May 31 ) following the end of each Lease Year comparing the actual Tenant's Pro Rata Share of Operating Expenses to the Estimated Operating Expenses.
Operating Expenses shall be determined in accordance with sound real estate accounting principles consistently applied. As soon as practicable following the end of each Lease Year (but in no event later than May 31), Landlord shall submit to Tenant a written statement setting forth the Estimated Operating Expenses for the following Lease Year which statement shall also set forth the Operating Expenses Reconciliation for the Lease Year just completed (both itemized in reasonable detail by major cost category and in a reasonably consistent format from year to year, but allowing for reasonable adjustments in such formal from time to time so long as any such adjustments in such format are explained/reconciled in reasonable detail). To the extent that the Operating Expenses Reconciliation is different from the Estimated Operating Expenses paid by Tenant during the Lease Year just completed. Tenant shall pay Landlord the difference within thirty (30) days following receipt by Tenant of such statement from Landlord, or Landlord shall pay Tenant the difference within thirty (30) days following Landlord's issuance of such statement to Tenant, as applicable. Until Tenant receives such statement, Additional Rent for the new Lease Year shall continue to be paid at the rate being paid for the particular Lease Year just completed, but Tenant shall commence payment to Landlord of the monthly installment of Additional Rent on the basis of said statement beginning on the first day of the calendar mon th following the end of the calendar month in which Tenant receives such statement. In addition to the above, if, during any particular Lease Year, there is a material change in the information on which Landlord based the estimate upon which Tenant is then making its payment of Estimated Operating Expenses so that such Estimated Operating Expenses furnished to Tenant is no longer accurate in any material respect, Landlord shall be permitted to revise such Estimated Operating Expenses (but no more than two (2) such revisions in any calendar year during the Term) by notifying Tenant in writing accompanied by the revised statement of Estimated Operating Expenses in the same format as the previous statement and noting the revisions). In such event, Tenant's payments of Additional Rent shall be adjusted (commencing on the first day of the first calendar mon th that is at least thirty (30) days after the date such revised statement is received by Tenant) as shall be necessary by either increasing or decreasing, as the case ma y be, the amount of Additional Rent then being paid by Tenant for the balance of the Lease Year (but in no event shall any such decrease result in a reduction of Monthly Rent). Landlord's and Tenant's responsibilities with respect to the Additional Rent described herein shall survive the expiration or early termination of the Term.
If following written notice to Landlord of any planned vacancy by Tenant of full floor portion(s) of the Premises , in the event Tenant ceases to occupy (but still leases) any full floor portion(s) of the Premises, Tenant shall, commencing with the first day of the calendar month following the calendar month in which such vacancy period commences, receive a credit against Rent equal to the janitorial costs savings realized by Landlord with respect to such portion(s) of the Premises, due to the reduction in janitorial services provided to such area(s) during such vacancy period as reasonably estimated by Landlord (and substantiated to Tenant).
If the Building is not one hundred percent (100%) occupied, in the aggregate, during any particular Lease Year or Landlord is not providing services to one hundred percent (100%) of the rentable area of the Building at any time during any Lease Year, Landlord may adjust those Operating Expenses which vary with the rate of Building occupancy for the particular Lease Year, or portion thereof. as the case may be, to reflect a one hundred percent (100%) occupancy rate of the Building and provision of services to one hundred percent (100%) of the rentable area of the Building for the entire Lease Year. Landlord shall use a consistent "gross-up" methodology from year to year during the Term, and i n no event shall collect more than one hundred percent (100%) of the actual Operating Expenses incurred by Landlord in any Lease Year during the Term. Further, in no event shall Taxes or insurance costs be grossed-up during the Term.
Notwithstanding the foregoing, for purposes of computing Tenant's Pro Rata Share of Operating Expenses, commencing on January 1, 2016, the Controllable Operating Expenses hereinafter defined) for each calendar year of the Term shall not increase by more than four percent (4%) per calendar year on a compounding and cumulative basis over the course of the Term. In other words, Controllable Operating Expenses for calendar year 2016 shall not exceed l 04% of the Controllable Operating Expenses for calendar year 2015. Controllable Operating Expenses for calendar year 2017 shall not exceed 104% of the limit on Controllable Operating Expenses for calendar year 2016, etc. By way of illustration, if Controllable Operating Expenses were $10.00 per rentable square foot of the Premises for calendar year 2015, then Controllable Operating Expenses for calendar year 2016 shall not exceed $ 10.40 per rentable square foot in the Premises, and Controllable Operating Expenses for calendar year 2017 shall not exceed $10.816 per rentable square foot in the Premises. "Controllable Operating Expenses" shall mean any and all Operating Expenses exclusive of (i) the cost of wages and salaries to the extent of increases in minimum wage required by federal or state law or to the extent of increases required by a collective bargaining agreement, (ii) the cost of utilities, including Electrical Costs, (iii) the cost of insurance, (iv) taxes and assessments and governmental charges, including Taxes, (v) management fees (but the management fee percentage shall not exceed the maximum three percent (3%) management fee percentage set forth in Article 29(o)), and (vi) to the extent properly included in Operating Expenses, the costs of Required

Capital Improvements. Notwithstanding anything to the contrary set forth in this Lease, in the event Tenant leases all of the rentable area in the Building (exclusive of that allocated to a property management office, if any) and elects to self-manage the Project pursuant to Article 4.C below, during any period of self-management by Tenant, Landlord's estimates and Tenant's payments of Estimated Operating Expenses pursuant to this paragraph and Tenant's audit right set forth in Article 4.B below shall be limited to only those items of Operating Expenses that Landlord will continue to incur and pass through to Tenant during any self-management period, and the cap on Controllable Operating Expenses set forth in this paragraph shall not be applicable during any self-management period .
B.    Disputes Over Operating Expenses. If Tenant disputes the amount of an Operating Expenses Reconciliation, Tenant shall give Landlord written notice of such dispute within ninety (90) days after Tenant's receipt of the Operating Expenses Reconciliation. Except as otherwise expressly set forth below in this Article 4.B., Tenant's failure to give such notice shall constitute a waiver of its right to dispute the amounts so determined. If Tenant timely objects, Tenant shall thereafter have the right to engage its own accountants who shall be employed by a nationally (or regionally) recognized firm of public accountants who may not be compensated to any extent by Tenant for such purposes on a contingent fee basis ("Tenant's Accountants") for the purpose of verifying the accuracy of the Operating Expenses Reconciliation statement in dispute by conducting an audit of Landlord's books and records with respect to Operating Expenses. Tenant's Accountants shall have ninety (90) days following the date Landlord makes all applicable books and records available to Tenant's Accountants (either at the Project or at another location located in the continental United States) to conduct such audit and thereafter to submit such audit results to Landlord. Landlord and its agents shall cooperate with Tenant's Accountants' in connection with such audit. If Tenant's Accountants determine that an error has been made, Landlord and Tenant's Accountants shall endeavor to agree upon the matter, with in sixty (60) days following Landlord's receipt of such audit results, failing which Landlord and Tenant's Accountants shall jointly select (within thirty (30) days following the expiration of such sixty (60) day period ) an independent certified public accounting firm of national (or regional) standing (the "Independent Accountant") which firm shall conclusively determine whether the Operating Expenses Reconciliation is accurate, and if not what amount is accurate within forty-five (45) days following its selection. Both parties shall be bound by such determination. If either Landlord or Tenant does not participate in choosing the Independent Accountant within the thirty (30) day period referenced above, then the other a party's determination of the accuracy of the Operating Expenses Reconciliation statement shall be conclusive and Landlord and Tenant shall be bound thereby. All costs incurred by Tenant in obtaining Tenant's Accountants and the cost of the Independent Accountant shall be paid by Tenant unless Tenant's Accountants disclose an error, acknowledged by Landlord (or found to have conclusively occurred by the Independent Accountant), of more than five percent (5%) in the computation of the total amount of Operating Expenses as set forth in the statement submitted by Landlord with respect to the matter in dispute; in which event Landlord shall pay the reasonable costs incurred by Tenant in obtaining both such audits in addition to refunding any overpayment to Tenant within thirty (30) days following the final resolution of such audit results. Tenant shall continue to timely pay Landlord Additional Rent as set forth herein during the foregoing dispute resolution process. If the parties agree or if the third-party procedure described above determines that Landlord overstated Operating Expenses for the year in question by more than five percent (5%), Tenant's Accountants shall have an additional ninety (90) days following the initial dispute resolution to further examine Landlord's books and records pertaining to the three (3) previous calendar years, but only with respect to the specific items of Opera ting Expenses that were determined to have been overstated by more than five percent (5%) in the initial audit. Landlord and its agents shall cooperate with Tenant's Accountants in connection with such additional review. Landlord's delay in submitting any statement contemplated herein for any Lease Year shall not affect the provisions of this paragraph , nor constitute a waiver of Landlord's rights as set forth herein for said Lease Year or any subsequent Lease Years during the Term or any extensions thereof, but in no event may Landlord seek to collect as part of Operating Expenses (or otherwise) any expense properly charged to Tenant which is not billed to Tenant within two (2) years after the last day of the calendar year in which Landlord incurs such expense. Tenant agrees that any information obtained during an inspection by Tenant of Landlord's books of account and records shall be kept in confidence by Tenant and its agents and employees and shall not be disclosed to any other parties, except to Tenant' s employees, attorneys, accountants and other consultants.
C.    Self-Management Rights. Notwithstanding the foregoing provisions of this Article 4, at any time during the Term, Tenant, upon three (3) months prior written notice to Landlord shall have the right to self-manage the Project by entering into a property management agreement with Landlord in a commercially reasonable form acceptable to both Landlord and Tenant in which Tenant agrees to be the property manager for the Project in accordance with the following terms:
(1)    In the event Tenant notifies Landlord in writing of its intent to self-manage the Project, Landlord shall terminate the then existing Building Manager. In the event Tenant exercises the option to self-manage the Project, then Tenant shall covenant, represent and warrant to Landlord that Tenant shall maintain, manage, operate, repair and replace the Project in a first class manner consistent with the standards of other comparable Class "A" office buildings of comparable and size in the West Houston/Energy Corridor submarkets of Houston, Texas ("Comparable Buildings"). Such management standard is hereinafter referred to as "Tenant's Self-Management Standard". In the event Tenant exercises the option to self-manage the Project, then (j) the caps on Controllable Operating Expenses set forth in Article 4.A of this Lease shall not apply during Tenant's self-management period (and if Tenant' s self-management period ends, such caps shall be reinstated commencing in the second calendar year after Tenant's self-management period ends with the first calendar year after Tenant's self-management ends establishing the new baseline for Controllable Operating Expenses). Landlord hereby agrees to name Tenant as an "additional insured" on Landlord's commercial general liability insurance policy for the Project, and agrees to cause its contractors performing work at the Project to carry commercially reasonable amounts of commercial general liability insurance (given the scope of work to be performed) and to name Tenant as an additional insured on each such policy prior to commencement of work at the Project. If Tenant defaults under its management agreement with Landlord as set forth in this Article 4.C, then following thirty (30) days' notice and opportunity to cure such default (provided however, that if such default cannot reasonably be cured within such thirty (30) day period , Tenant shall have such additional period of time reasonably necessary to cure such default [not to exceed an additional ninety (90) days], so long as Tenant commences to cure such default within such thirty (30) day period and diligently prosecutes same to completion), Landlord shall have the right to terminate such management agreement with Tenant and to enter into a new third party management agreement consistent with the terms of Article 7.M of this Lease.
(2)    Notwithstanding anything in this Article 4.C to the contrary, the terms and provisions of this Article 4.C (including Tenant's right to self-manage the Project) shall only apply if Tenant (or any assignee who is a Permitted Transferee) leases all of the rentable area of the Building (exclusive of that allocated to the property management office, if any). At all times while Tenant elects to self-manage the Project, Tenant. (and not Landlord) shall be responsible for maintaining the interior and exterior of the Project consistent with the standards of other Comparable Buildings and providing the services to be provided by Landlord under this Lease, including the services set forth in Article 7 below (provided that Tenant may adjust the level- of such services so long as Tenant otherwise maintains the Project consistent with the standards of Comparable Buildings). and Landlord shall not be liable for any failure or interruption of such services, provided that in the event an interruption of an Essential Service (hereinafter defined) in the Premises and/or the Common Areas necessary for use of the Premises that renders the Premises or any portion thereof untenantable that is caused by Landlord's failure to perform its repair and replacement obligations under this Article 4.C. or by the negligence or willful misconduct of Landlord, its agents, employees or contractors (and is not caused by a fire or other casualty, in which case Article 10 shall control), Tenant shall have the remedies set forth in Article 7.N. below (but Tenant shall not be entitled to the Rent abatement and Lease termination remedies set forth in Article 7.N with respect to an interruption of an Essential Service for any other reason).
(3)    In addition, Tenant shall promptly pay, before delinquency, all Operating Expenses associated with the Project, and all other costs which Landlord would otherwise be required to pay (which are subject to reimbursement by Tenant under the terms of this Lease) if Landlord had engaged a property management company to perfom such services; provided that (i) if Tenant, as provided below, docs not maintain (and pay for directly) the property insurance set forth in Article 8.D., Landlord will continue to maintain the insurance required to be maintained by Landlord pursuant to Article 8.D of this Lease (and Tenant shall be responsible for reimbursing Landlord for the costs thereof as part of Operating Expenses) and (ii) Tenant will pay ad valorem taxes for the Project directly to the applicable taxing authorities and will pay all fees payable to tax consultants and attorneys for consultation and contesting such ad valorem taxes (except as otherwise set faith in Article 4.D(2) below.
(4)    Tenant shall also maintain the Project's systems (including all heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical system. plumbing systems and life safety systems) in good repair and condition and in accordance with all applicable Laws, codes, rules and regulations and with such equipment manufacturers' suggested operation/maintenance service program . Such obligation shall include replacement of all equipment necessary to maintain such equipment and systems in good working order (however, Tenant shall only be obligated to pay for such items to the extent that the cost thereof would properly be included in Operating Expenses under the terms of this Lease during the Term) and (i) any additional expenses required to be paid by Landlord in connection with such replacements which are not included in Operating Expenses, and (ii ) any amounts with respect to such replacements attributable to the amortization periods of any capital expenditures includable in Operating Expenses with useful lives that exceed the remainder of the Term shall be first approved in writing by Landlord prior to Landlord incurring such expenditures. Tenant shall provide Landlord with copies of all material inspection reports, compliance certificates and other documentation received by Tenant in connection with the Project systems with respect to any Lease Year during which Tenant self manages the Project annually on or before April 30th of the subsequent Lease Year. On or before the date on which Tenant's self-management term begins, Tenant shall enter into regularly scheduled (no less than quarterly) preventative maintenance service contracts for such equipment, each in compliance with Landlord's historical maintenance and repair standards and specifications, and otherwise in form and substance and with a contractor reasonably acceptable to Landlord, and deliver copies thereof to Landlord unless Tenant elects to self perform the preventative maintenance services. At least fourteen (14) days before the end of the earlier of the Term or the end of Tenant's self-management term, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the Project's systems are then in good repair and working order (normal wear and Lear excepted) and no deferred maintenance items exist. Landlord may from time to time inspect the Project in accordance with Article 13.C of this Lease to insure that Tenant is properly maintaining the same. If Tenant is not properly maintaining the Project and such failure continues for thirty (30) days after Landlord's written notification thereof to Tenant (provided, however, that if such failure cannot reasonably be cured within such thirty (30) day period , Tenant shall have such additional period of time reasonably necessary (but not to exceed an additional ninety (90) days) to cure such failure. so long as Tenant commences to cure such failure within such thirty (30) day period and diligently prosecutes same to completion), and such failure continues for an additional five Business Days following Tenant's receipt of Landlord's second written notice thereof, in addition to Landlord's right to terminate Tenant's self management agreement, Landlord may have such items performed and thereafter Tenant shall reimburse Landlord the reasonable, out-of pocket expenses incurred by Landlord in connection with such work within thirty (30) days after written request together with reasonable supporting documentation therefor (e.g., invoices).
(5)    Any election by Tenant to self-manage the Project shall be irrevocable for a period of one (1) year after Tenant commences such self-management , and in the event Tenant elects to discontinue any period of self-management , Tenant shall provide notice of such discontinuance to Landlord at least ninety (90) days prior to the expiration or such one (1) year period.
(6)    If, while Tenant is self-managing the Project, if Tenant ceases to lease all of the rentable area of the Building (exclusive of that allocated to the property management office, if any), Landlord may terminate such self-management right by notifying Tenant thereof in writing at least forty-five (45) days in advance, and thereafter Landlord shall again begin to provide the services to be provided by Landlord under this Lease; and
(7)    The provisions of Article 4A and B of the Lease shall continue to apply to those Operating Expenses (i.e., amortization of permitted capital expenditures, franchise taxes, and. if applicable, insurance premiums) that Landlord will continue to pay (and for which Tenant will continue to reimburse Landlord) during Tenant's period of self-management. Notwithstanding the foregoing provisions of this Article 4, Tenant shall have the right to elect to maintain property insurance on the Project with Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed provided that the following conditions are satisfied: (i) Tenant shall replicate the coverage that Landlord carries with respect to the Project with a carrier that has the same or better rating in the current Best's Insurance Guide, (ii) Tenant shall comply with all requirements of Lender with a Mortgage on the Project (including obtaining such Lender's consent to maintain the property insurance if required under the Mortgage), and (iii) Tenant can obtain such insurance at a cost that is less than ninety-five percent (95%) of the cost of such insurance if purchased by Landlord. Upon request from Tenant, Landlord shall promptly provide Tenant with the coverages that Landlord carries and the current cost of such coverages.
(8)    During Tenant's self-management period, annually during the Term not later than April 30 of each calendar year, Tenant shall deliver to Landlord financial reports and all supporting documentation reasonably satisfactory to Landlord pertaining to the operation and management of the Project for the prior calendar year, including the following: general ledger, check register , bank reconciliation with a copy of the supporting bank statement, actual/budget analysis report, and copies of all paid invoices. Upon the earlier to occur of (i) termination of Tenant's self-management period. or (ii) the expiration or earlier termination of the Term, to the extent not previously provided to Landlord pursuant to the terms of this Article 4.C, Tenant shall deliver to Landlord a copy of all books and records (including invoices) in Tenant's possession with respect to the Project relating to the period of Tenant's self-management, together with originals (or copies if Tenant does not have originals in its possession or control) of all permits, plans, licenses, contracts, other documents pertaining to the Project and any and all other records or documents pertaining to the Project, whether or not enumerated herein, which are reasonably necessary or desirable for the ownership and operation of the Project. In no event shall Landlord have any liability to Tenant or any third party in connection with any contract entered into by Tenant during Tenant's period of self-management with respect to the Project.
(9)    Notwithstanding the foregoing election by Tenant to self-manage the Project, Landlord shall continue to have the responsibility (to the extent otherwise set forth in this Lease) to repair and replace the roof (and roof membrane) of the Project, the exterior walls of the Project, the exterior windows, exterior doors and glass of the Project, the interior and exterior Project structure, load bearing walls and columns, foundations, floor slabs, sidewalks, driveways and parking areas of the Project, and capital repairs and replacements of all Project systems and the cost thereof shall be paid by Tenant to Landlord as Operating Expenses to the extent the same qualify as Operating Expenses pursuant to this Lease . Upon Tenant's knowledge of the need of any required repair or replacement of any of the foregoing described areas of the Project, Tenant shall promptly notify Landlord thereof. Subject to Landlord's review and approval of such required repair and replacement, including the cost thereof, and provided that Tenant complies with the terms and conditions of Article 5.C with respect thereto, except that Tenant shall not be required to pay for any review costs or construction management fees payable to Landlord or third parties in connection therewith to the extent such costs would not be includable in Operating Expenses if Landlord had performed such required repair or replacement, upon Landlord's prior approval (which approval shall not be unreasonably withheld, conditioned or delayed), Tenant shall be permitted to make such repair and/or replacement on Landlord's behalf, and Landlord shall reimburse Tenant for the cost thereof (not to exceed the cost approved by Landlord) within thirty (30) days after receipt of an invoice thereof containing substantiation of such costs.
The terms of this Article 4.C shall only apply during the period that Tenant self manages the Project.

D.    Taxes. Landlord shall pay all Taxes with respect to the Project during the Term, which shall be included as pan of the Operating Expenses.
(1)    Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. Landlord will exercise commercially reasonable business judgment in its decisions to protest Taxes consistent with the standards of landlords of Comparable Buildings in an effort to limit increases in Taxes to the extent reasonably possible. Within ten (10) Business Days after Landlord' s receipt of a notice of the appraised value of the Project from the Harris County Appraisal District (or successor body) (the "Appraised Value Notice"), Landlord will deliver a copy of the Appraised Value Notice to Tenant. At least fifteen (15) Business Days prior to the last day a protest may be filed with respect to the appraised value of the Premises for any applicable year, Landlord shall deliver written notice to Tenant informing Tenant as to whether or not Landlord has elected to protest the validity and/or amount of the anticipated Taxes based on the appraised value of the Project for such year. If Landlord elects to contest the amount or validity, in whole or in part, of any Taxes, any reasonable costs, fees and expenses incurred by Landlord shall be included as Operating Expenses. If at any time during the Term, Tenant together with any Permitted Transferees lease more than fifty percent (50%) of the rentable square feet in the Building and Tenant desires that Landlord contest any Taxes, then Tenant shall provide Landlord written notice thereof within ten (10) Business Days after Tenant's receipt of Landlord's notice electing not to protest Taxes, expressly requesting that Landlord contest such Taxes. If Tenant's notice requesting that Landlord contest any Taxes is submitted to Landlord within such ten (10) Business Day period. Landlord shall contest the amount or validity, in whole or in part, of any Taxes, by appropriate proceedings initiated prior to the protest deadline. Landlord shall keep Tenant reasonably informed of, and shall permit Tenant to attend (but not actively participate in) any meetings with third-party consultants and government officials relating to the prosecution of any such protest, but Landlord shall control the protest. Notwithstanding the foregoing, Landlord will not terminate the protest requested by Tenant or otherwise compromise or settle the same without Tenant's consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall receive Tenant's Pro Rata Share of any reduction resulting from a protest of the Taxes (net of Landlord's costs i n connection therewith) and shall be responsible for Tenant's Pro Rata Share of any increase in Taxes resulting from such protest of Taxes, which will be pa id by Tenant as Additional Rent under this Lease.
(2)    Notwithstanding the foregoing, during any period that Tenant together with any Permitted Transferees lease all of the rentable square footage of the Building (exclusive of that allocated to the property management office, if any), the provisions of Article 4.D(l) shall not apply and the following shall govern Landlord's and Tenant's rights and obligations with respect contesting Taxes. Further, Landlord shall cooperate with Tenant in connection with Tenant having the Appraised Value Notice sent directly to Tenant in addition to Landlord. Tenant, at Tenant's sole cost and expense, may protest Taxes and Landlord may not protest Taxes unless Tenant elects not to do so. Within ten (10) Business Days after Landlord's receipt of an Appraised Value Notice, Landlord will deliver a copy thereof to Tenant. At least fifteen (15) Business Days prior to the last day a protest may be filed with respect to the appraised value of the Premises for any applicable year, Tenant shall deliver written notice to Landlord informing Landlord as to whether or not Tenant will elect to protest the validity and/or amount of the anticipated Taxes based on the appraised value of the Project for such year. If Tenant elects to contest the amount or validity, in whole or in part, of any Taxes, Tenant will do so at its sole cost and expense. If Tenant elects to protest Taxes in accordance with this paragraph , then Tenant will keep Landlord reasonably informed of matters related to the protest, provide Landlord ·with copies of all documents and other instruments filed or delivered in connection with such protest and shall permit Landlord or its representatives to attend meetings with third-party consultants and government officials relating to the protest of Taxes. Landlord shall cooperate with Tenant in such regard at no cost or expense to Landlord, but Tenant shall control any protest and shall have the sole right to terminate any protest or otherwise compromise or settle same. Tenant shall receive the benefit of any reduction resulting from a protest of the Taxes and shall be responsible for any increase in Taxes resulting from such protest of Taxes, which will be paid by Tenant as Additional Rent under this Lease. I f during the Term, special assessment(s) are imposed against the Project, and Landlord is allowed to pa y same in installment(s), Landlord will be prudent in its decision whether to elect to pay same in installment(s) or in lump sum, given the amount of the special assessment involved and the practices of landlords of Comparable Buildings. If Landlord elects to pay such assessment in installment(s), only the installment payment due i n any particular Lease Year will be included in Taxes for such Lease Year. If Landlord elects to pay such assessment in Jump sum, only the portion thereof attributable to a particular Lease Year will be included in Taxes for such Lease Year. lf any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant and if any such taxes are levied or assessed against Landlord and (a) Landlord pays them or (b) the assessed value of Landlord's property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within thirty (30) days after Tenant's receipt of Landlord's invoice therefor itemized in reasonable detail. Landlord and Tenant agree that they will work together to obtain real estate tax abatements and personal property tax abatements from the City of Houston and Harris County tax i ng authorities which shall be passed along to Tenant. Tenant shall have the right to participate with Landlord in the proposed tax abatement petitions and in determining the time period(s) for receiving same.

(3)    Notwithstanding anything to the contrary set forth in this Lease, in the event the Project is sold, Landlord shall reimburse Tenant for Tenant's actual out-of-pocket expenses up to $40,000.00 incurred in contesting ad valorem taxes for the calendar year immediately following the calendar year of the sale. Such reimbursement shall be made by Landlord within thirty (30) days after receipt of an invoice from Tenant for such costs, which invoice shall include documentation substantiating the amount thereof.
E.    Budgets. Landlord shall use commercially reasonable efforts to operate the Building in an efficient and cost effective manner consistent with the standards of Comparable Buildings. Provided that Tenant together with any Permitted Transferee(s) lease more than fifty percent (50%) of the rentable square feet of the Building, upon Tenant's written request. Landlord and Tenant shall meet not more than one time in calendar year 2014 and not more than one time in each calendar year thereafter during the Term (no later than December l each year) to review and discuss Landlord's budget (in reasonably detailed line item format) of Operating Expenses for the Project for the following calendar year prior to its implementation, but no event shall Tenant have the right to approve such budget.
ARTICLE 5. LANDLORD'S WORK, TENANT'S WORK, ALTERATIONS AND ADDITIONS
A.    Landlord's Work. Landlord shall construct the Project in accordance with Landlord's obligations as set forth in the work letter agreement attached hereto as Exhibit B, and hereinafter referred to as "Landlord's Work."
B.    Tenant's Work. Tenant, at its sole cost and expense (subject to the Construction Allowance [as defined in Exhibit B]), shall perform and complete Tenant's Work (as defined in Exhibit B). Tenant shall complete all of Tenant's Work in good and workmanlike manner, fully paid for and free from liens, in accordance with the plans and specifications approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary contained i n this Lease, Tenant, along with Tenant's agents, contractors , subcontractors, consultants and architects, shall have the right to enter and have access to the Project during Landlord's construction of the Landlord's Work and prior to the Delivery Date (the "Early Access Period"), for the sole purpose of inspecting the applicable portion(s) of the Project, the planning of Tenant's Work, and the performance of certain Tenant's Work to the extent Tenant determines that it is feasible and advantageous or efficient for Tenant to do so, provided that such early occupancy shall be subject to all of the terms, provisions and obligations under this Lease, excluding the payment of Rent. Notwithstanding the foregoing, Tenant shall only be provided such access during the Early Access Period so long as such access does not materially interfere with Landlord's construction of the Landlord's Work, as determined by Landlord in its reasonable discretion. Effective on the Delivery Date, Tenant shall have the right to possession of the Premises to perform Tenant's Work and install its fixtures and prepare the Premises for the operation of Tenant's business. Notwithstanding the fact that foregoing activities by Tenant may occur prior to the scheduled Commencement Date, Tenant agrees that all of Tenant's obligations provided for in this Lease shall apply during such period with the exception of any obligation to pay Rent (except for payment of Operating Expenses as set forth in Article 2.A above in the event of an Early Occupancy).
C.    Alterations. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises (collectively, "Alterations"), without first obtaining the written consent of Landlord. such consent not to be unreasonably withheld, conditioned or delayed so long as the proposed Alteration does not affect the exterior of the Building, in which event Landlord may withhold its consent in Landlord's sole discretion, except with respect to Tenant s exterior signage installations (which shall be governed by Article 7.J below). For purposes of this Lease, an Alteration shall not include exterior landscaping. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Cosmetic Alteration"): (1) is of a cosmetic nature such as painting and installing wall coverings and carpeting; (2) does not affect the exterior of the Building and is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building: (4) does not require work to be performed above the ceiling of the Premises, and (5) does not require a building permit: provided that if Tenant leases all of the rentable area of the Building (exclusive of that allocated to the property management office, if any), then Landlord's consent shall not be required for an Alteration that either (i) is of a cosmetic nature, such as painting and installing wall coverings and carpeting, or (ii) satisfies all of the following: (x) does not involve and will not affect the Core and Shell in any significant respect, (y) does not affect the exterior of the Premises or the Building and is not visible from the exterior of the Building, and (z) does not require a building permit (a "Permitted Alteration"). Except for the requirement of obtaining Landlord's prior written consent and the requirement of delivering plans to the Landlord, Cosmetic Alterations and Permitted Alterations shall otherwise be subject to all other provisions of this Article 5C. For purposes hereof, "Core and Shell" shall mean any portion of the Project included in Landlord's Work, including without limitation, the roof, exterior windows, base Building mechanical, electrical, plumbing and life-safety systems and the first .floor lobby of the Building (and all finishes therein). In addition, for purposes of clarity, Landlord acknowledges that Tenant's addition of an electrical outlet, and/or the addition of an electrical circuit to an existing panel on any floor (with spare breakers) on which a portion of the Premises is located does not affect the Core and Shell in any significant respect, but the addition of an electrical panel would affect the Core and Shell in a significant respect. Prior to commencing any Alterations and as a condition to obtaining Landlord's consent. Tenant shall deliver to Landlord plans and specifications reasonably acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; and evidence of contractor's and subcontractor's insurance as reasonably required by Landlord, and all in form reasonably satisfactory to Landlord. Tenant shall be responsible for ensuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may reasonably require. All Alterations shall be constructed in a good and workmanlike manner using Building standard materials or other new materials of equal or greater quality. Landlord, to the extent reasonably necessary to avoid any material disruption to the tenants and occupants of the Building, shall have the right to reasonably require that any materially disruptive or noisy demolition or construction work incident to Alterations be performed at times other than during Normal Business Hours, and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion of the Alterations, Tenant shall deliver to Landlord "as-built' plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All Alterations shall comply with applicable codes, ordinances, laws and regulations. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any Alterations that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. Tenant shall reimburse Landlord within thirty (30) days following Tenant's receipt of Landlord's invoice therefor in reasonable detail for ail reasonable sums, if any, expended by Landlord for (i) third party examination of the architectural, mechanical , electrical and plumbing plan s for any Alterations to the extent the scope of the proposed Alterations reasonably necessitate such review and/or (ii) third party construction management fees paid in connection with oversight of any Alterations that affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building, but otherwise, Landlord shall not charge any management or supervision fee in collection therewith. Landlord's approval of Tenant's plans and specifications for any Alterations performed for or on behalf of Tenant shall not be deemed to be representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the Alterations constructed in accordance with such plans and specifications will be adequate for Tenant's use. Landlord and Tenant acknowledge and agree that in the event Tenant installs any demountable wall systems in the Premises, such demountable wall systems shall be owned by Tenant (and Tenant shall have the sole right to depreciate such systems for federal income tax purposes) until the expiration of the Term or earlier termination of this Lease or Tenant's right of possession of the Premises, notwithstanding the fact that Tenant may utilize a portion of the Construction Allowance to pay for all or a portion of the cost of such systems. On such expiration, or in the event of an earlier termination of this Lease or Tenant's right of possession of the Premises, ownership of such demountable systems shall transfer to Landlord and Tenant shall not remove the same from the Premises.
D.    Liens. Tenant shall give Landlord at least five (5) days' prior written notice (or such additional time as may be necessary under applicable Laws) of the commencement t of any Alterations, to afford Landlord the opportunity of posting and recording notices of non-responsibility. Tenant will not cause or permit any mechanic's, materialman's or similar liens or encumbrances to be filed or exist against the Premises or the Building or Tenant's interest in this Lease in connection with work done under this Article or in connection with any other work performed by Tenant. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after Tenant's receipt of notice thereof. If Tenant fails to do so, Landlord may pay the amount or take such other action as Landlord reasonably deems necessary to remove any such lien or encumbrance, without being responsible to investigate the validity thereof. The amounts so paid and costs incurred by Landlord shall be deemed additional Rent under this Lease and payable in full with in thirty (30) days following Tenant's receipt of Landlord's invoice therefor in reasonable detail.
E.    Compliance with Disabilities Acts. Landlord shall construct the Landlord's Work in compliance with the Americans with Disabilities Act and Texas Architectural Barriers Act and laws of a similar nature (collectively, the "Disabilities Acts") in effect at the time of construction thereof. In addition to the foregoing, throughout the Term, Landlord shall make repairs and improvements (a) at Landlord's sole cost and expense (except to the extent properly includable in Operating Expenses), to the Common Areas of the Project, including, without limitation, the elevators, first floor lobby. Common Area restrooms and drinking fountains on multi-tenant floors, and the life safety systems of the Project included in the Core and Shell, to comply with any new or amended Disabilities Acts enacted during the Term, or as then directed by any controlling governmental agency, and (b) if requested by Tenant, as an accommodation to Tenant and at Tenant's sole cost and expense, to full floors of the Premises contained within the Building to comply with any new or amended Disabilities Acts enacted or becoming applicable to the Premises during the Term, or as then directed by any controlling governmental agency if such repairs or improvements must be completed by date(s) that fall within the Term (the "Tenant's Disabilities Acts Compliance Work"). Tenant shall reimburse Landlord for the actual out-of-pocket costs and expenses incurred by Landlord in connection with any Tenant's Disabilities Acts Compliance Work made at Tenant's written request, plus a reasonable construction management fee not to exceed three percent (3%) of the contract price for such work within thirty (30) days after Landlord delivers an invoice to Tenant therefore following completion thereof. Notwithstanding the foregoing, Landlord and Tenant each shall have the right to contest any alleged violation of the Disabilities Acts in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by the Disabilities Acts and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by the Disabilities Acts; provided that Landlord or Tenant (as the case may be), after the exhaustion of any and all rights to appeal or contest. will make all repairs , additions, alterations or improvements necessary to comply with the terms of any final order or judgment and the party initiating such appeal or contest shall be responsible for all fines and penalties, ,if any, assessed in connection with such failure or alleged failure to comply with the Disabilities Acts. Notwithstanding the foregoing, Tenant, not Landlord. shall be responsible for the correction of any violations that arise in the Premises (rather than in the Common Areas for which Landlord shall be responsible to correct) out of or in collection with any claims brought under any provision of the Disabilities Acts, due to Tenant's Work, Tenant's use and occupancy of the Premises, the acts or omissions of Tenant, its agents, employees or contractors (other than Landlord or its contractors), Tenant's arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant (other than any alterations performed by Landlord or its contractors) and any design or configuration of the Premises specifically requested by Tenant.
ARTICLE 6. USE
A.    Use. The Premises is to be used and occupied by Tenant (and its permitted assignees and subtenants, including, without limitation any Approved Users) solely for the purposes of general office, including such other purposes as are incidental or related thereto, and for no other purposes, subject to and in compliance with all other provisions of this Lease, including without limitation the Building's Rules and Regulations attached as Exhibit D hereto. Subject to compliance with all applicable Laws (hereinafter defined), Tenant may maintain (for use by Tenant and its employees, and permitted assignees and subtenants, including without Limitation any Approved Users and incidental use by their invitees and visitors) in the Premises employee lunch and break rooms (including kitchen equipment for the foregoing; provided that in no event shall Tenant install a stove or other kitchen equipment requiring a vent hood or other exhaust equipment), employee coffee bars, printing and copying facilities, storage, telecommunications equipment, computer equipment, data and word processing equipment, data center, exercise facility. and conference center; provided that in no event shall Tenant be permitted to use the Premises for a cafeteria, health care facility, child care facility, "call center", any other telemarketing use, or any credit processing . Tenant and its invitees shall also have the non-exclusive right, along with other occupants of the Complex, to use the Common Areas subject to the Building's Rules and Regulations.
B.    Tenant Events. So long as the Buildings 2 and 3 Plaza exists, Tenant, at Tenant's sole cost and expense and subject to compliance with the provisions of the Lease, shall have the .non-exclusive right to use the Buildings 2 and 3 Plaza for business events, receptions and other events (collectively, "Events"); provided, however, Tenant shall be solely responsible for obtaining any and all necessary supplemental approvals, permits, consents and insurance in connection with any such Events. Tenant shall schedule Tenant's use of the Buildings 2 and 3 Plaza with the Building Manager, and shall execute a commercially reasonable license agreement if requested by Landlord in connection with such Event(s). Landlord and Tenant acknowledge and agree that the owner of Building 3 will be responsible for maintaining the Buildings 2 and 3 Plaza and for maintaining the schedule for use of the Building 2 and 3 Plaza (which responsibilities will be delegated to the sole tenant of Building 3 so long as such tenant leases 100% of the rentable area of Building 3 and is self-managing Building 3), such maintenance costs shall be allocated to the Building and Building 3 on a pro rata basis based on the relative rentable areas of the Building and Building 3, and either included in Operating Expenses (if Tenant does not lease the entire Building and is not self-managing the Building) or billed directly to Tenant if Tenant leases the entire Building (exclusive of that allocated to the property management office, if any) by the owner or sole tenant of Building 3. Tenant shall pay such expenses, if billed directly by the owner or sole tenant of Building 3 pursuant to the foregoing sentence, within thirty (30) days following Tenant's receipt of an invoice therefor.
C.    Restrictions. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises or do or perm it anything to be done in the Premises which: (a) causes or is liable to cause injury to persons, to the Building or its equipment, facilities or systems; (b) impairs the character, reputation or appearance of the Building as a first class office building: (c) impairs the proper and economic maintenance , operation and repair of the Building or its equipment, facilities or systems; or (d) annoys or inconveniences other tenants or occupants of the Building in any material respect. Tenant will conduct its business and control its agents, servants, employees, and use commercially reasonable efforts to control its customers, licensees, and invitees in such a manner as not to interfere with or disturb other tenants or Landlord in the management of the Building in any material respect.
D.    Compliance with Laws. Tenant shall keep and maintain the Premises, its use thereof and its business in compliance with this Lease and all Laws (to the extent such maintenance and compliance obligations are not expressly allocated to Landlord pursuant to other provisions of this Lease). Tenant shall comply with all Laws relating to the Premises and Tenant's use thereof, including without limitation, Laws in connection with the health, safety and building codes, and any permit or license requirements. Tenant shall use the Premises and comply with any recorded covenants, conditions, and restrictions ("Restrictions") affecting the Project as of the date of this Lease and those which are hereafter recorded during the Term: provided that such matters do not materially interfere with Tenant's use of or operation at the Premises as contemplated in this Lease. Landlord makes no representation that the Premises are suitable for Tenant's purposes. Landlord shall comply with all Laws and Restrictions relating to the use or condition of all portions of the Project (other than the Premises and the premises of other tenants of the Project), including, without limitation, the elevators, first floor lobby, Common Area restrooms and drinking fountains on multi-tenant floors, and the life safety systems of the Project included in the Core and Shell.
E.    Use of Building Risers. Tenant and its designees shall have reasonable access to, and are granted a non-exclusive right to use, Tenant's proportionate share (equal to the rentable area of the Premises located in the Building divided by the rentable area in the Building) of all of the Building's shafts, risers, ducts, flues and/or conduits available for tenant's use (as opposed to those reserved exclusively for the Building's systems) between the Premises and other parts of the Building (including the roof) for the installation and maintenance of conduits, cables, ducts, flues, pipes and other devices, supplementary HVAC, emergency power and other facilities for Tenant's use. All costs of installation associated with such access shall be at Tenant's sole cost and expense and such installation shall be subject to the terms and conditions of Article 5.C above. Tenant may not assign, sublease, license, or otherwise transfer such rights of access to third parties, except to permitted assignees/sublessees under this Lease.

ARTICLE 7. SERVICES
Subject to the terms and conditions of this Lease, during the Term, Landlord shall furnish the following services and amenities to Tenant (and its permitted assignees and subtenants, including without limitation any Approved Users), and maintain, manage, operate, repair and replace the Project in a first-class manner consistent with the standards of Comparable Buildings:
A.    Climate Control. Landlord shall furnish heat or air conditioning to the point of distribution for the Premises (i.e., the main HVAC trunk loop) during Normal Business Hours of the Building as set forth in Article 1 in accordance with the design specifications set forth in Schedule B-1, subject to any applicable Laws. Landlord will also maintain, repair and replace VAV boxes and distribution therefrom as a component of Operating Expenses. If Tenant requires beat or air conditioning at any other time, Landlord shall furnish such service upon reasonable notice from Tenant, and Tenant shall pay Landlord's charges therefor within thirty (30) days after receipt of Landlord's invoice, at an hourly rate equal to Landlord's actual cost to provide such service (as reasonably substantiated by Landlord), plus applicable taxes. The costs charged to Tenant for such after-hours service shall include Landlord's reasonable allocation of the costs for electricity, water, labor, metering, filtering and maintenance to provide such service (but not any management fee or administrative charge). Landlord agrees that Landlord shall not charge Tenant a higher hourly rate for after-hours heating and air conditioning service than the prevailing hourly rate charged from time to time by Landlord to other tenants in the Building. Further. the after hours charge for heating and air conditioning services provided to Tenant shall be reduced on a pro rata basis (per rentable square foot) in the event any other tenant in the Building is utilizing the same air handling unit at the same Lime as Tenant.
Tenant shall not use the Premises or any part thereof in a manner exceeding the heating, ventilating or air conditioning ("HVAC") design specifications set forth in Schedule B-1, including the rearrangement of partitioning which may interfere with the normal operation of the HVAC equipment, or the use of computer or data processing machines or other machines or equipment in excess of that normally required for a standard office use of the Premises, without Landlord's prior written consent (which shall not be reasonably withheld, conditioned or delayed). If any such use exceeds such design specifications (as reasonably substantiated by Landlord to Tenant), and requires changes in the HVAC or plumbing systems or controls servicing the Premises or portions thereof in order to provide comfortable occupancy of the Premises, such changes shall be made by Landlord at Tenant's expense according to plans and specifications reasonably approved by Landlord and Tenant, and Tenant agrees to pay Landlord the cost thereof within thirty (30) days after receipt of Landlord's invoice.
Landlord shall implement a notification system for after-hours heating, ventilation and air conditioning that permits notification by Tenant to Landlord at any and all Limes via email or website link and/or telephone. If additional air conditioning (or heating) in any portion of the Premises is required by Tenant during times other than the Normal Business Hours, subject to Tenant's compliance with Article 5.C above, Landlord shall permit Tenant, at Tenant's expense, to install supplemental air conditioning equipment to accommodate such requirement. Subject to the terms of Exhibit B attached hereto or Article 5.C, as applicable, Tenant shall be permitted to install and operate, at Tenant's expense, within an area or areas of the Premises a 24-hour controlled environment for Tenant's computer equipment, phone switch and other temperature sensitive equipment.
B.    Access; Elevator Service. Tenant shall have access to the Project at all times. Except as may be required for reasonable maintenance or in the even t and during the pendency of an emergency or casualty, passenger elevator service from at least three (3) elevator cabs within the Building and at Least two (2) elevator cabs within the Garage during Normal Business Hours and one hour before and after Normal Business Hours (including at least one (1) elevator cab in the Building and in the Garage at times other than the times noted herein), in common with other tenants. Landlord shall also provide freight elevator service by designating one (1) of the Building elevators as a service elevator; provided, however, Landlord shall have the right to reasonably restrict the use of elevators for freight purposes during Normal Business Hours and other hours reasonable y determined by Landlord.
C.    Janitorial Services; Exterior Window Cleaning. Landlord shall provide janitorial and cleaning services to the Premises, five (5) days per week after 6:00 p.m. (Holidays excepted) in accordance with the specifications set forth in Exhibit G attached hereto or such other reasonably comparable specifications designated by Landlord from time to time (the "Janitorial Specifications"). Tenant shall pay to Landlord (within thirty (30) days following Tenant's receipt of Landlord's invoice therefor in reasonable detail) the actual out-of-pocket costs incurred by Landlord for (i) any cleaning of the Premises in excess of the

Janitorial Specifications, including, without limitation, cleaning required because of (A) misuse or neglect on the part of Tenant or Tenant's agents, contractors, invitees, employees and customers, (B) non-Building standard materials or finishes installed by Tenant or at its request ; or (C) the use of portions of the Premises for special purposes requiring greater or more difficult cleaning work than office areas, and (ii ) removal from the Premises of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in general office occupancy or at times other than Landlord's standard cleaning times. Notwithstanding the foregoing, subject to the terms and conditions of this Lease, including without limitation, Landlord's approval of the provider of such services (which approval shall not be unreasonably withheld , conditioned or delayed), Tenant may elect to contract directly -with a third-party service provider to perform any non-Building standard cleaning services, at Tenant's sole cost and expense. In addition, Landlord shall clean the exterior windows of the Building at least one time per year. Landlord agrees to cooperate with Tenant to implement a recycling program for the Building or Premises at no cost to Landlord.
D.    Water. Landlord shall provide hot and cold water and sanitary sewer from the public utility at all times for use in Common Area restrooms on multi-tenant floors and core restrooms on single tenant floors (at all times except during scheduled maintenance or emergency repair periods or as otherwise required by applicable Laws). Tenant shall be responsible to provide from the general points of supply from the Building core, and maintain, at Tenant's expense, hot and cold water and sanitary sewer to any private restrooms within the Premises ("private" restrooms for purposes hereof shall not include the core restrooms on single tenant floors), and hot and cold water to any pantry areas within the Premises, including the installation and maintenance of any required water heaters.
E.    Electricity. Electricity will be provided at all times for lighting and operation of office machines, air conditioning, and heating as required for normal office use. The Building's electrical riser shall supply (exclusive of electricity utilized by the base Building systems, such as HVAC): (i) one and one half (1 1/2) watts per rentable square foot at 277/480 volts and (ii) four and one-half (4 1/2) watts per rentable square foot at 120/208 volts and Landlord shall provide such electricity to Tenant. Collectively, Tenant shall not have a connected electrical design load greater than an average of six (6) watts per rentable square foot with in the Premises exclusive of electricity utilized by base Building systems such as HVAC, determined on a floor by floor basis ("Building Standard Capacity"). Tenant's use of electric energy in the Premises shall not at any time exceed Building Standard Capacity unless an additional electric panel is installed at Tenant's expense (it being agreed that the Building is designed to accommodate an additional consumption of two (2) watts per rentable square foot, exclusive of electricity utilized by base Building systems). In order to insure that such capacity is not exceeded and to avert any possible adverse effect upon the Building's electric system, Tenant shall not, without Landlord's prior written consent in each instance (such consent not to be reasonably withheld, conditioned or delayed), make any alteration or modification to the Building's electric system included in the Core and Shell except as otherwise expressly permitted pursuant to Article 5.C above. If Tenant's requirements for electricity, including high voltage, exceed Building Standard Capacity ("Additional Consumption Requirements "), Landlord shall, al Tenant's expense, make commercially reasonable efforts, to the extent reasonably practical , to supply additional electrical capacity through the then-existing feeders and risers serving the Building and the Premises if feasible without making structural modifications to the Project for such purpose, and Tenant shall pay to Landlord all actual out-of-pocket costs and expenses or expenditures related to supplying such additional electrical capacity within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. In addition, if requested by Tenant in writing, Landlord shall, at Tenant's expense, satisfy Tenant's Additional Consumption Requirements that cannot be satisfied by supplying additional electrical capacity through the then-existing feeders and risers serving the Building and the Premises without making structural modifications to the Project for such purpose, by making structural modifications to the Project for such purpose; provided, however, that Landlord shall not be required to make any structural modifications to the Project that Landlord, in Landlord's judgement, deems to be unfeasible or that adversely affect (i) the Project systems or Project structure or (ii) the appearance of the Project's Common Areas or the exterior of the Project or if, in Landlord's reasonable judgment, such modifications could cause permanent damage to the Project or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Project. In addition, Landlord may require that Tenant remove such modifications (to the extent feasible), at Tenant's cost, upon the expiration or termination of this Lease if Landlord designates same as being subject to removal by Tenant at the time Landlord is requested to make such modifications. Any additional conduit, equipment, facilities or wiring required to meet Tenant's Additional Consumption Requirements shall be installed, at Tenant's cost, by Landlord's preferred electrical contractor for the Project or such other contractor as Landlord may reasonably approve.
Notwithstanding the foregoing, provided that Tenant and its Permitted Transferees lease more than 50% of the rentable area of the Building, throughout the Term and upon providing Landlord with written notice at least ninety (90) days prior to the expiration of Landlord's then-existing electricity supply contract, Tenant shall have the right, but shall in no way be obligated, to procure electrical service for the Project from a reputable and creditworthy supplier on behalf of Landlord (but Landlord would remain the contract party to the extent the supplier would permit Landlord to receive the benefit of Tenant's procurement of such electrical service) for the benefit of all tenants in the Building commencing on the day following the expiration of Landlord's then-existing electricity supply contract. If as a result of Tenant exercising such right the cost of electrical services for the Project is reduced, Electrical Costs included in Operating Expenses shall be reduced accordingly, so that all tenants in the Building share in any net cost savings in said Operating Expenses. Tenant may exercise such right only if Tenant reasonably demonstrates Tenant will obtain a net cost savings in excess of greater than five percent (5%) based on the electric service contract Landlord could obtain (which contract information Landlord shall provide Tenant upon request by Tenant), and in no event will Tenant exercise such right for profit. In addition, in the event Tenant procures electrical service for the Project as provided herein, to the extent the actual net cost savings exceed five percent (5%) of the estimated Electrical Costs that would have been incurred under the contract Landlord would have entered into for such service absent Tenant's election , Landlord will reimburse Tenant, within thirty (30) days following the end of the calendar year i n which Tenant's electric service supplier's contract commences. for Tenant's out-of-pocket transaction expenses incurred in procuring electrical service for the Project (such as legal fees and brokerage fees) (such costs to be equitably allocated to all locations of Tenant for which Tenant is contracting for electricity at the same time); provided, however, such reimbursed amount will not exceed the net cost savings. Tenant shall reasonably cooperate, at no cost to Tenant, with Landlord and the applicable electric service provider contracted for by Landlord ("Landlord's Electric Service Provider"), as reasonably necessary, and subject to Article 13.C. hereof, shall allow Landlord and Landlord's Electric Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises; provided that Landlord and Landlord's Electric Service Provider shall use reasonable efforts to minimize any interference with or disruption of Tenant's use of or business in the Premises.
F.    Bulbs and Ballasts. Landlord shall provide labor and material to replace fluorescent tubes and ballasts and incandescent bulbs in Building standard light fixtures in the Premises (and to replace bulbs and ballasts for light fixtures in the Common Areas) and such costs shall be included in Operating Expenses, and upon Tenant's request, replacement of all non-Building standard lamps in the Premises at no labor charge except that Tenant shall pay Landlord's actual material cost of such non-Building standard lamps.
G.    Security. Landlord shall provide on-site access control personnel and equipment for the Project; provided, however, Landlord shall have no liability to Tenant, its employees, agents, contractors, invitees, or Licensees for Losses due to theft or burglary, or for property damaged caused by unauthorized persons in the Premises or in or at the Building, EVEN IF THE SAME RESULTS FROM THE NEGLIGENCE (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF LANDLORD. Such service shall include the following minimum requirements: (i) a card-key access system to the Building and the Garage utilizing the Honeywell Win-Pak PE 3.0 (Professional Edition) software; provided that in the event the bid submitted by the low bidder to perform the installation of the card-key access system uses a different vendor, Landlord shall not be required to utilize the Honeywell Win-Pak PE 3.0 (Professional Edition) software unless Tenant pays any increased costs to install such software in each of the buildings and garages in the Complex over the cost of the software selected by the low bidder: (ii) at least one (1) on-site security personnel 24 hours per day/7 days per week of each calendar year during the initial Term, and during hours provided by Comparable Buildings thereafter; (iii) a card-key access control "arm" type system to the entrance and exits of the Garage; and (iv) a video surveillance/recording system with respect to the Building and the Garage with camera locations in the following areas: the Garage vehicular access points, the Garage Level 1 ramp, and on the main lobby entry/exit doors of the Building. Such surveillance system shall be in a recordable format and Landlord shall maintain such recordings for at least thirty (30) days and make the same available to Tenant upon request from time to time. The card-key activated access control equipment for the Garage shall be compatible with the Building's access system, and so long as the Building and Building 3 are owned by Landlord or its Affiliate, one card can provide Tenant access to the Building, Building 3 and both garages serving such buildings. Landlord may install upgrades to access systems software from time to time during the Term and may change the software for the access systems from time to time during the Term if the software specified above (x) is not available at commercially reasonable rates, (y) is not the most effective system for the Project , or (z) for any other commercially reasonable reason, provided that Landlord will use commercially reasonable efforts to utilize software for the access system that is compatible with Tenant's access cards used in other buildings occupied by Tenant. The cost of such upgrades and/or replacements shall be included in Operating Expenses to the extent the same otherwise qualify as an Operating Expense.
H.    Pest Control. Landlord shall provide periodic pest and rodent control service to the Common Areas. To the extent pest control is not provided to tenants of the Building as part of Operating Expenses, Landlord shall, upon request by Tenant, provide pest control service within the Premises, in which case Tenant shall reimburse Landlord for the cost of providing such service within thirty (30) days after receipt of an invoice therefor.
I.    Natural Gas. Landlord shall provide natural gas to the point of distribution for the Premises.
J.    Signs; Directory Board. Tenant, at Tenant's sole expense, shall have the right to install signage depicting Tenant's (and/or any Permitted Transferees and subtenants and assignees approved by Landlord) name(s) and/or corporate logo(s) on the walls of all floors in the Building where Tenant occupies the entire floor, and on any partial floor provided such signage on multi-tenant floors shall be in a size, form, content, location and design approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. In the event Tenant (or any Permitted Transferees) lease all of the rentable area of the Building (exclusive of that allocated to the property management office, if any), Tenant and/or its Permitted Transferees shall have the right at Tenant' s sole cost and expense to designate the name of the Building, subject to Landlord's prior approval. So long as Tenant (or any Permitted Transferee) leases more than fifty percent (50%) of the rentable area of the Building, Tenant and/or its Permitted Transferees shall have the right, at Tenant's sole cost and expense, to (i) install (2) panels in the bottom two (2) locations on one (l) multi-tenant monument sign for the Project provided that (x) Landlord constructs a multi-tenant monument sign for the Project (it being agreed that in no event shall Landlord be obligated to construct a multi-tenant monument sign for the Project), and (y) Tenant does not construct its own monument sign as provided below, and (ii) place up to two (2) signs containing Tenant's name and/or logo and/or the name and/or logo of a Permitted Transferee of Tenant on the exterior face of the Building (each, a "Building Sign"); provided that in no event shall Tenant be permitted to install more than one (l) Building Sign on any face of the Building containing less than 210 linear feet of space, and in no event shall Tenant be permitted to install two (2) Building Signs with the same name and/or logo on any one face of the Building (however, Landlord acknowledges that "Wood Group Mustang" and "Wood Group PSN" and the like, do not constitute the same name for purposes of this Article 7.J), and (iii) construct a monument sign on the Project for Tenant's (and its Permitted Transferees) sole and exclusive use, in a location approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, containing the name of Tenant or its Permitted Transferees: provided that such monument sign shall not include the name of any entity whose name and/or logo is included on an exterior Building Sign. Exhibit J attached hereto depicts the approximate location of the signs that are permitted on each face of the Building; provided that in the event Tenant desires to install a Building Sign in a location different than is depicted on Exhibit J, such location shall be mutually acceptable to Landlord and Tenant. The form, design, content, illumination and sizes of such exterior Project signs shall be subject to Landlord's prior written approval (not to be unreasonably withheld, conditioned or delayed) of the plans and specifications therefor prior to Tenant's fabrication and installation thereof. In the event Tenant either (i) leases the First Expansion Space (as defined in Exhibit C) or (ii) leases an additional 25,000 square feet of rentable area in the Building prior to Landlord executing a lease with another tenant leasing at least 40,000 rentable square feet of space in the Building, Landlord will not permit any signage other than Tenant's (or any Permitted Transferees') signage on the parapet of the Building and will not permit any other tenant to install signage on the exterior face of the Building or the Garage. However, any other tenant of the Building shall have the right to install its own exclusive monument sign at the Project provided such tenant leases at least 40,000 rentable square feet of space in the Building. In the event Tenant does not either (x) lease the First Expansion Space, or (y) lease an additional 25,000 square feet of rentable area in the Building prior to Landlord executing a lease with another tenant leasing at least 40,000 rentable square feet of space in the Building, Landlord shall have the right to install one (1) sign on the exterior face of the Building in the location identified on Exhibit J as "Sign Location 3" containing the name and/or logo of another tenant in the Building provided such tenant leases at least 40,000 rentable square feet of space in the Building. Additionally, in the event Tenant and/or any Permitted Transferees lease all of the rentable area of the Building (exclusive of that allocated for a property management office, if any), Tenant shall be entitled to install one (1) additional exterior Building Sign in accordance with the terms of this Article 7.J. in one of the locations shown on Exhibit J (including "Sign Location 3"), unless otherwise mutually approved by Landlord and Tenant.
Tenant shall also be entitled to Tenant's Pro Rata Share of all available listings or strips on the Building directory board to be located in the ground floor lobby of the Building.
Tenant's (and its Permitted Transferees') rights to install exterior Project signage, are subject to the following conditions: (A) Tenant obtains all necessary approvals from the City of Houston and all other governmental or quasi-governmental authorities (including any owner's associations) having jurisdiction over Tenant, the Building, or the signs (and Landlord shall cooperate with Tenant in obtaining such approvals), and (B) the signs must conform to all applicable Laws and Restrictions applicable to the Building. Tenant shall pay all costs associated with Tenant's signage, including without limitation, installation expenses, maintenance and repair costs, utilities and insurance. Tenant must obtain Landlord's written approval of the proposed exterior Building and monument signage (such approval not to be unreasonably withheld, conditioned or delayed) prior to its fabrication and installation as provided above.
Tenant agrees that, subject to inclusion in Operating Expenses. Landlord shall have the right to temporarily remove and reinstall Tenant's exterior signage in connection with and during the course of any repairs, changes, alterations, modifications, renovations or additions to the Building or the Project affecting the area where the signs are installed. Tenant shall maintain all of its signage in good condition and repair.
Upon Landlord's termination of this Lease or Tenant's right to possession of the Premises following the occurrence of a default by Tenant under this Lease beyond the expiration of any cure period, Tenant's rights with respect to signage under this Article 7.J shall terminate and Landlord shall have the option to remove such signage at Tenant's sole cost and expense. Upon expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove all of Tenant's signage and repair all damage caused by such removal within thirty (30) days. Except as expressly provided below, the right to install exterior Project signage and monument signage as set forth in this Article 7.J is personal to the Tenant listed in the first paragraph of the Lease and is not assignable to any other tenant under this Lease (other than to a Permitted Transferee).
In addition to the right to assign signage rights to Permitted Transferees, the rights under Article 7.J with respect to the Project signs above may be assigned (or ma y be granted for the benefit of any subtenant) in connection with any approved assignment or sublease; provided that (i) in no event shall any assignee that is not a Permitted Transferee be permitted to install more than two (2) exterior Building signs on the face(s) of the Building and/or Garage, and upon an assignment of this Lease, Tenant shall remove all of Tenant's and any Permitted Transferees' exterior Building signs on the face(s) of the Building and/or Garage, if any, and (ii) in no event shall a subtenant that is not a Permitted Transferee have any right to install signage on the exterior face of the Building or the Garage unless such subtenant subleases at least two (2) full floors of the Building, and in such event, such subtenant shall be entitled to install one (1) sign on the exterior face of the Building or the Garage. lf Tenant assigns this Lease (other than to a Permitted Transferee) and the exterior Project signage rights set forth above are not assigned to the assignee pursuant to the preceding sentence, Tenant shall remove all exterior Project signs on the faces of the Building and/or Garage at Tenant's sole cost and expense, and such signage rights granted to Tenant in this Article 7.J shall terminate. Tenant's monument signage rights, however, shall inure to the benefit of any approved or permitted assignee of the Lease or subtenant of the Premises (including any Permitted Transferee(s)).
K.    Communications Equipment
(i)    Subject to the following terms and conditions of this Article 7.K, Tenant and any Permitted Transferee and Landlord approved assignee or subtenant may install, operate and maintain at its sole cost and expense, certain communications equipment incidental to Tenant's use of the Premises, to be connected to the Premises (the "Rooftop Equipment") on Tenant's Pro Rata Share of the roof of the Building, for its exclusive use in a location selected by Tenant and approved by Landlord (not to be unreasonably withheld, conditioned or delayed) at any time during the Term at no additional rental cost. The number and specific type of Rooftop Equipment shall be subject to Landlord's prior approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall install the Rooftop Equipment by a method reasonably acceptable to Landlord. Tenant shall coordinate such installation work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof of the Building, if applicable. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent it involves the roof). Tenant shall obtain at its sole cost and expense, all permits and zoning and other approvals (collectively, "Approvals") necessary for the installation and operation of the Rooftop Equipment. Landlord shall cooperate with Tenant in connection with obtaining the Approvals; provided that Landlord shall not be required to incur any expense in connection with such cooperation. Landlord shall provide four 4" conduits from the Project's property lines to the Building telecom room to be located on the first (1st) floor of the Building (and such conduits shall not all be in the same general location).
(ii)    Landlord reserves the right at Landlord's sole cost and expense, to relocate the Rooftop Equipment on the roof of the Building as reasonably necessary during the Term: provided that such relocation does not interfere with the operation of the Rooftop Equipment. Notwithstanding the foregoing, Tenant's right to install the Rooftop Equipment shall be subject to the approval rights (not to be unreasonably withheld, conditioned or delayed) of Landlord and Landlord's architect and/or engineer with respect to the plans and specifications of the Rooftop Equipment, the manner in which the Rooftop Equipment is attached to the roof of the Building and the manner in which any cables are run to and from the Rooftop Equipment. The precise specifications and a general description of the Rooftop Equipment along with all documents Landlord reasonably requires to review the installation of the Rooftop Equipment (the "Plans and Specifications") shall be submitted to Landlord for Landlord's written approval no later than thirty (30) days before Tenant commences to install the Rooftop Equipment. Tenant shall notify Landlord upon completion of the installation of the Rooftop Equipment. If Landlord reasonably determines that the Rooftop Equipment does not comply with the approved Plans and Specifications, or if the Building has been damaged during installation of the Rooftop Equipment or the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant shall promptly cure the defects. If the Tenant fails to promptly cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. All Rooftop Equipment shall be screened and Tenant shall install, at Tenant's sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Rooftop Equipment (the "Aesthetic Screening").
(iii)    It is further understood and agreed that the installation, maintenance, operation and removal of the Rooftop Equipment, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof of the Building, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents, contractors or representatives.
(iv)    Tenant agrees to install only equipment of types and frequencies which will not cause unreasonable interference to Landlord or with equipment of tenants of the Building installed and operating on the roof of the Building prior to Tenant's installation of Tenant's Rooftop Equipment. In the event Tenant's equipment causes such interference. Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, then Tenant agrees to remove the Rooftop Equipment from the roof. Landlord shall use commercially reasonable efforts to prevent the installation and/or operation by any other party of any additional communications equipment on the roof of the Buildings that interfere with the operation of Rooftop Equipment.

(v)    Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Rooftop Equipment in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements now in effect or hereafter promulgated by any governmental authority having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant's equipment. The Rooftop Equipment shall be connected to Landlord's power supply in strict compliance with all applicable Building, electrical, fire and safety codes. The provisions of the Lease shall apply to Tenant's use of the Building's power supply for the Rooftop Equipment. Without limiting the foregoing, Tenant shall be responsible for all costs of electricity used by the Rooftop Equipment, and Landlord may require the electrical power to the Rooftop Equipment to be submetered at Tenant's expense. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Rooftop Equipment or the roof because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power to the Rooftop Equipment.
(vi)    The Rooftop Equipment, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant's right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant's equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord. Tenant agrees that at all times during the Term, it will keep the roof free of all trash or waste materials produced by Tenant or Tenant's agents, employees or contractors.
(vii)    Tenant's contractors performing the installation, repair and service for the Rooftop Equipment shall be subject to Landlord's reasonable approval (not to be unreasonably withheld, conditioned or delayed). Tenant shall provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, al Tenant's option, to perform such work in conjunction with Tenant's contractor.
(viii)    Tenant shall not allow any provider of telecommunication, video, data or related services ("Communication Services") to locate any equipment on the roof for any purpose whatsoever (except to the extent solely for serving Tenant and/or its Permitted Transferees and/or any Landlord approved assignee and/or subtenant(s)), nor may Tenant use the roof and/or Rooftop Equipment to provide Communication Services to an unaffiliated tenant, occupant or licensee of the Building or another building, or to facilitate the provision of Communication Services on behalf of any Communication Services provider.
(ix)    If Landlord contemplates roof repairs or requires access which (i) requires temporary removal or relocation of the Rooftop Equipment, or (ii) may result in an interruption in Tenant's telecommunications services, Landlord shall formally notify Tenant in writing at least thirty (30) days prior to such contemplated work in order to allow Tenant to make other arrangements for such services, except in the event of an emergency, in which case Landlord shall give Tenant reasonable prior written or verbal notice. In the event such temporary removal or relocation of the Rooftop Equipment is necessary, Landlord agrees to provide alternate space to Tenant that is reasonably acceptable to Tenant for a temporary terminal if such alternative space is available. All costs of removal, relocation and re-installation shall be borne by Tenant.
(x)    Tenant (or its agents or representatives) shall, upon reasonable notice, be permitted use of and access to the roof of the Building and all access ways thereto, for purposes of examination, maintenance and repair of the Rooftop Equipment at any time, all of which shall be performed by Tenant or Tenant's authorized representative or contractors, which shall be approved by Landlord, at Tenant's sole cost and risk; provided that Tenant shall pay the reasonable cost incurred by Landlord in connection with Tenant's access to the roof during hours other than Normal Business Hours within thirty (30) days after Tenant's receipt of an invoice for such costs. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant or persons under their direct supervision will be permitted to have access to the roof of the Building. Tenant further agrees to exercise reasonable control over the people requiring access to the roof in order to keep to a minimum the number of people having access to the roof and the frequency of their visits.
(xi)    Tenant shall have the right to obtain telecommunications services from such suppliers as Tenant shall elect; which suppliers shall be reasonably acceptable to Landlord and have furnished telecommunications services to Comparable Buildings. Without imposing any fee or charge to such suppliers or Tenant, Landlord shall permit such supplier to enter the Project and install in the Building and/or the Project, in a manner approved by Landlord, which approval will not be unreasonably withheld , conditioned or delayed, such conduits, cables and appurtenances as shall be necessary to provide telecommunications services to Tenant provided that such providers enter into a commercially reasonable license agreement with Landlord and provide Landlord with reasonably satisfactory evidence of financial creditworthiness and business reputation reasonably acceptable to Landlord_ Notwithstanding the foregoing, Tenant agrees to reimburse Landlord for any reasonable third-party attorneys' fees up to $ 1,500.00 Landlord incurs to negotiate such license agreement with Tenant's telecommunications provider; provided, however, no such fee shall be payable if any such telecommunications provider agrees to use Landlord's standard form or a form agreed upon by the initial telecommunications provider(s). In the event any telecommunications supplier shall need to install equipment in the Project, Landlord shall identify, in its reasonable discretion; and provide access to suitable space within the Project for such purpose.. Any and all costs associated with enclosing, improving or furnishing electricity to such space within the Project shall be borne by any such supplier as a condition to Landlord's granting of such access to any such supplier. Landlord shall install, at Landlord's sole cost and expense, two (2) underground 4" conduits connecting the first floor telecom closets of Building and Building 3. So long as Tenant and/or its Permitted Transferees lease space in Building 3 and in Building 2, Tenant (and its permitted assignees and subtenants including without limitation, Permitted Transferees and any Approved Users) shall have the exclusive use of conduits together with Tenant and/or its Permitted Transferees leasing Building 3 for communication purposes in connection with Tenant's business operations.
L.    Tenant's Generators. Tenant and any Permitted Transferee(s) and/or any Landlord approved assignee and/or subtenant(s), at Tenant's option and at Tenant's sole expense, may install one ( I ) emergency power generator (subject to Landlord's approval of the specifications of such generator, which shall not be unreasonably withheld. conditioned or delayed) (the "Generator") on a pad (the "Generator Pad"), in the location depicted on Exhibit A-3; provided that (i) Tenant obtains all necessary approvals from all governmental authorities having jurisdiction over Tenant, the Building and the Generator, and (ii ) the Generator and the Generator Pad conform to all applicable Laws. Tenant, at its sole cost and expense, shall be responsible for the installation of the Generator and Generator Pad and any spill prevention control and counter measures plan imposed by applicable Law. Landlord shall not charge any rental with respect to the Generator, the Generator Pad and related installations. Except during the event of an interruption of electricity to the Premises and periodic resting and inspections of the Generator (which testing and inspection shall be scheduled by Tenant upon reasonable advance notice to Landlord if during Normal Business Hours and Tenant does not lease all of the rentable area in the Building (exclusive of that allocated to a property management office, if any), the Generator shall only be used by Tenant during hours other than Normal Business Hours. In connection with the installation of the Generator, Tenant may also construct and install all necessary conduits, cabling, wiring, equipment and other appurtenances to appropriately connect the Generator to the Premises and any other space leased in the Building by Tenant and its Permitted Transferees. Notwithstanding the foregoing, Tenant and its contractors shall not have the right to install the Generator (including ail necessary conduits and wiring to appropriately connect the Generator to the Premises) or the Generator Pad unless and until Tenant has complied with all of the terms and conditions of Article 5.C of this Lease. including, without limitation, approval by Landlord (not to be unreasonably withheld, conditioned or delayed) of (a) the plans and specifications for the Generator and Generator Pad, which shall include without limitation, reasonable environmental hazard protection and pollution prevention required by Landlord and, and (b) the contractors to be retained by Tenant to perform such installation. No underground storage tanks may be installed in connection with the Generator. Tenant, at its sole cost and expense, shall be responsible for (i) compliance with applicable Laws, and (ii) the maintenance, repair, replacement , and removal, with respect to the Generator. Within thirty (30) days following the expiration or earlier termination of the Term, if Tenant has installed the Generator, and if requested by Landlord in writing at least one hundred twenty (120) days prior to the Expiration Date. Tenant shall remove the same, the Generator Pad, and all wiring and fuel storage tanks installed in connection therewith, repair any damage caused by such removal and perform any environmental remediation required by Law. In the event Tenant proposes to install a Generator and Generator Pad, Landlord shall inform Tenant during the plan approval process for the Generator whether Landlord will require screening of the Generator and Tenant shall be responsible, at Tenant's sole cost and expense, for installing any such landscaping and/or fencing reasonably required by Landlord to screen the Generator from public view.
M.    Property Management. Provided that Tenant bas not elected to self-manage the Project (if applicable), throughout the Term, management of the Project will be performed by a reputable, qualified property management company of national (or regional) standing, whether or not such management company is an affiliate of Landlord. If, during the Term, Tenant has specific reasonable objections regarding specific property management personnel, then Tenant shall notify Landlord in writing detailing such concerns. Landlord (in the case of self management) or Landlord and the third party property management company (in the case of a third party management company), if applicable, shall take into consideration Tenant's objections in connection with specific property management personnel in connection with appointment and retention of such personnel for the Project. As part of Operating Expenses, Landlord shall provide one ( l) full time on-site Building Manager (with not less than five (5) years experience managing suburban office buildings of a size and quality similar to the Building) whose time may be shared with other buildings in the Complex (and such Building Manager shall be considered on-site even if the property management office is located in another building in the Complex), two (2) full time engineers, whose time may be shared with other buildings in the Complex, and two (2) full time day porters whose time may be shared with other buildings in the Complex. Notwithstanding the foregoing, in the event Landlord is not the owner of Building l and either (i) Landlord is not the owner of Building 3, or (ii) Landlord is the owner of Building 3 but Tenant has elected to self-manage Building 3 pursuant to its rights under the Building 3 Lease, then Landlord shall provide one (1) Building Manger, one (1) full time engineer and one (1) day porter, and the Building Manager's and engineer's time may be shared with another building outside of the Complex and the property management office may be located outside of the Complex so long as such other building outside of the Complex does not contain more than 150,000 square feet of rentable area in the aggregate.
N.    Interruptions. Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption and Tenant acknowledges that any one or more of such services may be suspended by reason of accident, repairs and maintenance, inspections, tests, or by Events of Force Majeure. Any interruption or discontinuance of service shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, nor render Landlord liable to Tenant for damages by abatement of the Rent or otherwise (except as provided below), nor relieve Tenant from performance of Tenant's obligations under this Lease (except as provided below). Landlord shall however, exercise diligent, good faith efforts to restore any service so interrupted. Notwithstanding anything to the contrary contained in this Article 7, if: (i) Landlord ceases to furnish any service described in Article 7.A, 7.B, 7.0 or 7.E. (each, an "Essential Service") in all or any portion of the Premises and/or any of the Common Areas necessary for the use of all or any portion of the Premises for a period in excess of three (3) consecutive Business Days after Tenant notifies Landlord of such cessation (the "Interruption Notice"): (ii) such cessation does not arise as a result of the gross negligence or willful misconduct of Tenant, its agents, employees, contractors, licensees, subtenants, Approved Users or Permitted Transferees; (iii) such cessation is not caused by a fire or other casualty (in which case Article 10 shall control); (iv) the cause of the interruption of such service was within the reasonable control of Landlord ; and (v) as a result of such cessation, the Premises or any portion thereof, is rendered untenantable (meaning that Tenant is unable to use all or any portion of the Premises in the normal course of its business), then Tenant, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the fourth (4th) consecutive Business Day (but retroactive to the commencement of the interruption) following Landlord's receipt of the Interruption Notice and ending on the day when the service in question has been restored; provided that in the event Tenant is able to use the affected portion(s) of the Premises and Common Areas only as a result of Tenant furnishing alternative services (such as Tenant's operation of a generator to furnish power or Tenant contracting for portable toilets), and provided that the cessation of the Essential Service was not caused by the negligence or other acts of Tenant, its agents, employees, contractors, licensees, subtenants , Approved Users or Permitted Transferees, Landlord shall reimburse Tenant for the actual, reasonable third-party cost incurred by Tenant in providing such alternative services in excess of the abatement of Rent provided above within thirty (30) days following Landlord's receipt of Tenant's reasonably detailed itemized statements of such costs. In the event the entire Premises has not been rendered untenantable by the cessation in service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable. Further notwithstanding the foregoing, if all of the conditions set forth in subparts (i) through (v) are met, the cessation of the Essential Service was not caused by the negligence or other acts of Tenant, its agents, employees, contractors, licensees, subtenants, Approved Users or Permitted Transferees and the Essential Service interruption continues for ninety (90) consecutive days or for more than ninety (90) days in any one hundred eighty (180) day period (it being agreed that if such Essential Service is interrupted for less than three (3) hours in any one day, then the Essential Service shall not be deemed interrupted for such day), then Tenant (in addition to the abatement as provided above) shall have the right to elect to terminate this Lease within ten (10) days after the expiration or such ninety (90) day periods and prior to the restoration of the interrupted service(s) by delivering written notice to Landlord of its election, in which case this Lease shall terminate upon Landlord's receipt of such notice.
Further notwithstanding the foregoing, if (x) any interruption of any Essential Service to all or any portion of the Premises and/or any of the Common Areas necessary for the use of all or any portion of the Premises results from Events of Force Majeure (other than a fire or other casualty to the Project, in which case Article 10 shall control) and continues for five (5) consecutive Business Days , and (y) as a result of such interruption, the Premises or any portion thereof, is rendered untenantable (meaning that Tenant is unable to use all or any portion of the Premises in the normal course of its business) then Tenant shall be entitled to receive an abatement of Rent payable with respect to such portion of the Premises which is untenantable during the period commencing on the date of such interruption (but retroactive to the commencement or the interruption) and ending on the day when the service in question has been restored ; provided that Rent shall abate only to the extent of the proceeds, if any, of any rental interruption insurance maintained by Landlord. Additionally, further notwithstanding the foregoing, if both of the conditions set forth in subparts (x) and (y) are met and the Essential Service interruption continues for three hundred sixty-five (365) consecutive days or for more than three hundred sixty-five (365) days in any four hundred twenty-five (425) day period (it being agreed that if such Essential Service is interrupted for less than three (3) hours in any one day, then the Essential Service shall not be deemed interrupted for such day), then Tenant (in addition to the abatement as provided above), shall have the right to elect to terminate this Lease within ten (10) days after the expiration of such three hundred sixty-five (365) day period s and prior to the restoration of the interrupted Essential Service(s) by delivering written notice to Landlord or its election, in which case th.is Lease shall terminate upon Landlord's receipt of such notice.
Landlord and Tenant acknowledge and agree that Tenant's Self-Help Right set forth in Article 12.C. of this Lease shall also be available to Tenant, subject to the terms and conditions of Article 12.C. in the event of a cessation of an Essential Service to the

Premises and/or Common Areas. Landlord and Tenant further acknowledge and agree that, except for Tenant's Self-Help Right, the Rent abatement and termination rights set forth in this Article 7.N are Tenant's sole and exclusive remedies for any interruption or cessation of Essential Services.
O.    Utilities Provided by Tenant. Tenant shall (i) make application in Tenant's own name for all utilities not being provided by Landlord pursuant to this Lease, (ii) comply with all utility company regulations for such utilities, and (iii) obtain such utilities directly from, and pay for the same when due directly to, the applicable utility company. The term "utilities" for purposes hereof shall include but not be limited to electricity, gas, water, sewer, steam, fire protection, telephone and other communication and alarm services, and all taxes or other charges thereon. Tenant shall not install any equipment or fixtures, or use the same, so as to exceed the safe and lawful capacity of any utility equipment or lines serving the same. The installation, alteration, replacement or connection of any utility equipment and lines shall be subject to the requirements for alterations of the Premises set forth in Article 5. Tenant shall ensure that all Tenant's HVAC equipment installed by Tenant, is installed and operated at all times in a manner to prevent roof leaks, damage, or noise due to vibrations or improper installation, maintenance or operation.
P.    Self-Management. During any period of Tenant's self-management, Tenant may alter the levels of services provided to the Project and/or the personnel serving the Project, in its reasonable discretion, provided that Tenant complies with Tenant's Self-Management Standard.
ARTICLE 8. INSURANCE
A.    Tenant's Required Insurance. Tenant shall maintain insurance policies, with responsible companies licensed to do business in the state where the Building is located and reasonably satisfactory to Landlord, naming Landlord , Landlord's Building Manager, Tenant and any Mortgagee of Landlord, as their respective interests may appear, at its own cost and expense including (i) causes of loss - special form property insurance which shall be primary on Tenant's personal property, including its goods, equipment and inventory, in an amount adequate to cover their replacement cost: (ii) business interruption insurance, (iii ) commercial general liability insurance on an occurrence basis with limits of liability in an amount not less than $3,000,000 combined single limit for each occurrence and in the aggregate (which may be layered with primary and excess policies), and (iv) workers compensation insurance covering Tenant's employment of workers and anyone for whom Tenant may be liable for workers' compensation claims (workers' compensation insurance is required and no alternative forms of insurance are permitted) and employer's liability insurance in an amount not less than $1,000,000.00 each accident, $1,000,000.00 disease-each employee and policy limit, with the insurance policies required under this clause (iv) to be endorsed to waive the insurance carriers' right of subrogation. The commercial general liability policy shall include contractual liability which includes the provisions of Article 9 herein.
On or before the earlier to occur of the Commencement Date and the date Tenant takes possession of the Premises, Tenant shall furnish to Landlord and its Building Manager, certificates of insurance evidencing the aforesaid insurance coverage, including naming Landlord, Landlord's Project management company and Landlord's lender as additional insureds with respect to Tenant's liability insurance. The insurance requirements set forth in this Article 8 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party's liability under this Lease. In addition to the requirements set forth in this Article 8, the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than A-VIII in the current Best's Insurance Guide or that is otherwise is reasonably acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Project is located; be primary insurance for all claims under it and provide that any insurance carried by Landlord, Landlord's Project management company and Landlord's lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and be endorsed to provide that Tenant will provide at least ten (10) days' notice of cancellation for non-payment or non-renewal and at least thirty (30) days' notice of cancellation for any other reason to Landlord and Landlord's lenders. Tenant will deliver to Landlord a Legally enforceable certificate of insurance on all policies procured by Tenant in compliance with Tenant's obligations under this Lease on or before the date Tenant first occupies any portion of the Premises before the expiration date of any policy and upon the renewal of any policy. Tenant may maintain commercially reasonable deductibles and self-insured retentions under Tenant's policies (in Tenant's reasonable discretion)
B.    Waiver of Subrogation. Notwithstanding anything to the contrary set forth herein, except as set forth below in this Article 8.B, neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Project, the Building or the Premises or any addition or improvements thereto, or any contents therein , to the extent covered by insurance carried or required to be carried by a party hereto EVEN THOUGH SUCH LOSS MIGHT HAVE BEEN OCCASIONED BY THE NEGLIGENCE OR WILLFUL ACTS OR OMISSIONS OF THE LANDLORD OR TENANT OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS OR INVITEES. Landlord and Tenant shall give each insurance company which issues policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by and recoverable by the insured under the insurance policy to which such deductible relates. Notwithstanding the foregoing provisions of this Article 8.B. in the event Tenant carries property insurance for the Project pursuant to the terms of Article 4.C, the foregoing waiver by Landlord shall not be effective with respect to loss or damage to any of the property of Landlord. including the Project and any improvements thereon which are required to be covered by property insurance required to be maintained by Tenant hereunder (in addition to any other property insurance actually maintained by Tenant).
C.    Waiver of Claims. Except for claims arising from the negligence or willful misconduct of Landlord, its agents. employees or contractors that are not covered by Tenant's insurance required hereunder , Tenant waives all claims against Landlord for injury or death to person s, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming through Tenant resulting from any of the following occurrences in the Premises: (i) bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment , including sprinklers, (ii) wind, rain, snow, ice, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, or other casualty, and (iii) vandalism, malicious mischief, theft or other acts or omissions of any other parties including without limitation , other tenants, contractors and invitees at the Building.
D.    Landlord's Insurance. Landlord shall, at all times during the Term, procure and maintain: (i) policies of insurance covering loss or damage to the Project in an amount equal to the fall replacement cost of the Project. including leasehold improvements in the Premises (including Tenant's Work), which shall provide protection against loss by fire and other all-risk casualties including earthquake and flood and such other property insurance as may be required by Landlord's mortgagee or as otherwise reasonably determined by Landlord (consistent with property insurance coverages maintained with respect to Comparable Buildings), and (ii) commercial general liability insurance applicable to the Building and the Common Areas, providing a minimum limit of $3,000, 000.00 per occurrence (which may be layered with primary and excess policies). In addition, so long as Tenant leases all of the rentable area of the Building, the agreed amount of the full replacement cost of the Project and the amount of Landlord's property insurance deductibles shall be subject to Tenant's approval, not to be unreasonably withheld, conditioned or delayed; provided that in no event shall Tenant have the right to disapprove the amount of any insurance or deductible required by any Lender.
Upon Tenant's request from time to time, Landlord shall furnish to Tenant, certificates of insurance evidencing the aforesaid insurance coverage. The insurance requirement s set forth in this Article 8 are independent of the waiver, indemnification and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party's liability under this Lease. In addition to the requirements set forth in this Article 8, the insurance required of Landlord under th.is Lease must be issued by an insurance company with a rating of no less than A-VIII in the current Best's Insurance Guide or that is otherwise is reasonably acceptable to Tenant, and admitted to engage in the business of insurance in the state in which the Project is located. Landlord may maintain commercially reasonable deductibles and self-insured retentions under Landlord's policies (in Landlord's reasonable discretion consistent with the deductibles maintained in Comparable Buildings, subject also to Tenant's approval rights set forth in the first paragraph of this Article 8.D.)
ARTICLE 9. INDEMNIFICATION
A.    Indemnification by Tenant. Except for any injury, costs, expenses, claims, loss or damage as to which Article 8.B applies, Tenant shall indemnify, defend and hold harmless Landlord and its agents, successors and assigns, including its Building Manager, from and against all injury, loss, costs, expenses, claims or damages (including attorney's fees and disbursements) to any person or property to the extent arising from the negligence or willful misconduct of Tenant or its agents, employees, contractors, Approved Users, licensees or subtenants, or arising out of or in connection with Tenant's Work or subsequent work performed by or on behalf of Tenant. This indemnification shall survive the expiration or termination of the Term.
Notwithstanding anything to the contrary set forth. in this Article 9, during any period that Tenant is self- managing the Project pursuant to Article 4.C of this Lease, except for any injury, costs, expenses, claims, loss or damage as to which Article 8.B applies, Tenant shall indemnify, defend and hold harmless Landlord and its agents, successors and assigns, including its Building Manager, from and against all injury, loss, costs, expenses, claims or damages (including attorney's fees and disbursements) to any person or property arising from, related to, or in connection with any occurrence in the Project, EVEN IF THE SAME IS CAUSED BY THE CONCURRENT NEGLIGENCE (BUT NOT THE SOLE OR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF LANDLORD OR ITS AGENTS OR EMPLOYEES. This indemnification shall survive the expiration or termination of the Term.
B.    Indemnification by Landlord. Except for any injury, costs, expenses, claims, loss or damage as to which Article 8.B applies, Landlord shall indemnify, defend and hold harmless Tenant and its agents, successors and assigns, from and against all jury , loss, costs, expenses, claims or damages (including attorney's fees and disbursements) to any person or property arising from the negligence or willful misconduct of Landlord or its agents, employees, or contractors, or arising out of or in connection with Landlord's Work or subsequent work performed by or on behalf of Landlord. This indemnification shall survive the expiration or termination of the Term.
ARTICLE 10. CASUALTY DAMAGE
A.    Landlord's Termination Rights. From and after the Delivery Date, in the event that the Building should be totally destroyed by fire or other casualty or in the event the Building (or any material portion thereof) (whether or not the Premises shall have been damaged by such casualty) should be so damaged that rebuilding or repairs cannot be completed, in Landlord's architect's reasonable opinion, within two hundred seventy (270) days after the date of the casualty, or in the event there is less than one (1) year of the existing Term (after taking into account any renewal option that has been exercised at such time) remaining at the time of a fire or casualty to the Building and in Landlord's architect's reasonable opinion, the damage cannot be restored within ninety (90) days after the date of the casualty, or in the event Landlord's mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt and Landlord will be required to come out of pocket in excess of $3,000,000.00 (in constant 2012 dollars using the Consumer Price Index for all Urban Consumers (CPI-U) U .S. city average (1982-84 equals 100) published by the Bureau of Labor Statistics, United States Department of Labor) (over and above deductible amounts) ("Landlord's Out-of-Pocket Cap") to restore the damage, or in the event of any uninsured loss to the Building or the Garage in excess of $3,000,000.00 (in constant 2012 dollars using the Consumer Price Index for all Urban Consumers (CPI-U) U.S. city average (1982-84 equals 100) published by the Bureau of Labor Statistics, United States Department of Labor) ("Landlord's Uninsured Cap") (it being agreed that failure to maintain the insurance required by Landlord hereunder is not an uninsured loss for purposes hereof if such loss would have been covered had it been maintained) Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the dale of such casualty, in which event Rent shall be abated during the unexpired portion of this Lease effective as of the date of such damage; provided that in the event the shortfall over and above Landlord's Out-of-Pocket Cap and/or Landlord's Uninsured Cap is $3,000,000.00 or less, Tenant shall have the right to nullify Landlord's termination by delivering written notice to Landlord within (10) Business Days after receipt of Landlord's termination notice to pay for the additional out-of-pocket costs required to restore the damage, in which event Tenant shall make available such funds to Landlord to use in the restoration of the Project prior to commencement of Landlord's restoration work. Landlord will not terminate this Lease unless it terminates all leases in the Building similarly affected by the casualty.
B.    Tenant's Termination Rights. From and after the Delivery Date, in the event that the Premises or any portion of the Building reasonably necessary for Tenant's use and occupancy of the Premises should be so damaged by fire or other casualty that rebuilding or repairs cannot be completed, in Landlord's architect's reasonable opinion, within two hundred seventy (270) days after the date of the casualty, or in the event there is less than one (1) year of the existing Term (after taking into account any renewal option that has been exercised at such time) remaining at the time of a fire or casualty to the Building and in Landlord's architect's reasonable opinion, the damage cannot be repaired within ninety (90) days after the date of the casually. Tenant may, at its option terminate this Lease, in which event Rent shall be abated during the unexpired portion of this Lease, effective the date of such damage. Tenant shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Landlord within ten (10) Business Days after receipt of notice from Landlord of the estimated repair and restoration period ("Restoration Notice"), which Restoration Notice shall be delivered to Tenant not later than ninety (90) days after the date of the lire or other casualty.
C.    Landlord's Restoration Obligations. In the event neither Landlord or Tenant are entitled to terminate this Lease upon the occurrence of a fire or other casualty, or if Landlord and/or Tenant are entitled to terminate this Lease pursuant to this paragraph , but neither party elects to terminate, in either such event Landlord shall, as soon as reasonably practicable after the date of such damage, commence (and thereafter pursue with reasonable diligence) repairing the Project and the Premises, but only to the extent of insurance proceeds actually received by Landlord for such repairs (together with the amount of Landlord' s property insurance deductible, Landlord's Out-of-Pocket Cap, Landlord's Uninsured Cap and any funds for restoration provided by Tenant pursuant to Article 10.A, all of which Landlord shall pa y toward the cost of such repairs), to substantially the same condition which existed immediately prior to the happening of the casualty. If the sum of the insurance proceeds actually received by Landlord plus the amount of Landlord's insurance deductible is not sufficient to restore the Project to its pre-casually condition, and Landlord elects not to fund any shortfall , Landlord shall notify Tenant in writing of such election prior to commencement of the restoration work in which event Tenant shall have thirty (30) days in which to elect in writing either (i) terminate this Lease, or (ii) accept a restoration of the Project (i.e., only to the extent of Landlord's insurance proceeds and Landlord's properly insurance deductible ), or (iii) if the shortfall is less than $3,000,000.00, elect to fund the shortfall itself, in which Tenant shall make available such funds to Landlord to use in the restoration of the Project prior to commencement of Landlord's restoration work. In no event shall Landlord be required to rebuild, repair or replace any part of the furniture, equipment, trade fixtures, inventory, supplies or any other personalty which may have been placed by Tenant within the Building or at the Premises. Landlord shall allow Tenant a fair abatement of Rent during the time (and to the extent) the Premises are untenantable. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Project or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control. Notwithstanding the foregoing, if (a) Tenant was entitled to but elected not to exercise its right to terminate the Lease and Landlord does not substantially complete the repair and restoration of the Premises and the portion of the building required for Tenant's access to and use of the Premises within sixty (60) days after the expiration of the estimated period of time set forth in the Restoration Notice, which period shall be extended to the extent of any Reconstruction Delays (hereinafter defined) or (b) if Tenant was not initially entitled to terminate the Lease and Landlord does not substantially complete the repair and restoration of the Premises and the portion of the Building required for Tenant's access to and use of the Premises within ninety (90) days after the expiration of the estimated period of time set forth in the Restoration Notice. which period shall be extended to the extent of any Reconstruction Delays, then in either case Tenant may terminate this Lease by written notice to Landlord within thirty (30) days after the expiration of such period, as the same may be extended for Reconstruction Delays, and prior to completion of such repair and restoration of the Premises and applicable parts of the Building. For purposes of this Lease, the term "Reconstruction Delays" shall mean: (i) any delays caused by Tenant; and (ii) any delays caused by Events of Force Majeure (not to exceed sixty (60) days).
ARTICLE 11. CONDEMNATION
A.    Tenant's Termination Rights. If the whole of or any substantial part of the Project or Premises is taken by any public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render the remaining portion of the Premises unsuitable for the purposes intended hereunder in Tenant's good faith judgement, then Tenant will have the right to terminate this Lease by written notice to Landlord (such notice to be given to Landlord within thirty (30) days after Tenant receives notice of the taking) effective not later than the day possession shall be taken by such public authority and Landlord shall make a pro rata refund of any prepaid Rent. Tenant shall not have the right to terminate this Lease pursuant to the preceding sentence unless (a) the business of Tenant and/or any Permitted Transferee(s) conducted in the portion of the Premises taken cannot be carried on with substantially the same utility and efficiency in the remainder of the Premises (or any substitute space securable by Tenant pursuant to clause [b] hereof): and (b) Tenant cannot secure substantially similar alternate space upon the same terms and conditions as set forth in this Lease (including rental) from Landlord in the Building. ln the event that (i) any portion of the Building required to operate the remaining portions of the Building or to provide services to the Building, or (ii) thirty percent (30%) or more of the Building area, or (iii) thirty percent (30%) or more of the value of the Project is taken by public authority under the power of eminent domain, then, at Landlord's option, by written notice to Tenant, submitted not later than sixty (60) days prior to date possession shall be taken by such public authority, Landlord may terminate this Lease effective upon a date within thirty (30) days from the date of such notice to Tenant.
B.    Allocation of Award; Partial Condemnation. Except as provided below, all compensation awarded for any condemnation shall be the property of Landlord, whether such damages shall be awarded as a compensation for diminution in the value of the leasehold or to the fee of the Premises, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation. However, Tenant shall have the right to prove in any condemnation proceedings and to receive any award which may be made for damages to or condemnation of improvements paid for by Tenant, movable trade fixtures and equipment and for moving expenses. If neither Landlord nor Tenant elects to terminate this Lease upon a condemnation or taking of a portion of the Premises or Building or neither party is entitled to terminate this Lease pursuant to Article 11.A above, the Rent payable under this Lease will be diminished by an amount allocable to the portion of the Premises which was so condemned or taken (or transferred in lieu thereof) or rendered unusable for its use prior thereto. In addition, the rentable square footage of the Premises and the Building, the Monthly Rent and Additional Rent, and Tenant's Pro Rata Share shall, if applicable, be appropriately adjusted by an amendment to this Lease reasonably acceptable to Landlord and Tenant. If this Lease is not terminated upon a partial takin g of the Building or Premises, Landlord will, at Landlord's sole expense, promptly restore and reconstruct the Building and Premises to substantially their former condition to the maximum extent the same is feasible. However. Landlord will not be required to spend for such restoration or reconstruction an amount in excess of the net amount received by Landlord as compensation or damages for the part of the Building or Premises so taken.
ARTICLE 12. REPAIR AND MAINTENANCE
A.    Tenant's Obligations. Tenant shall keep the Premises in good working order, repair (and in compliance with all Laws) and condition (which condition shall be neat, clean and sanitary), and shall make all necessary non-structural repairs thereto and any repairs to non-Building standard mechanical , HVAC (including supplemental and package AC units), electrical and plumbing systems or components in or serving the Premises, including, without limitation, private restroom plumbing fixtures and equipment installed by Tenant or at Tenant's request. Tenant's obligations shall include, but not be limited to, Tenant's trade fixtures and equipment, security systems, signs, interior decorations, floor coverings, wall coverings, entry and interior doors, interior glass, keys and locks, and Alterations to the Premises installed by Tenant. Subject to Article- 8.B and notwithstanding anything to the contrary set forth in Article 12.B, any damage to the Project caused by the willful misconduct of Tenant or any of Tenant's agents, contractors, employees, Approved Users, licensees or subtenants shall be paid for by the Tenant within thirty (30) days after Tenant's receipt of an invoice therefor; provided that Tenant shall not be required to pay for damage caused by the criminal acts of Tenant's employees.
B.    Landlord's Obligations. Landlord shall be responsible for repairing at Landlord's sole cost and expense all latent defects in Landlord's Work during the Term. Tenant shall promptly report to Landlord any latent defects in Landlord's Work upon Tenant's discovery of the same. Landlord shall, as a component of Operating Expenses (to the extent the same qualify as Operating Expenses) maintain, repair and replace the roof, roof membrane, foundation, floor slabs and exterior walls, exterior windows, exterior doors and all other structural components of the Project in good repair and condition (and water tight) consistent with the standards of landlords of Comparable Buildings. Landlord shall also maintain and make necessary repairs and replacements to the Building standard mechanical, HVAC (including without limitation any VAV boxes and related distribution installed by Tenant, electrical, plumbing systems (including core restrooms on single tenant and multi-tenant floors within the Building), life safety and other systems in or servicing the Project as required to operate the Project consistent with the standards of Comparable Buildings and the costs of any such maintenance, repairs or replacements shall be included in Operating Expenses (to the extent same qualify as Operating Expenses), excluding repairs required to be made by Tenant pursuant to this Article. Landlord, as part of Operating Expenses (to the extent same qualify as Operating Expenses), shall also maintain in good repair and condition the parking areas and other Common Areas of the Project, including, but not limited to driveways, alleys, parking areas, exterior lighting. Landscape and grounds surrounding the Building consistent with the standards of landlords of Comparable Buildings.
C.    Self-Help. Notwithstanding anything to the contrary set out in this Lease, if Landlord fails to perform Landlord's maintenance obligations as set forth in this Lease, and if (i) the lack of such maintenance by Landlord materially impairs Tenant's use of the Premises, and (ii) Landlord (a) fails to undertake diligent efforts to repair any dangerous condition, roof leaks, plumbing leak or failure, or such other emergency-type condition which if not remedied could result in significant damage to property or personal injury within three (3) Business Days after the receipt of Tenant's written notice, or after commencing the same fails to diligently pursue such repairs to completion , or (b) fails to make any required, non-emergency repairs within thirty (30) days after the receipt of Tenant's written notice in the case of other maintenance and repair obligations, or in the event the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance and Landlord fails to commence performance within the thirty (30) day period and thereafter diligently pursue the completion of same using commercially reasonable efforts ("Landlord's Maintenance Obligations"), Tenant shall have the right (a "Self-Help Right"), following written notice to Landlord ("Self-Help Notice"), to make such repair on Landlord's behalf (using Landlord's roofing contractor or plumbing contractor, as applicable, in the case of roof repairs or plumbing repairs) and recover from Landlord Tenant's actual, reasonable out of-pocket costs and expenses in connection with the exercise of such right ('Tenant's Self-Help Expenses"); provided that, except as provided above with respect to roof repairs and plumbing repairs using Landlord' s roofing contractor or plumbing contractor , as applicable, in no event shall Tenant be permitted to make any repairs to any portion of the Building outside of the Premises or to make any repairs to the Building systems, including without limitation, mechanical, electrical, plumbing, life safety or hearing and air conditioning systems, or the Building structure; provided that in the event Tenant leases all of the rentable area in the Building (exclusive of that allocated to a property management office, if any), Tenant shall be permitted to make repairs to the Building systems, including without limitation, the mechanical , electrical, plumbing, life safety or heating and air conditioning systems. Wi thin thirty (30) days after Landlord's receipt of an invoice for Tenant' s Self-Help Expenses (including third party invoices for such expenses), but subject to Disputed Items and/or Disputed Amounts as set forth below, Landlord shall reimburse Tenant for Tenant's Self-Help Expenses. Tenant's initiation of the Self-Help Right shall be delayed by the actual time Landlord's failure to timely perform the Landlord Maintenance Obligations is caused by (i) a Tenant Caused Delay (defined below), or (ii) except in the event of an emergency, a delay due to an Event of Force Majeure, but such Self-Help Right shall only be delayed for the time period equal to the number of days actually delayed by such an event. The term "Tenant Caused Delay" shall mean any delay in the completion of the Landlord Maintenance Obligations caused by Tenant, its agents, employees, contractors or Approved Users. In the event Landlord, acting in good faith. disputes (i) the need or necessity of a Landlord Maintenance Obligation., (ii) Tenant's actions to perform a Landlord Maintenance Obligation on Landlord's behalf after issuance of a Self-Help Notice, or (iii) the reasonableness of any portion of the Tenant's Self-Help Expenses, then Landlord shall give written notice to Tenant ("Dispute Notice"), within five (5) Business Days after receipt of the Self-Help Notice from Tenant or an invoice for Tenant' s Self-Help Expenses from Tenant, as applicable, setting forth the issue being disputed or the portion of Tenant's Self-Help Expenses that is being disputed along with detailed reasons for such dispute ("Disputed Issue" or Disputed Amount", as applicable). If Landlord and Tenant are unable to resolve the dispute within five (5) Business Days thereafter, either party shall have the right to submit the issues to arbitration in accordance with the arbitration procedure set forth in Article 12.D. below. Until the final arbitration decision is rendered, the Disputed Issue or Disputed Amount shall be held in suspense and such Disputed Issue or Disputed Amount shall not be considered in determining an event of default of Landlord pursuant to this Lease. Within five (5) Business Days after the final arbitration decision is rendered in writing to the parties by the arbitrators and based upon the final arbitration decision, U1e parties shall abide by the decision of the arbitrators and resolve -the Disputed Issue or Disputed Amount accordingly.
D.    Dispute Resolution. If Landlord provides Tenant with a Dispute Notice, Landlord and Tenant, within five (5) Business Days after the date of the Dispute Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith characterization of the Disputed Issue or Disputed Amount and the suggested resolution of the Disputed Issue or Disputed Amount (collectively referred to as the "Resolutions"). Then, within seven (7) Business Days after the exchange of Resolutions,

Landlord and Tenant shall each select a property management firm to evaluate the Disputed Issue and/or Disputed Amount and the Resolutions and to determine which of the two Resolutions most closely reflects the fair and correct way to resolve the Disputed Issue and/or Disputed Amount. Each property management firm so selected shall (i) have had at least ten (10) years experience as a real estate property management firm managing and working with Class "A" office buildings in the Houston, Texas market, (ii) have managed within the last 12 months or be currently managing at least 2,000,000 square feet of office space in Houston Texas, and (iii) have working knowledge of current property management, repair and maintenances practices in Houston, Texas. The property management firms selected shall not be then employed or currently represented by either Landlord or Tenant in the Houston marketplace. Upon selection, Landlord's and Tenant's properly management firms (the "Firms") shall work together in good faith to try and resolve the Disputed Issue or Disputed Amount. If either Landlord or Tenant fails to appoint a property management fu-111 within the seven (7) business day period referred to above, the property management firm appointed by the other party shall be the sole property management firm for the purposes hereof. If the two Firms agree on a resolution to the Disputed Issue or Disputed Amount, then such agreed-upon resolution shall be binding on the Landlord and Tenant. If the two Firms cannot agree upon which of the two Resolutions most closely addresses and resolves the Disputed Issue or Disputed Amount within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two Firms shall agree upon a third property management firm to be chosen from the property management operations from one of the following companies: Transwestern Commercial Services (if an Affiliate of Transwestern is not also the Landlord), CBRE, Inc., PM Realty Group, Hines, Moody Rambin Interests and Jones Lang LaSalle; provided, such third property management firms cannot be one of the Firms and shall meet the above-referenced criteria for the Firms. Once the third property management firm has been selected as provided for above ('Third PM"), then, as soon thereafter as practicable but in any case within fourteen (14) days, the Third PM shall make its determination of which of the two Resolutions most closely and fairly addresses and resolves the Disputed Issue and/or Disputed Amount, and such Resolution shall be binding on both Landlord and Tenant. If the Third PM believes that expert advice would materially assist it, it may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the Third PM and of any experts retained by the Third PM. Any fees of any engineers, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such engineer, counsel or expert. If necessary, the parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this paragraph and to enter judgment upon the decision of the Third PM.
E.    Signs and Obstructions. Except for the exterior signage rights afforded Tenant pursuant to Article 7.J, Tenant shall not obstruct or permit the obstruction of light, halls, Common Areas, roofs, parapets, stairways or entrances to the Building or the Premises and will not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Building or the Premises (which is visible from the exterior of the Building or the Premises), including the inside or outside of the windows or doors, without the written consent of Landlord. If such work is done by Tenant through any person , firm or corporation not designated by Landlord, or without the express written consent of Landlord (such consent not to be unreasonably withheld, conditioned or delayed), and such work is not removed by Tenant within Ten (10) Business Days following Tenant's receipt of Landlord's written notice thereof. Landlord shall have the right to remove such signs, projections, awnings, signals or advertisements without being liable to the Tenant by reason thereof and to charge the cost of such removal to Tenant as Additional Rent, payable within thirty (30) days of Landlord's invoice therefor in reasonable detail.
F.    Capital Replacement Disputes. If during the Term Tenant, in good faith, disputes that Landlord is operating the Project in a first-class manner consistent with the standards of Comparable Building because Landlord elects to perform repairs to the Building roof, any of the Project mechanical, electrical or plumbing systems, the curtain wall or exterior windows and/or window framing systems of the Building rather than replace the same, and after discussions with Landlord, Landlord does not elect to make the requested capital replacement , then, with respect to replacements that would exceed $100,000.00 in cost, Tenant shall have the right to invoke the Dispute Resolution procedure set forth in Article 12.D to determine whether Landlord's failure to make the capital replacement requested by Tenant is a breach of Landlord's obligation to operate the Project in a first-class manner consistent with the standards of Comparable Buildings. If Tenant desires to invoke the Dispute Resolution procedure set forth Article 12.D, Tenant shall deliver written notice thereof to Landlord (which notice shall also be a Dispute Notice for purposes of Article 12.D). Notwithstanding anything to the contrary set forth in Article 12.D, (i) neither party shall submit a suggested resolution of the Disputed Issue, and (ii) the sole Disputed Issue shall be whether Landlord's failure to make the capital replacement requested by Tenant is a breach of Landlord's obligation to operate the Project in a first-class manner consistent with the standards of Comparable Buildings. In making such determination, the property management firms appointed by Landlord and Tenant, and the Third PM, if applicable, shall be entitled to consider all of the particular terms and conditions of this Lease and the leases of other tenants in the Building, including without limitation, the remaining terms of this Lease and such other leases.
ARTICLE 13. RIGHTS RESERVED BY LANDLORD
A.    Rights Reserved by Landlord. Except as otherwise expressly provided in this Lease to the contrary, Landlord reserves the following rights without notice and without liability to Tenant and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession , or giving rise to any claim for setoff or abatement of Rent (except as provided below):
(i)    Subject to the other express provisions of this Lease pertaining to such matters, to reasonably designate, limit, restrict and control (but not profit from) any service in or to the Project, including without limitation, pest control services, janitorial services and collection of trash. Any restriction, designation, limitation or control imposed by reason of this clause (i) shall be imposed uniformly on Tenant and other tenants occupying space in the Building.
(ii)    To retain at all times and to use in appropriate instances keys to all doors within and into the Premises. No base Building locks shall be changed and no Premises locks (except as permitted below) shall be changed so that they do not work with the Landlord's master key, without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed. Tenant shall be permitted to enter and use the stairways in the Building for access between floors in the Building leased by Tenant and may, at Tenant's sole cost and expense, subject to the provisions of Article 5.C above, install security card readers in such stairways and other entrances to the Premises which shall restrict access by tenants of the Building other than Tenant to the Premises on floors leased in their entireties by Tenant; provided however, nothing contained herein shall limit or modify Tenant's obligation to comply with all applicable fire codes, rules and regulations in connection with Tenant's use of the Building's stairways. This provision shall not apply to Tenant's safes, or other areas maintained by Tenant for the safety and security of Tenant's business records or any other confidential and/or proprietary information. Notwithstanding the foregoing, Tenant, at its own expense, may provide its own locks to certain areas within the Premises ("Secured Areas"), and shall notify Landlord in writing of the location of any Secured Areas upon designation of same. Tenant need not furnish Landlord with a key, but upon the expiration of the Term or the expiration or early termination of Tenant's right to possession of the Premises, Tenant shall sun-ender all such keys to Landlord. If Landlord must gain access to a Secured Area in a non-emergency situation, Landlord shall contact Tenant, and Landlord and Tenant shall arrange a mutually agreed upon time for Landlord to have such access. Landlord shall comply with all reasonable security measures pertaining to a Secured Area except in the event of an emergency. If Landlord determines in its sole, reasonable discretion that an emergency in the Building or the Premises, including, without limitation, a suspected fire or flood, requires Landlord to gain access to a Secured Area, Tenant hereby authorizes Landlord to forcibly enter a Secured Area. In such event, Landlord shall have no liability whatsoever to Tenant, and Tenant shall pay all reasonable expenses incurred by Landlord in repairing or reconstructing any entrance, corridor, door or other portions of the Premises damaged as a result of a forcible entry by Landlord. Landlord shall have no obligation to provide either janitorial service or cleaning to Secured Areas.
(iii)    Subject to the other express provisions of this Lease pertaining to such matters, to make repairs, improvements , alterations, additions, or installations, whether structural or otherwise, on and about the Project, or any part thereof, and for such purposes to enter upon the Premises, and during the continuation of any of said work, to temporarily restrict access to the Building, the Premises or the Garage (or portions thereof), or any part thereof and to interrupt or temporarily suspend services and facilities to the extent reasonably necessary in connection with such work. Landlord agrees that in exercising the rights set forth in this clause (iii), Landlord will use commercially reasonable efforts to minimize any disruption of or inconvenience to Tenant. Without limiting the generality of the foregoing, Landlord agrees that (except in the event of an emergency), it will schedule with Tenant in advance any entry into the Premises (other than for routine janitorial service) and the performance of any work there.in by Landlord's contractors. And such work will be performed after Normal Business Hours during weekdays or on weekends. If the activities of Landlord or its contractors pursuant to this clause (iii) render the Premises untenantable for more than one Business Day after delivery of notice of such condition to Landlord and such entry is not required as a result of the acts of Tenant or its employees, agents, contractors, Approved Users, or subtenants, Tenant, as its sole and exclusive remedy, shall have the right to abate Rent for the period of interruption beyond such one (1) Business Day period; provided that such abatement shall apply pro rata only as to that portion of the Premises rendered untenantable by said activities (subject also to Tenant's Self-Help Right set forth in Article 12.C. above).
(iv)    To restrict or prohibit vending or dispensing machines of any kind in or about the Building: provided , however, Landlord consents to the installation of vending machines in the lunch rooms, break rooms or kitchen areas of the Premises for the dispensing of soda and other similar drinks and snack foods to Tenant's employees, clients and visitors.
(v)    To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Building and to require all such items to be moved into and out of the Building and the Premises only at such times and in such manner as Landlord shall reasonably direct in writing.
(vi)    To restrict or prohibit smoking inside the Building and Garage or in the vicinity of the entrances to the Building and the Garage in accordance with applicable Laws. Landlord will reasonably cooperate with Tenant to establish dedicated smoking areas at the Project prior to the Commencement Date.
(vii)    If Tenant or its Permitted Transferee(s) do not lease the entire rentable area of the Building, to regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same.
(viii)    Subject to Landlord's agreement s in Article 2.B regarding the Buildings 2 and 3 Plaza, if Tenant or its

Permitted Transferee(s) do not lease the entire rentable area of the Building, to relocate various facilities within the Building and on the Land; provided that such relocation shall not materially restrict access to the Premises or the Garage or materially and adversely affect Tenant's use and occupancy of the Premises or the Garage.
B.    Emergency Entry. Notwithstanding anything herein to the contrary, Landlord and its agents may enter the Premises at any time in case of emergency and shall have the right to use any and all mean s which Landlord reasonably may deem proper to open such doors during an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord in the event of an emergency shall not, under any circumstances, be construed or deemed to be a forcible or unlawful entry into, or detainer of the Premises, or to be an eviction of Tenant from the Premises or any portion thereof.
C.    Exhibition and Inspection of Premises. Tenant shall permit Landlord and its agents to enter and pass through the Premises or any part thereof, upon reasonable advance notice, and at reasonable times during Normal Business Hours lo: exhibit the Premises to holders of encumbrances on the interest of Landlord under the Lease and to prospective purchasers or mortgagees of the Project or, during the last twelve (12) months of the Term (and provided Tenant has not timely exercised any applicable renewal option) to prospective tenants of the Premises. Notwithstanding the foregoing, Tenant reserves the right to require that visitors touring the Premises be escorted by Tenant's personnel, which Tenant agrees to make available. Additionally, Tenant shall permit Landlord, the Building Manager and its authorized representatives to enter the Premises upon reasonable advance notice and at reasonable times to inspect the Premises and to make such repairs and/or perform other obligations of Landlord under this Lease (subject to the terms of Article 13A.(iii) above). Landlord agrees to use reasonable efforts to minimize any interference with or disruption of Tenant's use of or business in the Premises in connection with any exercise of its rights above.
ARTICLE 14. SURRENDER OF PREMISES
Upon the expiration or sooner termination of the Term, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, normal wear and tear and damage by fire and other casualty excepted. All leasehold improvements and other fixtures, such as light fixtures and HVAC equipment, wall coverings, carpeting and window coverings, in or serving the Premises, whether installed by Tenant or Landlord, shall be Landlord's property upon installation thereof and shall remain, all without compensation, allowance or credit to Tenant. Tenant shall not be required to remove any of Landlord's Work or any of Tenant's Work that are not Required Removables. Landlord may, however, within one month after the expiration of this Lease or within one (1) month after the earlier termination of this Lease or Tenant's right to possession of the Premises require Tenant to remove (by written notice to Tenant identifying the items Landlord will require Tenant to remove), at Tenant's sole cost, any nonBuilding standard or Tenant specialty Alterations or any of Tenant's Work that are not customary office improvements, the cost of demolition or removal of which is significantly more than demolishing or removing improvements customarily found in Comparable Buildings and that Landlord designated in writing as being subject to removal in connection with Landlord's consent to any such Alternations or Tenant's Work ("Required Removables"). Landlord and Tenant acknowledge and agree that the following constitute Required Removables, whether or not Landlord notifies Tenant of such removal requirement at the rime Landlord approves installation of the same: internal stairways, personal restrooms (excluding Building core restrooms), supplemental HVAC systems, UPS batteries, supplemental fire protection equipment, generator(s), and rooftop communications equipment. Tenant, at its expense, shall remove all of Tenant's personal property, trade fixtures, equipment and telecommunications cabling and wiring (collectively, "Tenant Property") and any Required Removables from the Premises within one (1) month following the expiration or sooner termination of the Term. Tenant shall, at its sole cost and expense, repair any damage caused by such removal. If Tenant fails to remove any of the foregoing items identified in Landlord's notice, or to perform any required repairs and restoration. Landlord, at Tenant's sole cost and expense, may remove the same (and repair any damage occasioned thereby) and dispose thereof, and Tenant shall pay the cost of such removal of such items within thirty (30) days after demand from Landlord. At Landlord's option all or part of such property which Tenant fails to remove may be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord.
ARTICLE 15. HOLDING OVER
If Tenant continues to occupy the Premises after the expiration or other termination of this Lease or the termination of Tenant's right of possession, such occupancy shall be that of a tenancy at sufferance. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per diem basis during any such holdover) equal to one hundred fifty percent (150%) of the Monthly Rent due under this Lease for the last full month of the Term hereof. All other payments shall continue under the terms of this Lease. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise . In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over; provided that Tenant shall not be liable to Landlord for consequential damages unless Tenant's holdover exceeds thirty (30) days.

ARTICLE 16. SUBLETTING AND ASSIGNMENT
A.    Except in connect ion with a Permitted Transfer (defined in Article 16.E below) and Approved Users (defined in Article 16.F below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually , a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed with respect to a proposed assignment (other than a collateral assignment) or sublease. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld, conditioned or delayed if: (1) in the event of a proposed assignment the proposed transferee's financial condition is not adequate for the obligations such transferee is assuming in collection with the proposed Transfer (taking also into consideration that Tenant also remains liable for such obligations); (2) the transferee's business or reputation is not suitable for the Building considering the business and reputation of the other tenants and the Building's prestige, or would result in a violation of another tenant's rights under its lease al the Building of which Tenant bas notice (provided that Tenant requests in writing from Landlord a list of all exclusive rights granted by Landlord prior to submitting a proposed sublease or assignment to Landlord) ; (3) the transferee is a governmental agency; (4) Tenant is in default under this Lease beyond any applicable notice and cure period ; or (5) the proposed occupancy would impose a material additional burden upon the Building systems or Landlord's ability to provide services to other tenants in the Building; provided, however, that Tenant shall have the opportunity to agree to pay to rectify or alleviate such additional burden as additional Rent, in which event this condition shall not be the basis for Landlord's refusing its consent. Any attempted Transfer in violation of this Article 16, shall, exercisable in Landlord's sole and absolute discretion, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease or any liability hereunder.
B.    If Tenant requests Landlord's consent to a Transfer, Tenant shall submit to Landlord (i) in the event of a proposed assignment, financial statements for the proposed transferee, (ii) a copy of the proposed assignment or sublease, and (iii) a description of the transferee's business and such other information as Landlord may reasonably request. Within ten (10) Business Days after Landlord's receipt of the required information and documentation, Landlord shall either consent or reasonably refuse consent to the Transfer (and specify in detail the reason(s) for such refusal) in writing. If Landlord fails to respond to any request for consent within the ten (10) Business Day period set forth above, Tenant shall have the right to provide Landlord with a second request for consent. Tenant's second request for consent must specifically state that Landlord's failure to respond within a period of five (5) days shall be deemed to be an approval by Landlord. If Landlord's failure to respond continues for five (5) days after its receipt of the second request for consent, the proposed assignment or sublease for which Tenant has requested consent shall be deemed to have been approved by Landlord. Tenant shall reimburse Landlord for its actual, out-of-pocket reasonable costs and expenses (including, without limitation, reasonable attorney's fees) incurred by Landlord (not to exceed $1,500.00 per request) in connection with Landlord's review of such proposed Transfer or Permitted Transfer. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the Rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings).
C.    Tenant shall pay to Landlord fifty percent (50%) of all rent (which shall not include any payments Tenant receives for persona l property sold or leased by Tenant to the transferee) which Tenant receives as a result of a Transfer (other than a Permitted Transfer) that is in excess of the Rent payable to Landlord hereunder for the portion of the Premises and Term covered by the Transfer (after deducting therefrom reasonable leasing commissions and reasonable costs paid to unaffiliated third parties, including without limitation, reasonable attorneys' fees, advertising costs, leasehold improvements costs, and allowances and other concessions paid to the transferee, with proof of same provided to Landlord) within thirty (30) days following receipt thereof by Tenant. The provisions of this Article 16.C shall not apply to a Permitted Transfer.
D.    Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership or similar entity, and the person, persons or entity which owns or controls a majority of the voting interests at the time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed.
E.    Notwithstanding the above, Tenant may assign this Lease or sublet the Premises, or any part thereof, to (A) any Affiliate (hereinafter defined) of Tenant, (B) a successor by merger, acquisition, consolidation or reorganization; provided that if such proposed transferee is a successor to Tenant by merger, acquisition, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant and such proposed transferee shall have a net worth which is at least equal to the net worth of the originally named Tenant hereunder on the date of th.is Lease, as evidenced to Landlord's reasonable satisfaction, or if such proposed transferee's net worth is less than the foregoing required amount, then such proposed transferee's net worth is sufficient in light of the obligations being assumed in connection with this Lease pursuant to such assignment, in Landlord's reasonable determination , or (C) a purchaser of all or substantially all of the assets of Tenant or its parent company (each, a "Permitted Transfer", and any such transferee being a "Permitted Transferee"), without the prior written consent of Landlord, provided (1) no event of default by Tenant exists under this Lease beyond applicable notice and cure period ; and (2) Tenant shall give Landlord written notice at least ten (10) days prior to the effective date of the proposed assignment or sublease to the extent permitted by confidentiality obligations to which Tenant is bound ; if not within thirty (30) days after the effective date of the proposed assignment or sublease.
F.    In addition, Tenant may also allow, without Landlord's consent, personnel employed by another entity which is a client of Tenant or with which Tenant or an Affiliate of Tenant is a participant in a joint venture or other common business enterprise, or controls an outsourcing relationship for the benefit of Tenant or an Affiliate of Tenant, or controls a consultant or vendor support relationship for the benefit of Tenant or an Affiliate of Tenant, to occupy space within the Premises (not to exceed in the aggregate more than fifty percent (50%) of the office space within the Premises (at any one time) while involved in work with such client or related to any such joint venture or other com mon business enterprise, outsourcing relationship, consultancy, or vendor support relationship that is directly related to the operation of Tenant's (or an Affiliate's) business) (collectively, "Approved Users") provided (a) to the extent practical Tenant notifies Landlord, in writing, of the identity of any such Approved Users prior to occupancy of any portion of the Premises by such Approved Users, (b) the Approved Users occupy space in the Premises for the permitted use and such occupancy would not materially impair Landlord's ability to provide services to the other tenants of the Building: (c) the Approved Users must comply with all provisions of this lease, and a default by any Approved Users shall be deemed a default by Tenant under this Lease; (d) all notices required of Landlord under this Lease shall be forwarded only to Tenant in accordance with the terms of this Lease and in no event shall Landlord be required to send any notices to any Approved Users; (e) in no event shall any use or occupancy of any portion or the Premises by any Approved User release or relieve Tenant from any of its obligations under this Lease: (f) the Approved User and its employees and contractors occupying space in the Premises shall be deemed subtenants of Tenant pursuant to Permitted Transfers for purposes of this Lease; (g) in no event shall any use or occupancy of any portion of the Premises by any Approved User release or relieve Tenant from any of its obligations under this Lease; (h) the Approved Users will not be entitled to signage or directory listings out of Tenant's total allotment of signage or directory listings: and (i) in no event shall the occupancy of any portion of the Premises by Approved Users be deemed to create a landlord/tenant relationship between Landlord and such Approved Users, and, in all instances, Tenant shall be considered the sole tenant under the Lease notwithstanding the occupancy of any portion of the Premises by the Approved Users.
ARTICLE 17. SUBORDINATION. ATTORNMENT AND MORTGAGEE PROTECTION
This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Building, and all other encumbrances and matters of public record applicable to the Building, including without limitation. any reciprocal easement or operating agreements, covenants, conditions and restrictions and Tenant shall not act or permit the Premises to be operated in violation thereof; provided that the foregoing subordination in respect of any mortgage or deed of trust placed on the Premises , the Building or the Project after the date hereof shall not become effective until and unless the holder of such mortgage or deed of trust delivers to Tenant a commercially reasonable form of subordination, non-disturbance and attornment agreement providing that so long as no event of default by Tenant occurs and is continuing under this Lease, Tenant shall be permitted to remain in occupancy of the Premises and Tenant's possession of the Premises and its rights under this Lease shall not be disturbed in the event of a foreclosure of any such mortgage or deed of trust. Subject to the foregoing, Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be reasonably requested by any such holder. If any foreclosure or power of sale proceedings are initiated by any Lender or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, upon written request of any such Lender or any purchaser at such foreclosure sale, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment. In the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any future modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage, and if the Lender under any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant. Tenant agrees to give any Lender a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) o[ tbc name and address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been so provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender's control, including time to obtain possession of the Building by power of sale or judicial action or deed in lieu of foreclosure). Landlord agrees to deliver to Tenant within three Business Days after the purchase of the Land and the closing of the construction loan with respect to the Complex by Landlord or its Affiliate, a subordination, non-disturbance and attornment agreement from Bank of America, N.A., who will be the holder of a mortgage on the Complex upon the purchase of the Land by Landlord or its Affiliate, in the form of Exhibit H attached hereto. Tenant agrees to execute such subordination, non-disturbance and attornment agreement concurrently with the execution of this Lease.
ARTICLE 18. ESTOPPEL CERTIFICATE
Tenant shall from time to time, upon written request by Landlord or Lender, deliver to Landlord or Lender, within ten (10) Business Days after receipt of such request a statement in writing certifying to the extent accurate: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying such modifications and certifying that the Lease. as modified, is in full force and effect); (ii ) the dates to which Rent has been paid; (iii) that Landlord is not in default under any provision of this Lease (or if Landlord is in default, specifying each such default); (iv) the address to which notices to Tenant shall be sent, and (v) such other matters as may be reasonably requested by Landlord (so long as such statement or certificate does not purport to amend the Lease): it being understood that any such statement so delivered may be relied upon in connection with any lease, mortgage or transfer. Not more than twice in any twelve (12) month period. Landlord agrees that, upon not less than ten (10) Business Days prior written notice from Tenant, Landlord will execute, acknowledge and deliver to Tenant a statement in writing addressed to Tenant and to any current or prospective institutional lender of Tenant, or any proposed assignee of this Lease, that certifies as to the same matter s relating to this Lease or the Premises set forth above or as otherwise reasonably requested by Tenant, such institutional lender or proposed assignee (so long as such statement or certificate does not purport to amend the Lease).
ARTICLE 19. DEFAULTS
If: (i) Tenant shall fail to pay any installment of Monthly Rent or any other payment of Rent required herein when due; provided that the first two (2) failures in any calendar year during the Term shall not be a default if Tenant pays the amounts due within five (5) Business Days after Tenant's receipt of written notice from Landlord that such amounts were not paid when due. (ii) any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire and is not replaced within ten (10) Business Days after written notice to Tenant, or (iii) Tenant becomes insolvent, makes an assignment for the benefit of creditors, files a voluntary bankruptcy or an involuntary petition in bankruptcy is filed against Tenant which petition is not dismissed within sixty (60) days of its filing (or any of the events described in this clause (iii) occurs with respect to any guarantor of this Lease), or (iv) Tenant fails to perform or observe any of the other covenants, conditions or agreements contained herein on Tenant's part to be kept or performed and such failure shall continue for thirty (30) days after notice thereof given by or on behalf of Landlord; provided , however, that if such failure cannot reasonably be cured within such 30 day period, Tenant shall have such additional period of time reasonably necessary to cure such failure (not to exceed an additional ninety (90) days), so long as Tenant commences to cure such failure within such 30 day period and diligently prosecutes same to completion., (v) if the interest of Tenant under this Lease shall be offered for sale or sold under execution or other legal process , (vi) Tenant fails to deliver an estoppel certificate within the ten (10) Business Day period set forth in Article 18, and such failure continues for five (5) Business Days after Tenant's receipt of written notice of such failure, or (vii) a default by Tenant under Article 30.R, then any such event or conduct shall constitute a "default" hereunder.
If Tenant shall file a voluntary petition pursuant to Title 11 of the United States Code, as the same may be from time to time be amended (the "Bankruptcy Code"), or take the benefit of any insolvency act or be dissolved, or if an involuntary petition be filed against Tenant pursuant to the Bankruptcy Code and said petition is not dismissed within sixty (60) days after such filing or if a receiver shall be appointed for its business or its assets and the appointment of such receiver is not vacated within sixty (60) days after such appointment, or if it shall make an assignment for the benefit of its creditors, then Landlord shall have all of the rights provided for in the event of nonpayment of the Rent.
ln the event Tenant vacates all or substantially all of the Premises for thirty (30) or more days no event of default shall occur so long as (i ) Tenant provides Landlord prior written notice of Tenant's intent to vacate (except in connection with a vacancy due to a casualty, condemnation, or a vacancy for which Tenant is expressly entitled to abatement of Rent under this Lease), and (ii) Tenant otherwise continues to observe and perform all of Tenant' s obligations and covenants contained in this Lease.
ARTICLE 20. REMEDIES OF LANDLORD
A.    Upon the occurrence of any default, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, any one or more of which may be exercised without further notice to or demand upon Tenant and which may be pursued successively or cumulatively as Landlord may elect:
(i)    Landlord may re-enter the Premises and attempt to cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for all reasonable costs and expenses which Landlord incurs to cure such default;
(ii)    Landlord may terminate this Lease by giving to Tenant notice of Landlord's election to do so, in which event the Lease Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;
(iii)    Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and
(iv)    Landlord may enforce the provisions of this Lease by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become clue from Tenant under any of the provisions of this Lease.
Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. In order to regain possession of the Premises and to deny Tenant access thereto following an uncured event of default by Tenant hereunder, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant and Landlord shall have no obligation to provide Tenant a key to new locks installed in the Premises or grant Tenant access to the Premises. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys' fees, by reason of Landlord's alteration or change of and lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant's agents, servants, employees, customers, licensees, invitees or any other persons from the Premises. Landlord may, without notice, remove and either dispose of or store, at Tenant's expense, any properly belonging to Tenant that remains in the Premises after Landlord has regained possession thereof. Tenant acknowledges that the provisions of this subparagraph of this Lease supersede the Texas Property Code and Tenant further warrants and represents that it hereby knowingly waives any rights it may have thereunder.
B.    If Landlord exercises either of the remedies provided in Article 20(A)(ii) or 10.A(iii). Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, and Landlord may remove all occupants and property therefrom, using such force as may be reasonably necessary to the extent allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law.
C.    If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant in whole or in part, from Tenant's obligation to pay Rent hereunder for the full Lease Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent accruing as it becomes due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Lease Term. In any such case, Landlord shall make reasonable efforts in accordance with Article 20.E hereof, to relet the Premises. In attempting to relet the Premises, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent reasonably deemed by Landlord necessary or desirable, and Tenant upon demand shall pay the reasonable cost of all of the foregoing together with Landlord's reasonable expenses of reletting (provided that with respect to any such leasing costs, such amounts shall be prorated to exclude that portion of such amounts applicable to the portion of the relet term extending beyond the Expiration Date or portion of space in excess of the Premises in the event either or both the term of the replacement lease(s) shall have extended beyond the Lease Term which remained hereunder at the time of the event of default or the replacement lease(s) included portions of the Building in excess of the Premises). The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting (including reasonable attorneys' fees and brokers' fees and commissions) and second to the payment of Rent herein provided to be pa id by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder.
D.    If this Lease is terminated by Landlord , Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord, which may be then owing and unpaid, and all reasonable costs and expenses, including court costs and reasonable attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder. In addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (1) the unamortized portion of any concessions offered by Landlord to Tenant in connection with this Lease, including without limitation Landlord's contribution to the cost of tenant improvements , if any, installed by either Landlord or Tenant pursuant to this Lease or any work letter in connection with this Lease, (2) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rent which would have been payable after the termination date had this Lease not been terminated, including, without limitation , the amount projected by Landlord to represent Additional Rent for the remainder of the Lease Term over the then present value of the then aggregate fair rent value of the Premises for the balance of the Lease Term, such present worth to be computed in each case on the basis of a ten percent (10%) per annum discount from the respective dates upon which such Rent would have been payable hereunder had this Lease not been terminated, and (3) any damages in addition thereto, including without limitation reasonable attorneys' fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of

Rent.
Landlord shall use commercially reasonable efforts to mitigate any damages resulting from a default by Tenant under this Lease. Landlord's obligation to mitigate damages after a default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a "Substitute Tenant") in accordance with the following criteria: (1) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (2) Landlord shall not be obligated to lease or show the Premises, on a priority basis, or offer the Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant's use are (or soon will be) available; (3) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rent less than the current fair market rent then prevailing for similar uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building; (4) Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would: (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building; (ii) adversely affect the reputation of the Building; or (iii ) be incompatible with the operation of the Building; and (5) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord's reasonable opinion, sufficient financial resources to operate the Premises in a first class manner and to fulfill all of the obligation s in connection with the lease thereof as and when the same become due.
F.    The receipt by Landlord of less than the full Rent due shall not be construed to be other than a payment on account of Rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord ma y accept such payment without prejudice to Landlord's right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. The acceptance by Landlord of Rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.
G.    In the event of any litigation between Tenant and Landlord to enforce or interpret any provision of this Lease or to enforce any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein.
H.    All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable Law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord's possession or under Landlord's control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Lease Term or termination of Tenant's right to possession of the Premises, however terminated, at Landlord's option, shall be conclusively deemed to have been conveyed by Tenant to Landlord by bill of sale with general warranty of title without further payment or credit by Landlord to Tenant.
I.    Landlord does hereby waive, relinquish and discharge all liens and rights (constitutional, statutory, consensual or otherwise) that Landlord may have on any personal property or fixtures of Tenant of any kind, and all additions, accessions and substitutions thereto. This clause shall be self-operative and no further instrument of waiver need be required by any lienholder on such property or fixtures. In confirmation of such waiver, however, Landlord shall, at Tenant's request and expense, execute promptly any appropriate certificate or instrument that Tenant may reasonably request that is in form and substance reasonably acceptable to Landlord.
J.    Without waiving any remedies expressly set forth herein, and except as set forth in Article 15 above, in no event shall any party be liable for, and the other party shall not be entitled to recover from the defaulting party, and hereby agrees to waive any and all consequential, indirect, special or punitive damages resulting from a default by a party hereunder. Notwithstanding any provision in this Lease to the contrary under no circumstances shall Landlord's liability or that of its directors, officers, employees and agents for failure to perform any obligations arising out of or in connection with this Lease or for any breach of the terms or conditions of this Lease (whether written or implied) exceed Landlord's interest in the Project (and the rents, revenues and proceeds therefrom). Any judgments rendered against Landlord shall be satisfied only out of Landlord's interest in the Project (and the rents, revenues and proceeds therefrom). No personal judgement shall lie against Landlord upon extinguishment of its rights in the Project and any judgment s so rendered shall not give rise to any right of execution or levy against Landlord's other assets. The provisions hereof shall inure to Landlord's successors and assigns including any Lender. Any obligation or liability whatsoever of Tenant, which may arise at time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, Tenant's trustees, directors, shareholders, officers or employees, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise; provided that such obligation or liability shall be personally binding on Tenant's general partner and resort to the property of Tenant's general partner shall be available.
K.    Except as otherwise expressly provided in this Lease to the contrary, Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within the time periods specified herein and such failure continues for thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary, but not to exceed an additional ninety (90) days). Except as may be otherwise expressly provided in this Lease, Tenant shall be entitled to al l remedies available to it under the Lease or at law or in equity, but except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter.
ARTICLE 21. QUIET ENJOYMENT
Landlord covenants and agrees with Tenant that so long as no event of default by Tenant under this Lease beyond applicable notice and cure periods has occurred and is continuing, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant's possession will not be disturbed by anyone claiming by, through, or under Landlord.
ARTICLE 22. ACCORD AND SATISFACTION
No payment by Tenant or receipt by Landlord of an amount less than full payment of Rent then due and payable shall be deemed to be other than on account of the Rent then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity.
ARTICLE 23. SECURITY DEPOSIT
INTENTIONALLY DELETED.
ARTICLE 24. BROKERAGE COMMISSION
Landlord and Tenant represent and warrant t to each other that neither has dealt with any broker, finder or agent except for the Broker(s) identified in Article 1.P. Tenant represents and warrants to Landlord that (except with respect to the Broker(s) identified in Article l.P and with whom Landlord has entered into a separate brokerage agreement) no broker, agent, commission, salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Premises and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission, salesperson , or other person. Tenant agrees to indemnify, defend and hold Landlord harmless from any and all claims, suits, or judgments (including, without limitation, reasonable attorneys' fees and court costs incurred in connection with any such claims, suits, or judgments. or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship by, through or under Tenant not referenced in Article 1.P.
Landlord agrees to indemnify, defend and hold Tenant harmless from any and all claims, suits, or judgments (including, without limitation, reasonable attorneys' fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship by, through or under Landlord not referenced in Article 1.P and for Landlord's failure to pay any commissions earned pursuant to the terms of written agreements with Landlord by the Broker(s) identified in Article l.P.
In the event that Landlord fails to pay Tenant's Broker named in Article l.P. any commission owing to such broker under the brokerage agreement between Landlord and Tenant's Broker, upon prior written notice to Landlord, Tenant may pay such commission directly to Tenant's Broker upon written notice from such broker that such commission has not been paid and thirty (30) days have elapsed since the due date of the payment. In the event Tenant pays any commission to Tenant's Broker pursuant to this Article and Landlord does not reimburse Tenant for any such commission within thirty (30) days following receipt of Tenant's invoice therefor and evidence of payment of such commission to Tenant's Broker, Tenant shall have the right to offset the amount of such payment from future Monthly Rent and Additional Rent due under this Lease.
ARTICLE 25. FORCE MAJEURE
Except as otherwise expressly provided in this Lease to the contrary, each party shall be excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by Events of Force Majeure (as defined below) :
(a)    nothing contained in this Article or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of money;

(b)    no reliance by a party upon this Article shall limit or restrict in any way the other party's right of self help as provided in this Lease:
(c)    except as otherwise set forth in this Lease, neither party shall be entitled to rely upon this Article unless it shall first have given the other party notice of the existence of any Event of Force Majeure preventing the performance or an obligation of the notifying party within ten ( l 0) Business Days after such patty becomes aware of the Event of Force Majeure; and
(d) nothing contained in this Article shall further extend any time periods for the following: Tenant's remedies for interruption in services. Tenant's remedies set forth in Exhibit B, or restoration of the Building or Premises following casually.
For purposes hereof. "Events of Force Majeure" shall mean acts of God: inability to procure materials (despite commercially reasonable pursuit of such materials); acts of war; terrorist actions: inclement weather (i.e. for purposes of Exhibit B, and Article 10., respectively, weather events that actually delay construction of Landlord's Work or the restoration of the Building, as applicable) ; governmental laws or regulations; casualty; orders or directives of any legislative, administrative, or judicial body or any governmental department inability to obtain any licenses, permissions or authorities (despite commercially reasonable pursuit of such licenses, permissions or authorities); and other causes beyond such party's reasonable control.
ARTICLE 26. PARKING
(a)    Landlord shall provide Tenant (for use by Tenant and its Permitted Transferees, Landlord approved assignee and/or subtenants and Approved Users) with 4.25 parking spaces for each 1,000 rentable square feet leased by Tenant (inclusive of visitor parking spaces), of which not less than eighty percent (80%) shall be in the Garage serving the Building; the remainder shall be surface parking on the Land adjacent to the Building. The Garage and surface parking lot are depicted on Exhibit A-3. At Tenant's election, up to fifteen percent (15%) of such spaces shall be designated reserved for Tenant's or Tenant's designees' exclusive use. The exact location of such reserved spaces shall be subject to the Disabilities Acts and code requirements, and shall be determined by Tenant and Landlord prior to the Commencement Date: however, a portion of such reserved shall be located on the first floor of the Garage in close proximity to the rear entrance of the Building. There will be no charge (covered, uncovered, reserved or unreserved) for parking spaces provided to Tenant. If Tenant leases additional space in the Building, parking shall be provided at the same ratio and terms as set forth above. All parking spaces shall be not less than nine (9) feet wide. Landlord will reasonably cooperate with Tenant to accommodate parking for oversized vehicles, and to the extent the number of parking spaces at the Project is reduced as a result of the creation of any oversized parking spaces, the parking ratio set forth in Article 26 to be provided to Tenant shall be reduced accordingly. Landlord will provide adequate visitor parking areas in the surface parking lot on the Land and/or in the Garage at no charge. All unreserved spaces shall be on a first-come, first-served basis. Subject to Tenant's rights under this Article 26, Landlord, in its reasonable discretion. may designate the types and locations of parking spaces within the parking facilities, provided that (i) any such designation shall not unfairly favor any tenant in the Building and (ii) except as required by applicable Law or in connection with the operation of the Garage or the Building, Landlord shall not change the location of Tenant's reserved parking spaces without Tenant's approval. Further subject to Tenant's rights under this Article 26, Landlord, or Landlord's designated parking operator, shall have the right, in such party's reasonable discretion, to change said types and locations from time to time; provided, however, such designation shall be uniformly applied and shall not unfairly favor any tenant in the Building.
(b)    If requested by Landlord in connection with overcrowding of the parking facilities. Tenant shall notify Landlord o[ the License plate number, year, make and model of the automobiles entitled to use the parking facilities and if requested by Landlord in writing, such automobiles shall be identified by automobile window slickers provided by Landlord. and only such designated automobiles shall be permitted to use the parking facilities.
(c)    The parking facilities provided for herein are provided solely for the accommodation of Tenant and Landlord assumes no responsibility or liability of any kind whatsoever from whatever cause with respect to the automobile parking areas, including adjoining streets, sidewalks, driveways, property and passageways, or the use thereof by Tenant or Tenant's employees, customers, agents, contractors or invitees
(d)    If any portion of the Garage and/or surface parking area is damaged or destroyed by fire or other casualty, Landlord shall promptly repair and restore the same to substantially the same condition in which it was immediately prior to the happening of the casualty. In the event at any time during the Term more than five percent ( 5%) of Tenant's Required Parking Spaces are or become Unavailable (hereinafter defined) in excess of three (3) consecutive days. whether due to casualty, condemnation or any other cause, this Lease shall continue in full force and effect, and so long as the cause of the Unavailability of more than five percent (5%) of Tenant's Required Parking Spaces is not due to the negligence or willful misconduct of Tenant or any Permitted Transferees or Approved Users (or any of their respective agents. employees or contractors) or due to Tenant's breach of this Lease, Landlord shall immediately provide, at Landlord's sole cost and expense and not as part of Operating Expenses, substitute parking (in a like amount and in a lighted and paved location) in reasonable proximity to the Building (with heated and cooled shuttle service to and from the Building, as reasonably requested by Tenant, if the substitute parking is not located on the Complex) ("Alternative Parking") at no additional charge to Tenant.

For purposes of this Article 26(d),'Tenant's Required Parking Spaces" shall mean 4.25 parking spaces multiplied by the rentable area of the Premises. For purposes of this Article 26, "Unavailable" means that parking spaces are not available in the Project or the Building 3 Project for use by Tenant and its Permitted Transferees, Approved Users or subtenants to the extent that such parking spaces are actually needed on any given day (not to exceed the number of Tenant's Required Parking Spaces) as reasonably substantiated by Tenant.
If more than five percent (5%) of Tenant's Required Parking Spaces are or become Unavailable in excess of three (3) consecutive days as a result of Landlord's breach of this Lease or the negligence or willful misconduct of Landlord or its agents, employees or contractors, and Landlord does not provide Alternative Parking as required in this Article 26(d) within one hundred eighty (180) days after the Required Parking Spaces become Unavailable, Tenant shall have the right, as its sole and exclusive remedy (except as otherwise provided in this Article 26(d)) for Landlord's failure to provide such Alternative Parking spaces, to terminate this Lease by delivering written notice of termination to Landlord after the expiration of such one hundred eighty (180) day period, and prior to the date Landlord provides Alternative Parking.
Additionally, in the event at any time during the Term more than five percent (5%) of Tenant's Required Parking Spaces are or become Unavailable in excess of three (3) consecutive days, whether due to casualty, condemnation or any other cause except (i) as a result of the negligence or willful misconduct of Tenant or any Permitted Transferees or Approved Users (or any of their respective agents, employees or contractors) or (ii) due to Tenant's breach of this Lease, then (whether or not Landlord has provided Tenant with Alternative Parking), as Tenant's sole and exclusive remedy other than the termination rights and self-help rights set forth in this Article 26(d), (x) if the Unavailability is caused by Landlord's breach of this Lease or the negligence or willful misconduct of Landlord or its agents, employees or contractors, Tenant shall be entitled to an abatement of Rent in the amount of $45.00 per parking space per month (prorated on a daily basis) for each Required Parking Space rendered Unavailable after three (3) consecutive days for the first ninety (90) days of such Unavailability , and in the amount of $90.00 per parking space per month (pro rated on a daily basis) for each day for each Required Parking Space rendered Unavailable thereafter , or (y) if the Unavailability is not caused by Landlord' s breach of this Lease or the negligence or willful misconduct of Landlord or its agents, employees or contractors, Tenant shall be entitled to an abatement of Rent in the amount of $45.00 per parking space per month (prorated on a daily basis) for each Required Parking Space rendered Unavailable after ninety (90) consecutive days, which abatement, in either event, shall continue until such time as said parking spaces cease to be Unavailable; provided however, if portions of the Premises are rendered untenantable as a result of fire or other casualty and Tenant is already receiving an abatement of Rent pursuant to Article 10, or if Tenant, Tenant shall not receive parking rent abatement under this Article 26, for a proportionate number of parking spaces (i.e., 4.25 spaces for each 1,000 rentable square feet of untenantable space).
Further, if more than five percent (5%) of Tenant's parking spaces in the Garage arc unavailable as a result of a fire or other casualty and Landlord fails to complete restoration of the Garage within fourteen (14) months after the date of the damage such that Tenant can use all of Tenant's parking spaces located in the Garage by such date, Tenant shall have the right, as its sole and exclusive remedy (except as otherwise provided in this Article 26(d)) for Landlord's failure to provide such parking spaces, to terminate this Lease by delivering written notice of termination to Landlord after the expiration of such fourteen (14) month period and prior to the date Landlord completes restoration of the Garage such that Tenant can use all of its parking spaces located therein. Except in connection with Landlord's exercise of its obligations or rights hereunder, Landlord shall not intentionally cause Tenant's parking spaces to become unavailable during the Term. Further, if Tenant's Required Parking Spaces are not available on the Project, Landlord shall use commercially reasonable efforts to restore such parking spaces at locations on the Project.
If Tenant timely elects to terminate this Lease pursuant to this Article 26(d), the termination shall be effective ninety (90) days after the date Landlord receives such termination notice.
Notwithstanding anything to the contrary set out in this Lease, if Landlord is required to provide Alternative Parking pursuant to the foregoing provisions of this Article 26(d) and Landlord fails to provide such Alternative Parking within ninety (90) days after the obligation to provide such Alternative Parking arises, Tenant shall have the tight following ten (10) Business Days' written notice to Landlord to secure such Alternative Parking on Landlord's behalf and recover from Landlord Tenant' s actual , reasonable out-of-pocket costs and expenses in connection with the exercise of such right ("Tenant's Alternative Parking Expenses"). Within thirty (30) days after Landlord's receipt of an invoice for Tenant's Alternative Parking Expenses incurred in securing such Alternative Parking (including third party invoices for such expenses), but subject to disputed amounts as set forth below, Landlord shall reimburse Tenant for Tenant's Alternative Parking Expenses. Tenant's initiation of the right Co secure Alternative Parking shall be delayed by the actual time Landlord's failure to timely provide the same is caused by a delay clue to an Event of Force Majeure, but such right to secure Alternative Parking shall only be delayed for the time period equal to the number of days actually delayed by such Event of Force Majeure. In the event Landlord, acting in good faith, disputes the reasonableness of any portion of the Tenant's Alternative Parking Expenses, then Landlord shall give written notice to Tenant (which notice shall constitute a Dispute Notice pursuant to Article 12.C of this Lease), within five (5) Business Days after receipt of an invoice for Tenant's Alternative Parking Expenses from Tenant, setting forth the portion of

Tenant's Alternative Parking Expenses that is being disputed along with detailed reasons for such dispute (and the same shall be a Disputed Amount pursuant to Article 12.C of this Lease). If Landlord and Tenant are unable to resolve the dispute within five (5) Business Days thereafter, either party shall have the right to submit the issues to arbitration in accordance with the arbitration procedure set forth in Article 12.D. above. Until the final arbitration decision is rendered, the Disputed Amount shall be held in suspense and such Disputed Amount shall not be considered in determining an event of default of Landlord pursuant to this Lease. Within five (5) Business Days after the final arbitration decision is rendered in writing to the parties by the arbitrators and based upon the final arbitration decision, the parties shall abide by the decision of the arbitrators and resolve the Disputed Amount. In the event Tenant delivers notice to Landlord that Tenant elects to secure Alternative Parking on behalf of Landlord pursuant to this paragraph, upon Landlord's receipt of such notice, Tenant's right to terminate this Lease for Landlord's failure to provide Alternative Parking as provided above shall terminate.
(e)    Notwithstanding anything to the contrary set forth in Article 26(d), during any period that Tenant self-manages the Project, Landlord shall not be required to provide any Alternative Parking and Tenant shall not be entitled to any Rent abatement with respect to the Unavailability of any of Tenant's Required Parking Spaces, except in the event such Unavailability is due to the negligence or willful misconduct of Landlord or its agents, employees or contractors or to Landlord' s breach of this Lease.
ARTICLE 27. HAZARDOUS MATERIALS
A.    Definition of Hazardous Materials. The term "Hazardous Materials" for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a materials safety data sheet ("MSDS").
B.    No Hazardous Materials. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Materials. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within the Premises of Hazardous Materials customarily used in the business or activity expressly permitted to be undertaken in the Premises under Article G , provided : (a) such Hazardous Materials shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant's business therein, strictly in accordance with applicable Law, highest prevailing standards and the manufacturers' instructions therefor, (b) such Hazardous Materials shall not be disposed of, released or discharged in the Building, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require, (c) if any applicable Law or Landlord's trash removal contractor requires that any such Hazardous Materials be disposed of separately from ordinary trash , Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and (d) any such remaining Hazardous Materials shall be completely, properly and lawfully removed from the Building upon expiration or earlier termination of this Lease.
C.    Notices To Landlord. Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury resulting from any Hazardous Materials on the Premises, (iii) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Materials on or from the Premises or in violation of this Article, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord -with a written list, certified to be true and complete, identifying any Hazardous Materials then used, stored, or maintained upon the Premises, the use and approximate quantity of each such materials, a copy of any MSDS issued by the manufacturer therefor, and such other information as Landlord may reasonably require or as may be required by Law.
D.    Indemnification of Landlord. If any Hazardous Materials are released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents, invitees or contractors , on or about the Building i n violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up. remediate and remove the Hazardous Materials from the Building and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense (without limiting Landlord's other remedies therefor). Tenant shall further be required to indemnify, defend and hold Landlord, Landlord's directors, officers, employees and agents harmless from and against any and all claims, demands, liabilities, losses, damages, penalties and judgments directly or indirectly arising out of or attributable to a violation of the provisions of this Article by Tenant, Tenant's occupants, employees, contractors or agents. Any clean up, remediation and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Landlord or any Lender or governmental body arranges for any tests or studies showing that this Article has been violated, Tenant shall pay for the costs of such tests. The provisions of this Article shall survive the expiration or earlier termination of the Term.
E.    Indemnification of Tenant. Notwithstanding the foregoing, Landlord shall be responsible for compliance with any Environmental Laws which would require Tenant to remediate any Hazardous Material located within the Premises as of the Delivery Date to the extent any such Hazardous Material was not installed or introduced in the Premises by Tenant, its agents, employees or contractors (and Landlord and its conn-actors shall not be considered agents or contractors of Tenant for purposes hereof). Landlord shall also be responsible for any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses, including reasonable attorney fees that arise during or following the Term as a result of contamination of the Premises with Hazardous Materials or violations of Environmental Laws which exist as of the Delivery Date or which are thereafter introduced by Landlord, its employees, agents or contractors. Landlord represents and warrants to Tenant that, to Landlord's actual knowledge, as of the date of this Lease after reasonable investigation, the Project does not contain any Hazardous Materials in violation of Environmental Laws.
ARTICLE 28. INTENTIONALLY DELETED
ARTICLE 29. DEFINED TERMS
For purposes of this Lease, the following word or words shall have the following meanings:
(a)    "Affiliate" means any entity controlling or controlled by or under common control with such party.
(b)    "Building" shall refer to the Building named in Article 1 of which the Premises are a part (including all modifications, additions and alterations made to the Building during the Term), the Land, all plazas, common areas and any other areas located on said real properly and designated by Landlord for use by all tenants in the Building. The "Premises" as defined in Article 2 are shown on Exhibit A-2 by hatched lines.
(c)    "Business Day(s)" shall mean Mondays through Fridays exclusive of Holidays.
(d)    "Common Areas" shall mean and include all areas, facilities. equipment, directories and signs of the Project (exclusive of the Premises and areas leased to other tenants) made available and designated by Landlord for the common and joint use and benefit of Landlord, Tenant and other tenants and occupants of the Building, including, but not limited to, the Buildings 2 and 3 Plaza, lobbies, public washrooms, hallways, sidewalks, parking areas, landscaped areas, and service entrances. Common Areas may farther include such areas in adjoining properties under reciprocal casement agreements, operating agreements or other such agreements now or hereafter in effect and which are available to Landlord, Tenant and Tenant's employees and invitees.
(e)    Default Rare" shall mean twelve percent (12%) per annum, or the highest rate permitted by applicable Law, whichever shall be less. If the application of the Default Rate causes any provision of this Lease to be usurious or unenforceable, the Default Rate shall automatically be reduced so as to prevent such result.
(f)    "Electrical Costs" shall mean the cost of all electricity used by the Project.
(g)    "Hazardous Materials" shall have the meaning set forth in Article 27.
(h)    "Land" shall mean the land upon which the Building and Garage associated therewith is located as shown on Exhibit A-1, which Land is part of the land for the Complex described on Exhibit A-1 attached hereto. At such time as a legal description for the Land is determined, this Lease shall be amended to substitute such legal description for the drawing attached hereto as Exhibit A-1.
(i)    "Landlord" and "Tenant" shall be applicable to one or more parties as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several. For purposes or any provisions indemnifying or limiting the liability of Landlord, the term "Landlord" shall include Landlord's present and future partners, members, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.
(j)    "Law" or "Laws" shall mean all federal, state, community and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are binding precedents in the state in which the Building is located, and decisions of federal courts applying the Laws of such state.
(k)    "Lease" shall mean this lease executed between Tenant and Landlord, including any extensions, amendments or modifications and any Exhibits attached hereto.
(l)    "Lease Year" shall mean each calendar year or portion thereof during the Term.

(m)    "Lender" shall mean the holder of a Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor.
(n)    "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Building or any part thereof with the written consent of Landlord, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.
(o)    "Operating Expenses" shall mean all direct and indirect costs, expenses paid and disbursements of every kind (subject to the limitations set forth below), which Landlord incurs, pays or becomes obligated to pay in each calendar year in connection with operating, maintaining, repairing, owning and managing the Project as reasonably determined by Landlord .
Operating Expenses shall include, but not be limited to:
1.1.    costs of supplies, including, but not limited to, the cost of relamping all Project standard lighting as the same may be required from time to time;
1.2.    costs incurred in connection with obtaining and providing energy for the Project, including, but not limited to, costs of propane , butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources:
1.3.    costs of water and sanitary and storm drainage services;
1 .4.    costs of janitorial and security services;
1.5.    costs of general maintenance and repairs, including costs under HVAC and other mechanical maintenance contracts and maintenance , repairs and replacement of non-capital equipment and tools used in connection with operating the Project;
1.6.    costs of maintenance and necessary replacements of landscaping;
1.7.    insurance premiums, including fire and all-risk coverage, together with loss of rent endorsements, the part of any claim required to be paid under the deductible portion of any insurance policies carried by Landlord in connection with the Project (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates provided that such deductibles are commercially reasonable), public liability insurance and any other insurance carried by Landlord on the Project, or any component parts thereof (all such insurance shall be in such amounts as may be required by any holder of a Mortgage or as Landlord may reasonably determine, subject however to Article 8);
1.8.    labor costs, including wages and other payments, costs to Landlord of worker's compensation and customary disability insurance, payroll taxes, and welfare fringe benefits for employees (not to exceed the level of Project manager) of Landlord directly engaged in the operation of the Project:
1.9.    professional building management fees required for management of the Project (not to exceed three percent (3%) of gross rentals from the Project) and rental and expenses for Landlord's onsite management and/or leasing office to the extent such office exceeds 3,000 rentable square feet;
1.10.    accounting, inspection, and other consultation fees (including, without limitation, reasonable fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or stale of repair of the Project) incurred in the ordinary course of operating the Project or in connection with making the computations required hereunder or in any audit of operations of the Project;
1.11.    the costs of capital improvements or structural repairs or replacements made in or to the Project in order to conform to changes, subsequent to the Commencement Date, in any applicable Laws (herein "Required Capital Improvements") or the costs incurred by Landlord to install a new or replacement capital item for the purpose of reducing Operating Expenses (herein "Cost Savings Improvements"). The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized over the useful life of such capital improvement or structural repair or replacement (as reasonably substantiated by Landlord to Tenant). Cost Savings Improvements may only be passed through as Operating Expenses to the extent of the savings actually realized from such improvements (as reasonably determined by Landlord in accordance with sound real estate accounting principles, consistently applied and documented to Tenant). All costs so amortized shall bear interest on the unamortized balance at the rate of eight percent (8%) per annum:
1.12.    Taxes; and
1.13.    Electrical Costs.
Notwithstanding anything in the Lease to the contrary, Operating Expenses shall not include any of the following:
(1)    Cost of repairs, replacements or other work occasioned by fire, windstorm or other casualty which are paid by insurance maintained by Landlord (or would have been paid if Landlord fails to maintain the insurance required hereunder), other than commercially reasonable insurance deductibles; provided that Landlord shall amortize windstorm deductibles over the estimated useful life of the property replaced as a result of windstorm damage.
(2)    Leasing commissions, attorneys' fees, costs, disbursements and other expenses incurred by Landlord or its agents in connection with negotiations for leases with tenants, other occupants or prospective tenants or other occupants of the Project.
(3)    "Tenant allowances", "tenant concessions", and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating leasable space for tenants or other occupants of the Project or correcting defects (including latent defects) in any such leasehold improvements.
(4)    Costs of correcting defects (including latent defects), including all allowances for same, in the initial construction of the Project (including the surface parking and any equipment used therein (or the replacement of defective equipment)).
(5)    Depreciation, other "non-cash" expense items or amortization, except as otherwise provided herein.
(6)    Except for Required Capital Improvements or Cost Savings Improvements, costs of additions, alterations or replacements that would customarily be capitalized under sound commercial real estate accounting practices used with respect to Comparable Buildings, it being agreed that a replacement of a roof or other structural element of a building or resurfacing or repaving of the entire parking lot or an addition to an existing building are some examples of items that would be capitalized under sound commercial real estate accounting practices. Further, it is agreed that re-painting the exterior of a building or repairing or patching portions of a parking lot and similar maintenance and repair items are not costs that would be capitalized under sound commercial real estate accounting practices used with respect to Comparable Buildings even though such items may benefit the Project for more than a one year period.
(7)    Cost of services for which Tenant or any other tenant or occupant of the Project is obligated to reimburse Landlord other than through the payment of Operating Expenses or for which Tenant or any oilier tenant or occupant of the Building pays third persons who provide such services at no cost to Landlord.
(8)    Costs or expenses (including fines, penalties, and legal fees) incurred due to the violation by Landlord, its employees, agents and/or contractors. any tenant or other occupant of the Project, of any terms or conditions of this Lease or of the leases of other tenants or occupants of the Project, and/or costs or expenses incurred due to Landlord's violation of any Laws that would not have been incurred but for such violation by Landlord, its employees, agents, and by contractors, it being intended that each party shall be responsible for the costs resulting from its own violation of such leases and laws, rules, regulations and codes as same shall pertain to the Project.
(9)    Fines, interest and penalties for late payments, including, without limitation, Taxes and other taxes, equipment leases, etc.; provided that in the event Landlord pays any Taxes or taxes in installments, all interest payable as a result of paying the same in installments shall be included in Operating Expenses.
(10)    Costs directly resulting from the gross negligence or willful misconduct of Landlord, its employees, agents and/or contractors.
(11)    Payments in respect of overhead and/or profit to any subsidiary or Affiliate of Landlord (other than the property management fee, if any) on or to the Project, or for goods, supplies or other materials, to the extent that the costs of such services, goods, supplies and/or materials exceed the costs that would have been paid had the services, goods, supplies or materials been provided by parties unaffiliated with Landlord of similar skill, competence and experience, on a competitive basis.
(12)    Payments of principal, finance charges or interest on debt or amortization on any mortgage, deed of trust or other debt, and rental payments (or increases in same) under any ground or underlying lease or leases (except to the extent the same may be made to pay or reimburse, or may be measured by, Taxes in a ground lease situation).
(13)    Except for the management fee, if any, costs of Landlord's corporate general overhead and corporate general administrative expenses.
(14)    Compensation paid to clerks, attendants or other persons in commercial concessions (such as a snack bar, restaurant or newsstand), if any, operated by Landlord or any subsidiary or Affiliate of Landlord.
(15)    Rentals and other related expenses, if any, incurred in leasing air conditioning systems or other equipment ordinarily considered to be of a capital nature, except equipment which is rented on a temporary basis or equipment which is used in providing janitorial services.
(16)    Advertising and promotional expenses.

(17)    Costs or expenses to purchase or lease sculptures, paintings or other works of art.
(18)    Costs for which Landlord is compensated through or reimbursed by insurance, third parties (other than through the payment of Operating Expenses by Tenant or other tenants or occupants of the Project) or other means of recovery.
(19)    Contributions to operating expense reserves.
(20)    First-time costs of materials, spare parts, tools and equipment used in the operation, maintenance, cleaning, repair, and security of the Building, including the initial construction thereof.
(21)    Initial costs of exterior landscaping of the Project.
(22)    Contributions to charitable, political or trade organizations.
(23)    Costs incurred in removing the property of former tenants and/or other occupants of the Project.
(24)    The costs of any "tap fees" or one-time lump sum sewer or water connection fees for any tenant or occupant of the Project.
(25)    Costs or fees relating to the defense of Landlord's title to or interest in the Project, or any part thereof.
(26)    Compensation in the form of wages, salaries, and such other compensation and benefits, as well as any adjustments thereto, for all employees and personnel of Landlord above the level of Building Manager for the Project.
(27)    Costs in excess of an equitable allocation of wages, salaries and other compensation and benefits of Landlord's employees and personnel that work on other projects, including, without limitation, those being periodically developed, managed and/or operated by Landlord, in addition to the Project, among all such projects in proportion to their time spent in performing services other than for the benefit of the Project.
(28)    Federal, state, county or municipal income taxes, death or inheritance taxes, excess profit taxes. The Texas "Margin" tax shall be considered Taxes and shall be included in Operating Expenses (as well as any future tax that is hereafter levied in substitution for or replacement or reduction of any ad valorem properly taxes) to the extent such margin, substitute or additional tax would be payable if the Project were the only properly of Landlord subject to such tax, and the amount of any such tax passed through to tenants of the Building shall be calculated based on the rent and other revenues received from tenants of the Building (but not any portion thereof related to the sale of the Project).
(29)    Taxes on any tenant's personal property.
(30)    Costs of other tenants' signs.
(31)    Costs of tenant gifts, entertainment, including those incurred in connection with allowing Common Areas to be used for parties.
(32)    Landlord's in house legal and accounting fees.
(33)    Management fees in excess of three percent (3%) of gross revenues from the Project.
(34)    Costs that are duplicative of any other Operating Expenses.
(35)    Any administrative charge, fee, mark-up or other costs for services provided by Project personnel whose salaries or compensation are otherwise included in Operating Expenses (and Landlord shall not otherwise impose any such fees as pan of Operating Expenses, and no such separately charged fees shall be included in Operating Expenses).
(p)    "Project" shall mean the Land, the Building and the Common Areas.
(q)    "Rent" shall have the meaning specified therefor in Article 3.
(r)    "Tax" or'Taxes" shall mean:
1.1    all real property taxes and assessments levied against the Project by any governmental or quasi-governmental authority, franchise taxes imposed on rent received by Landlord or revenue from the Project. Tue foregoing shall include all federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, respecting the Project, including without limitation, real estate taxes, general and special assessments, interest on any special assessments paid in installments, transit taxes, water and sewer rents, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, appurtenances, furniture and other personal property used in connection with the Project which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority except as provided below; provided, however, any taxes which shall be levied on the rental s of the Project shall be determined as if the Project were Landlord's only property, and provided further that in no event shall the term "taxes or assessment," as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes . Such term shall, however, include gross taxes on rentals. Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be included in such computations.
1.2.    all "assessments", including so-called special assessments, license tax, business license fee, business license tax, levy, charge, penalty or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage, or other improvement or special district thereof, against the Premises or the Project or any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessment s shall be deemed payable in the maximum number of installments as is permitted by Law, whether or not actually so paid. If the method of taxation of real estate prevailing to the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or theretofore levied, assessed or imposed on real estate to be levied. assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Project shall be included within the term real estate taxes, except that the same shall not include any enhancement of said tax attributable to other income of Landlord. All of the preceding clauses (r) (1.1 and 1 .2) are collectively referred to as the "Tax" or "Taxes". Taxes shall not include the exclusions to Taxes referenced in clause (o)(8) above.
(s)    "Term" shall mean the initial Term as the same may be extended by any Renewal Term or otherwise.
ARTICLE 30. MISCELLANEOUS PROVISIONS
A.    Rules and Regulations. Tenant shall comply with all of the rules and regulations reasonably promulgated by Landlord from time to time for the Building. A copy of the current rules and regulations is attached hereto as Exhibit D. All such changes to rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing. Any such changes shall not increase Tenant's obligations or decrease Tenant's rights under this Lease in any significant respect. In the event of a conflict between the rules and regulations and the terms of this Lease, the terms of this Lease shall control. Landlord shall not enforce the rules and regulations against Tenant in a discriminatory manner. Such rules and regulations shall not apply, however, during any period of Tenant's self-management of the Project, other than Rules l - 7 (except with regard to 7, Tenant may hang pictures and perform Cosmetic Alterations and Permitted Alterations as provided in Article 5.C), 9, 19, 22, the last two (2) sentences of Rule 26, 29, 31 and 35.
B.    Execution of Lease. If more than one person or entity executes this Lease as Tenant, each such person or entity shall be jointly and severally Liable for observing and performing each of the terms, covenants, conditions and provisions to be observed or performed by Tenant.
C.    Notices. All notices under this Lease shall be in writing and will be deemed sufficiently given for all purposes if, to Tenant, by hand delivery to Tenant at the Premises or by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt), to Tenant al the address set forth below, and if to Landlord, by hand delivery, or by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt), at the addresses set forth below.
Landlord:    at address shown in Article 1F.
with a copy to:        Building Manager at address shown in Article 1G.
Tenant:    at address shown in Article 1B.
Any notice mailed shall be deemed to have been given on the second business day following the date of deposit of such item in a depository of the United States Postal Service. Notice effected by hand delivery shall be deemed to have been given at the time of actual delivery, and notice effected by overnight delivery service shall be deemed to have been given at the time of actual delivery or first attempted delivery. Either party shall have the right to change its address to which notices shall thereafter be sent by giving the other written notice thereof in accordance with this Article 30.C. Additionally, Tenant shall send copies of all notices required or permitted to be given to Landlord to each Lender who notifies Tenant in writing of its interest and the address to which notices are to be sent.
D.    Transfers. The term "Landlord" appearing herein shall mean only the owner of the Building from time to time and, upon a sale or transfer of its interest in the Building, the then Landlord and transferring party shall have no further obligations or liabilities for matters accruing after the date of transfer of that interest and Tenant, upon such sale or transfer, shall look solely to the successor owner and transferee of the Building for performance of Landlord's obligations heretmder for matters accruing after the date of transfer.
E.    Relocation. Intentionally Deleted.
F.    Tenant Financial Statements. Upon the written request of Landlord, Tenant shall submit financial statements for its most recent financial reporting period and for the prior Lease Year. Landlord shall make such request no more than twice during any Lease Year, provided, that Landlord or any such prospective purchaser or lender agrees to maintain such statements in confidence (by executing a reasonable instrument if requested by Tenant), and provided further that if audited financial statements of Tenant are not available at the lime of such request, Tenant may deliver unaudited statements prepared in accordance with generally accepted accounting principles consistently applied and certified to be true and correct by Tenant' s chief financial officer.
The foregoing requirements may be satisfied by Tenant's provision to Landlord of consolidated financial statements of Guarantor (which financial statements are consolidated with Tenant and other Affiliates of Tenant) in lieu of any financial statements for Tenant.
G.    Relationship of the Parties. Nothing contained in this Lease shall be construed by the parties hereto, or by any third party, as constituting the parties as principal and agent, partners or joint venturers, nor shall anything herein render either party (other than a guarantor) liable for the debts and obligations of any other party. it being understood and agreed that the only relationship between Landlord and Tenant is that of landlord and tenant.
H.    Entire Agreement; Merger. This Lease embodies the entire agreement and understanding between the parties respecting this Lease and the Premises and supersedes all prior negotiations, agreements and understandings between the parties, all of which are merged herein. No provision of this Lease may be modified, waived or discharged except by an instrument in writing signed by the party against which enforcement of such modification, waiver or discharge is sought.
I.    No Representation by Landlord. Neither Landlord nor any agent of Landlord has made any representations, warranties, or promises with respect to the Premises or the Project except as expressly set forth herein.
J.    Waiver of Lien Rights. TENANT HEREBY WAIVES ITS STATUTORY LIEN UNDER SECTION 91.004 OF THE TEXAS PROPERTY CODE.
K.    Memorandum of Lease. Neither party, without the written consent of the other, will execute or record this Lease or any summary or memorandum of this Lease in any public recorders office.
L.    No Waivers; Amendments. Failure of either party to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against the non-defaulting party, but the non-defaulting party shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by non-defaulting party to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default No wavier shall be effective against either patty unless in writing and signed by the party against which i t is being asserted. Similarly, this Lease cannot be amended except by a writing signed by Landlord and Tenant.
M.    Successors and Assigns. The conditions, covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
N.    Governing Law. This Lease shall be governed by the law of the State where the Building is located.
O.    Exhibits. All exhibits attached to this Lease are a part hereof and are incorporated herein by reference and all provisions of such exhibits shall constitute agreements, promises and covenants of this Lease.
P.    Captions; Time of the Essence. The captions and headings used in this Lease are for convenience only and ID no way define or limit the scope, interpretation or content of this Lease. Except as expressly otherwise herein provided, with respect to ail required acts of either party hereto, time is of the essence of this Lease.
Q.    Counterparts. This Lease may be executed in one (1) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. To facilitate execution of this Lease, the parties may execute and exchange telefaxed or e-mailed counterparts of the signature pages and such counterparts shall serve as originals.
R.    Anti-Terrorism Representation. Each party it represents to the other that neither it nor any of its affiliates or constituents nor, to the best of its knowledge, any brokers or other agents of same, have engaged in any dealings or transactions, directly or indirectly, (i) in countervention of any U .S.. international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (ii) in contravention of Executive Order No. 13224 dated September 24, 200 I issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time ("Anti-Terrorism Order") or on behalf of terrorists or terrorist organizations, including t hose persons or entities that are included on any relevant lists maintained by the United

Nations, North Atlantic Treaty Organization. Organization of Economic Cooperation nod Development. Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time 10 time. Each party it represents to the other that neither it nor any of its affiliates or constituents nor, to the best of its knowledge, any brokers or other agents of same, (i) are or will be conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department's Office of Foreign Assets Control list of restrictions and prohibited persons, or (ii) are a person described in section 1 of the Anti-Terrorism Order, and to the best of its knowledge neither it nor any of its Affiliates have engaged in any dealings or transactions , or otherwise been associated with any such person. If at any time this representation becomes false than it shall be considered a default under this Lease.
S.    Calculation of Charges. Landlord and Tenant agree that each provision of the Lease for determining charges, amounts and Additional Rent payments by Tenant (including without limitation, Article 4 of this Lease) is commercially reasonable, and as to each such charge or amount, constitutes a "method by which the charge is to be computed" for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.
T.    Waiver of Tax Protest. Intentionally Deleted.
U.    DTPA Inapplicable. It is the intent of Landlord and Tenant that the provisions of the Texas Deceptive Trade Practices-Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (the "DTPA") be inapplicable to this Lease and the transaction evidenced hereby. Accordingly, Tenant hereby represents and warrants to Landlord that the total consideration paid or to be paid by Tenant over the Term of this Lease exceeds $500.000.00.
V.    WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
W.    LEED Certification. The Core and Shell of the Building has been registered by the U .S. Green Building Council ("USGBC") at the Leadership in Energy and Environmental Design ("LEED®") for Core and Shell Silver level. Landlord will use diligent, good faith efforts to achieve LEED® for Core and Shell certification at the Silver level as the same existed at the time of such registration. Within six (6) months after the date of Substantial Completion of the Landlord's Work, Landlord will cause a LEED® certification application for the Building to be submitted to the USGBC, and will diligently pursue such certification to completion. Upon written request, Tenant shall be provided access to all precertification submittal documentation, certification submittal documentation, and, if applicable, certification resubmittal documentation. Tenant shall fully cooperate with Landlord in any programs in which Landlord may elect to participate relating to the Building's (i) energy efficiency. management, and conservation; (ii) water conservation and management; (iii) environmental standard s and efficiency: (iv) recycling and reduction programs; and/or (v) safety, which participation may include, without limitation, the LEED® program and related Green Building Rating System promoted by the U.S. Green Building Council provided that such participation does not materially increase Tenant's costs with respect to the Premises.
X.    Street Names and Address Changes. Landlord and Tenant shall cooperate in good faith (and shall share the costs) to effectuate a name change of Houston Chronicle Boulevard to another mutually acceptable name. Otherwise, so long as Tenant remains the largest tenant in the Building (in terms of rentable square feet leased), Landlord may not seek to change any adjacent street names or the address of the Project without Tenant's prior written consent. In the event Tenant seeks to obtain an additional entrance ramp from IH-10 feeder road onto IH-10 between Barker Cypress Road and Houston Chronicle Boulevard, Landlord shall not oppose the same.
Y.    No Offer. Landlord bas delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof docs not constitute an offer to Tenant or an option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant and a subordination , non-disturbance and attornment agreement in the form of Exhibit H is executed by Bank of America, N.A, Landlord, Tenant and Guarantor is delivered to Landlord and Tenant, and an original Guaranty in the form of Exhibit F attached hereto executed by Guarantor is delivered to Landlord. Upon satisfaction of the foregoing conditions to effectiveness, this Lease shall constitute a legally binding obligation of the parries notwithstanding that the Commencement Date has not occurred.
Z.    Lease Not a Construction Contract. Landlord and Tenant acknowledge and agree that this Lease, including all exhibits a part hereof, is not a construction contract or an agreement collateral to or affecting a construction contract.
AA.    Authority. If Tenant is a corporation, partnership or other entity, Tenant warrants and represents that (i) Tenant is a duly organized and existing legal entity, authorized to do business in and in good standing with the State of Texas, (ii) Tenant has full right and authority to execute, deliver and perform this Lease and all consents or approvals required of third parties

(including but not limited to its Board of Directors or partners) for the execution, delivery and performance of this Lease have been obtained, (iii) the person executing this Lease on behalf of Tenant is authorized to do so and (iv) upon request by Landlord , such person shall deliver to Landlord satisfactory evidence of his/her authority to so execute this Lease on behalf of Tenant. If Landlord is a corporation, partnership or other entity, Landlord warrants and represents that (i) Landlord is a duly organized and existing legal entity, authorized to do business in and in good standing with the State of Texas, ( ii) Landlord has full right and authority to execute. deliver and perform this Lease and all consents or approvals required of third parties (including but not limited to its Board of Directors or partners) for the execution, delivery and performance of this Lease have been obtained, (iii) the person executing this Lease on behalf of Landlord is authorized to do so and (iv) upon request by Tenant, such person shall deliver to Tenant satisfactory evidence of his/her authority to so execute this Lease on behalf of Landlord.
BB.    Consents and Approvals. In all cases where the consent or approval shall be required or requested of either Landlord or Tenant pursuant to this Lease, the giving of such consent or approval shall not be unreasonably withheld, conditioned or delayed by the party from whom such consent is required or requested, except as specifically provided otherwise in this Lease. Except to the extent consent and approval review periods are specifically designated in the Lease. if either party requests a consent or approval from the other party, and the reviewing party fails to respond with its approval or denial (and in the case of a denial, an appropriate explanation regarding the reason(s) for denial) in writing within ten (10) Business Days following its receipt of the requesting party's request for the consent or approval, and such failure continues for an additional five (5) Business Days following the requesting party's second written request, such request for approval or consent shall be deemed to be granted.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have duly executed this Lease with the Exhibits attached hereto, as of this 12 day of September, 2012.

LANDLORD:

TRANSWESTERN ACQUISITIONS, L.L.C.,
a Delaware limited liability company

By:	/s/ Carleton Riser
Name:	Carleton Riser
Title:	Authorized Secretary

TENANT:

MUSTANG ENGINEERING, L.P.,
a Texas limited partnership

By:	WG Mustang GP, Inc., a Nevada corporation, its sole general partner

	By:	/s/ Steven R. Knowles
	Print Name:	Steven R. Knowles
	Title:	President

EXHIBIT C
Additional Provisions
1.    RENEWAL OPTION
(a)    Tenant shall have the right to extend the Term with respect to all or, subject to the terms of Section 1(d) below, a portion of the Premises then leased by Tenant (the "Renewal Option") for either two (2) additional periods of five (5) years each or one ten (10) year period, commencing on the day following the Expiration Date of the initial Term or the first Renewal Term, if applicable (each, a "Renewal Term"), provided that each of the following occurs:

(i)
Landlord receives notice of exercise of the Renewal Option ("Initial Renewal Notice") not less than twelve (12) full calendar months and not more than eighteen (18) full calendar months prior to the expiration of the initial Term or prior to the expiration of the first Renewal Term, if applicable; and

(ii)
Tenant is not in default under the Lease beyond any applicable notice and cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Renewal Notice (hereinafter defined); and

(iii)
Not more than fifty percent (50%) of the Premises is sublet (other than in connection with a Permitted Transfer) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Renewal Notice; and

(iv)
The Lease has not been assigned (other than in connection with a Permitted Transfer) prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Renewal Notice.

(b)    The Monthly Rent rate per rentable square feet of the Premises during the Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square feet of the Premises per year.
(c)    Tenant shall pay Additional Rent (i.e. Operating Expenses) for the Premises during the Renewal Term in accordance with the terms of Article 4 of the Lease
(d)    Tenant must extend the Term with respect to at least one (1) full floor of the Premises. Further. if Tenant elects to extend the Term of the Lease with respect to less than the entire Premises, and except with respect to the space on any one partial floor l eased by Tenant (at Tenant's election) Tenant must extend with respect to contiguous floors (and such floors must be the highest or lowest floors then leased by Tenant), and Tenant must extend with respect to all of the Premises located on any floor of the Building (i.e., Tenant cannot extend as to only a portion of the Premises located on any floor of the Building, but must extend as to the entire Premises on such floor).
(e)    The Initial Renewal Notice shall state the space for which Tenant desires to extend the Term, failing which, Tenant shall be deemed to have elected to exercise its Renewal Option with respect to all of the Premises. Within fifteen (15) days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of Landlord's determination of the applicable Prevailing Market rate for the Premises for the applicable Renewal Term. With respect to the initial Renewal Option, Landlord shall provide Landlord's determination of the Prevailing Market Rate for both a five (5-) year Renewal Term and a ten (10-) year Renewal Term. Tenant, within thirty (30) days after the date on which Landlord advises Tenant of the applicable Prevailing Market rate for the applicable Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Renewal Notice ") of Tenant's exercise of its option and designating the applicable Renewal Term, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection and designating the applicable Renewal Term (the "Rejection Notice."). If Tenant fails to provide Landlord with either a Binding Renewal Notice or Rejection Notice within such thirty (30) day period, Tenant shall be deemed to have issued a Rejection Notice and selected a five (5) year Renewal Term. If Tenant provides Landlord with a Binding Renewal Notice, Landlord and Tenant shall enter in to the Renewal Amendment (hereinafter defined) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice (or a deemed Rejection Notice), Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the applicable Renewal Term. Upon agreement Tenant shall provide Landlord with Binding Renewal Notice and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within forty-five (45) days after the date Tenant provides Landlord with the Rejection Notice (or a deemed Rejection Notice), Tenant, by written notice to Landlord (the "Arbitration Notice") within ten (10) days after the expiration of such forty-five (45) day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in paragraph (f) below. If Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within the forty-five (45) day period described and Tenant fails to timely exercise its right to arbitrate. Tenant's Renewal Option shall be deemed to be null and void and of no further force or effect.
(f)    If Tenant provides Landlord with an Arbitration Notice, on a day that is no later than thirty (30) days following Tenant's delivery of the Arbitration Notice, simultaneously by mutual exchange of sealed envelopes (i) Tenant shall submit to Landlord Tenant's estimate of the Prevailing Market rate for the Premises during the applicable Renewal Term ('Tenant's Estimate") and Tenant shall also appoint an independent licensed MAT real estate appraiser experienced in appraising office buildings for property comparable to the Building in the West Houston/Energy Corridor submarkets of Houston, Texas for ten (10) years or longer (the "Tenant's Appraiser") and (ii) Landlord shall submit to Tenant Landlord's estimate of the Prevailing Market rate for the Premises during the applicable Renewal Term ("Landlord's Estimate") and shall also appoint another independent licensed MAI real estate appraiser experienced in appraising office buildings for properties comparable to the Building in the West Houston/Energy Corridor submarkets of Houston, Texas area for ten (10) years or longer (the "Landlord's Appraiser"). For purposes hereof, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar). Tenant's Appraiser and Landlord's Appraiser shall within twenty (20) days following their appointment, determine whether Landlord's Estimate or Tenant's Estimate most closely represents the Prevailing Market rate for the Premises during the applicable Renewal Term. The estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Monthly Rent rate for the Premises during the applicable Renewal Term. If either Landlord or Tenant fails to timely appoint an appraiser within the applicable period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If Landlord's Appraiser and Tenant's Appraiser cannot agree on such determination within twenty (20) days of the appointment of the Landlord's Appraiser, then Landlord's Appraiser and Tenant's Appraiser shall appoint a third independent licensed MAI real estate appraiser experienced in appraising office buildings for ten (10) years or longer who, in judgment of Landlord's Appraiser and Tenant's Appraiser is familiar with and experienced in determining the market value of office space in the West Houston/Energy Corridor submarkets of Houston, Texas, and who shall not be employed by, have represented as an appraiser during the previous three (3) years, or have any material interest in, either Landlord or Tenant or any affiliate of either, or in the outcome of the appraisal or arbitration proceeding (the "Arbitration Appraiser"). If Landlord's Appraiser and Tenant's Appraiser cannot agree on the appointment of the Arbitration Appraiser within said twenty (20) days, then Landlord and Tenant shall request that the American Arbitration Association appoint the Arbitration Appraiser meeting the foregoing requirements. Once the Arbitration Appraiser has been selected as provided for above. then, as soon thereafter as practicable but in any case within twenty (20) days, the Arbitration Appraiser shall determine whether Landlord's Estimate or Tenant's Estimate most closely represents the Prevailing Market rate for the Premises during the applicable Renewal Term, and such determination shall be binding on both Landlord and Tenant. The parties shall share equally in the costs of the Arbitration Appraiser. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant shall be borne by the party retaining such appraiser, counsel or expert.
(g)    If the Prevailing Market rate has not been determined by the commencement date of the applicable Renewal Term, Tenant shall pay Monthly Rent at the same Annual Rate per RSF of the Premises in effect during the last month of the initial Term or the last month of the first Renewal Term, if applicable, for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Monthly Rent for the Premises shall be retroactively adjusted to the commencement of the applicable Renewal Term. If such adjustment results in an underpayment of Monthly Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof. If such adjustment results in an overpayment of Monthly Rent by Tenant, Landlord shall refund such overpayment to Tenant within thirty (30) days after the determination thereof.
(h)    If Tenant is entitled to and properly exercises its Renewal Option, Landlord and Tenant shall execute an amendment (the "Renewal Amendment") to reflect changes in the Monthly Rent, Term, Expiration Date and other appropriate terms; provided that an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.
(i)    For purpose hereof, "Prevailing Market" rate shall mean the per annum net base rentable rate per rentable square foot as of the date of commencement of the applicable term for each year of the applicable term that a willing tenant would pay and a willing landlord would accept in arm's length, bona fide negotiations the lease of the space for which the Prevailing Market rental rate is being determined and shall include allowances provided in connection therewith, based upon other new and renewal lease transactions made in the Project and Comparable Buildings, taking into consideration all relevant terms and conditions of any comparable leasing transactions. including, without limitation: (i) location, quality and age of the building ; (ii) use and size of the space in question (but not the value of any leasehold improvements paid for by the tenant): (iii) location and/or floor level within the building; (iv) extent of leasehold improvement allowances; (v) the amount of any abatement of rental or other charges: (vi) parking charges or inclusion of same in rental; (vii) lease takeovers/assumptions; (viii) club memberships; (ix) relocation allowances: (x) refurbishment and repainting allowances; (xi) any and all other concessions or inducements: (xii) extent of services provided or to be provided ; (xiii) distinction between "gross" and "net" lease; (xiv) base year or dollar amount for escalation purposes (both operating costs and ad valorem/real estate taxes); (xv) any other adjustments (including by way of indexes) to base rental: (xvi) credit standing and financial stature of the tenant; and (xvii) length of term.
(j)    The renewal rights of Tenant hereunder shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease other than a Permitted Transfer. In the event an assignee pursuant to a Permitted Transfer exercises the Renewal Opt ions set forth herein. Tenant and Guarantor shall remain liable under the Lease for all of the obligations of the tenant hereunder during the Renewal Term. Landlord's consent to any assignment of the Lease shall not be construed as allowing an assignment of such rights to any assignee other than pursuant to a Permitted Transfer.
(k)    Notwithstanding anything in this Section I of Exhibit C or in the Lease to the contrary, (i) in the event Tenant elects to exercise the Renewal Option(s) with respect to less than fifty percent (50%) of the rentable area of the Building, Tenant's rights under Article 11.C, 12.D and 12.F shall terminate and (ii) in the event Tenant elects to exercise the Renewal Option(s) with respect to less than forty percent (40%) of the rentable area of the Building, Tenant shall not be entitled to a Generator during the Renewal Term(s).
II.    EXPANSION OPTIONS
(a)    From and after the date of this Lease and continuing through the Expansion Date (hereinafter defined), Landlord shall not lease to any other person or entity any portion of the remaining rentable area of the Building not initially included in the Premises, and Tenant shall have an option from time to time (the "Expansion Option") to lease, subject to the terms of this Section 11, the following space in the following order: (i) the approximately 25,000 rentable square feet of space on the second (2nd) floor of the Building (being all of the remaining portion of the second (2nd) Door not included in the Premises) shown on Schedule C-1 attached hereto as the First Expansion Space (the "First Expansion Space"), (ii) the approximately 20.000 rentable square feet of space on the first (1st) floor of the Building show on Schedule C-2 attached hereto as the Second Expansion Space (the "Second Expansion Space"), and (iii) the approximately 20,000 rentable square feet of space on the first (1st) floor of the Building shown on Schedule C-2 attached hereto as the Third Expansion Space, being all of the remaining portion of the first (1st) floor of the Building not included in the Premises (the "Third Expansion Space") by providing Landlord written notice (an "Expansion Notice") of the exercise of its Expansion Option on or before the Expansion Date. Landlord and Tenant acknowledge and agree that the rentable square footage of the Expansion Space will change in the event the size of the Premises on the first (1st) and second (2nd) floors of the Building changes based on the Tenant Working Drawings. The Expansion Date shall initially mean December 31, 2012. If Tenant exercises the Expansion Option with respect to the First Expansion Space on or before the initial Expansion Date, then the Expansion Date shall automatically adjust to April 30, 2013. If Tenant exercises its Expansion Option with respect to the Second Expansion Space on or before the adjusted Expansion Date (it being agreed that Tenant may exercise the Expansion Option with respect to the Second Expansion Space at any time prior to April 30, 2013 so long as Tenant has exercised its Expansion Option with respect to the First Expansion Space, including exercising the Expansion Option with respect to the Second Expansion Space concurrently with the First Expansion Space), then the Expansion Date shall further automatically adjust to September 30, 2013, if Tenant has not previously leased the Third Expansion Space. If Tenant fails to lease the First Expansion Space prior to the initial Expansion Date, the Expansion Option shall terminate and Tenant shall have no further rights under this Section II. Further, if Tenant fails to lease the Second Expansion Space prior to the adjusted Expansion Date of April 30, 2013, the Expansion Option shall terminate and Tenant shall have no further rights under this Section II. In all events, the Expansion Option and Tenant's rights under this Section II shall terminate at 5:00 p.m. Houston, Texas time on September 30, 2013. The First Expansion Space, the Second Expansion Space and the Third Expansion Space is herein collectively referred to as the "Expansion Space."
(b)    Notwithstanding the foregoing, Tenant shall not have the right to exercise the Expansion Option unless:

(i)	There exists no uncured event of Tenant default beyond applicable notice and cure periods under the Lease at the time that Landlord receives an Expansion Notice; and

(ii)	The Lease has not been assigned (other than pursuant to a Permitted Transfer) prior to the date that Landlord receives an Expansion Notice.
(c)    Tenant must lease each of the First Expansion Space, the Second Expansion Space and Third Expansion Space in their entireties, if at all. Each Expansion Notice shall identify the applicable Expansion Space that Tenant desires to lease. Tenant may only exercise its Expansion Option with respect to the Second Expansion Space if it has timely exercised its Expansion Option to lease the First Expansion Space, and Tenant may only exercise its Expansion Option with respect to the Third Expansion Space if Tenant has timely exercised its Expansion Option with respect to the First Expansion Space and the Second Expansion Space. Monthly Rent attributable to the Expansion Space leased by Tenant hereunder shall be payable in monthly installments in accordance with the terms and conditions of the Lease. The Monthly Rent rate per rentable square foot of the Expansion Space shall be the same as the Monthly Rent rate per rentable square foot of the initial Premises, and the Monthly Rent rate for the Expansion Space, shall increase at such times and to the same Monthly Rent rates per rentable square foot as the Monthly Rent rates for the initial Premises, it being the intent of Landlord and Tenant that the Monthly Rent rate per rentable square foot of the Expansion Space shall always be the same as the Monthly Rent rate per rentable square fool of the initial Premises. Tenant shall pay Additional Rent for the Expansion Space leased by Tenant hereunder in accordance with Article 4 to the Lease, and Tenant's Pro Rata Share shall be adjusted accordingly.

(d)    The Expansion Space leased by Tenant hereunder shall be delivered to Tenant in the same condition as Landlord is obligated to deliver the initial Premises and Tenant shall be entitled to receive an improvement allowance equal to $45.00 per rentable square foot of the applicable Expansion Space.
(e)    The term of the First Expansion Space and the Second Expansion Space shall commence on the Commencement date of the Lease. If the Expansion Option for the Third Expansion Space is exercised prior to the Delivery Date for the initial Premises, the term for the Third Expansion Space shall commence on the Commencement Date of the Lease. If the Expansion Option for the Third Expansion Space is exercised on or after the Delivery Date for the initial Premises, the term for the Third Expansion Space shall commence on the date which is the earlier to occur of (i) one hundred fifty (150) days after Landlord's delivery of the applicable Expansion Space to Tenant, and (ii) the date Tenant commences business operations in all or any portion of the Third Expansion, and shall end, unless sooner terminated pursuant to the terms of the Lease, on the Expiration Dale of the Lease (as may be extended), it being the intention of the parties hereto that the term for the Expansion Space and the initial Term for the initial Premises shall be coterminous. The Expansion Space leased by Tenant shall be considered a part of the Premises, subject to all the terms and conditions of the Lease, except as specifically provided otherwise in this Expansion Option provision with respect to the commencement date and improvement allowance.
(f)    Notwithstanding the foregoing, if Tenant exercises the Expansion Option for all of the First Expansion Space, the Second Expansion Space and the Third Expansion Space prior to December 31, 2012, the following amendments to the Lease shall be made: (i) Tenant shall receive an abatement of Monthly Rent (but not Operating Expenses) with respect to 27,000 rentable square feet of the Premises for the initial three (3) Lease Months of the Term; (ii) the Expiration Date of this Lease shall be amended to the last day of the one hundred twenty-third (123rd) full calendar month of the initial Term, unless sooner terminated or extended as provided in the Lease, and (iii) subject to the following terms and conditions , commencing on the Commencement Date, Landlord shall reimburse Tenant for Tenant's base rent, operating expenses (including taxes) and utilities paid by Tenant's lease at 333 Cypress Run, Houston, Texas (the "Cypress Run Lease") (subject to Landlord's right to sublease or assign or effect an early buy-out of the Cypress Run Lease). Provided that Tenant is not in default under this Lease, commencing on the Commencement Date and continuing monthly thereafter, Landlord agrees to reimburse Tenant for the base rent, operating expenses (including taxes) and utilities (the "Existing Lease Payments") paid by Tenant under the Cypress Run Lease; provided that in no event shall Landlord be required to pay any Existing Lease Payments with respect to the Cypress Run Lease for any period after (i) August 31, 2015 if the Cypress Run Lease is terminated as of such date pursuant to the termination option therein, or (ii) February 28, 2017 if the Barker Cypress is not terminated pursuant to the termination option therein, and in no event shall Landlord be required to pay more than $1,700,000 in Existing Lease Payments if the termination option is exercised or $2,430,069.00 if the termination option is not exercised. Landlord shall pay such reimbursement to Tenant within fifteen (15) Business Days after receipt of evidence of Tenant's payment of such amounts under the Cypress Run Lease. In no event shall Landlord have any liability to perform any obligations of Tenant under the Cypress Run Lease. In consideration of Landlord's agreements set forth in this Section II.(f), Tenant hereby grants Landlord the right to negotiate directly with the landlord under the Cypress Run Lease for a buy-out of such lease, and Tenant shall cooperate with Landlord in connection with such negotiations and shall execute any required documentation to consummate such buyout; provided that Tenant shall not be required to pay any termination fee or other amounts or perform any additional obligations in connection with any buy-out. Landlord shall pay such termination fee directly to the landlord under the Cypress Run Lease. Additionally, if Landlord does not notify Tenant in writing of Landlord's desire for Tenant not to exercise the termination option set forth in the Cypress Run Lease on or before December 31, 2014, Tenant shall exercise such termination option prior to the last day such termination option may be exercised under the Cypress Run Lease and Landlord shall reimburse Tenant for the applicable termination fee. However, if Tenant fails to timely exercise the termination option as provided in the preceding sentence, Tenant shall not be in breach of this Lease but Landlord shall have no obligation to pay any Existing Lease Payments with respect to the period after August 31, 2015 or pay Tenant the termination fee in connection with the termination option. Further, Landlord shall have the right to identify and negotiate with prospective subtenants and assignees for the premises under the Cypress Run Lease, and. subject to the approval of the landlord under the Cypress Run Lease, if required thereunder, Tenant shall execute any commercially reasonable sublease or assignment covering such premises requested by Landlord. Tenant hereby represents and warrants to Landlord the following: (i) Tenant has delivered to Landlord true and correct copy of the Cypress Run Lease, (ii) Tenant has not subleased any portion of the premises under the Cypress Run Lease, and (iii) no default exists under the Cypress Run Lease. In the event Landlord does not pay any Existing Lease Payments owed to Tenant within fifteen (15) Business Days after receipt of evidence of Tenant's payment of such amounts under the Cypress Run Lease, upon notice to Landlord, Tenant shall have the right to offset the amount of such payment from future Monthly Rent and Additional Rent due under this Lease.
(g)    If Tenant is entitled to and properly exercises the Expansion Option for any of the Expansion Space, Landlord and Tenant shall enter into an amendment (the "Expansion Amendment") to reflect the commencement date of the term for the applicable Expansion Space, as to which Tenant exercises the applicable option and the changes in aggregate Monthly Rent, rentable square feet of the Premises, Tenant's Pro Rata Share, and other appropriate terms: provided that an otherwise valid exercise of any Expansion Option shall be fully effective whether or not the Expansion Amendment is executed.

III.    PREFERENTIAL RIGHT TO LEASE
1.    Subject to the further provisions of this Section III, Tenant is hereby granted (commencing as of the date hereof and continuing throughout the initial Term; provided that the Preference Right shall continue during the Renewal Terms in the event Tenant exercises its Renewal Option(s) with respect to the entire initial Premises) the continuing and recurring preferential right (the "Preference Right") to expand the Premises by leasing all or any portion of the space in the Building not leased by Tenant which becomes Available (as defined below ) for direct lease after the initial lease of such space by a third party tenant (such space being hereinafter referred to as the "Preference Space").
2.    Promptly after such time as Landlord first becomes aware that any Preference Space will become Available during the next twelve (12) month period. Landlord shall notify Tenant in writing (the "Preference Space Availability Notice") as to the availability of such Preference Space. Additionally, Tenant may request in writing from Landlord, not more than four (4) times in any calendar year, a Preference Space Availability Notice. Such request shall state the size of spaces in terms of rentable square footage that Tenant is interested in Landlord shall provide a Preference Space Availability Notice within ten (10) Business Days after Landlord's receipt of Tenant's request. The Preference Space Availability Notice shall include the Door(s), rentable square footage of such Preference Space, any floor plans Landlord has for such space (including, without limitation, as-built plans if available), Landlord's estimate as to the date such space is expected to be available to be delivered to Tenant (the actual date of such delivery being hereinafter referred to as the "Available Date"), and Landlord's reasonable good faith estimate of the Prevailing Market rate for the entirety of such Preference Space for the Remaining Term. Tenant shall have until the date fifteen (15) Business Days after receipt of the Preference Space Availability Notice (the "Preference Space Exercise Date") in which to notify Landlord of its exercise of the Preference Right with respect to such Preference Space, except with respect to recapture space, in which event the Preference Space Exercise Date shall be determined as provided in Section 9 below. If Tenant desires to exercise the Preference Right, with respect to less than all of such Preference Space, Tenant must include in Tenant's notice to Landlord the approximate amount and location of the portion of such Preference Space that Tenant desires to lease, subject to the limitations set forth below. From the date Tenant receives the Preference Space Availability Notice until the Preference Space Exercise Date, Tenant shall have the option (subject to the terms of the current tenant Lease of such Preference Space) on one (1) or more occasions, after reasonable advance oral or written notice to Landlord, using all reasonable efforts to avoid disturbing the existing tenants of such Preference Space and escorted by Landlord, to inspect such Preference Space. The notice by Tenant exercising a Preference Right shall state therein Tenant's reasonable good faith estimate of the Prevailing Market rate for the Preference Space or the portion thereof that Tenant has elected to lease. Tenant may, subject to Section 9 below regarding recapture space, elect to lease all or any part of such Preference Space by delivering a notice to Landlord of Tenant's desire to lease such Preference Space on or before the Preference Space Exercise Date; provided that (x) the remaining space on the applicable floor shall not be less than 20,000 square feet of rentable area, (y) the location of the portion of the Preference Space shall be reasonably acceptable to Landlord and Tenant, and shall be contiguous, and (z) and the remaining portion of the applicable floor not leased by Tenant must be in a leasable configuration and in compliance with all applicable Laws regarding ingress and egress and have elevator lobby exposure. If Tenant declines to exercise its right to lease Preference Space that is offered to Tenant and the space remains unleased one hundred eighty (180) days after the date of delivery of the Preference Space Availability Notice to Tenant, Tenant shall be entitled to receive from Landlord a new Preference Space Availability Notice with respect to such space.
3    Any Preference Space leased by Tenant shall be leased on the same terms and conditions of the Lease that apply to the initial Premises, except that (i) the Monthly Rent for such Preference Space shall be the Prevailing Market rate; (ii) such Preference Space shall be delivered to Tenant on an "as-is" basis, in a vacuumed and broom-clean condition and with all of the prior tenant's personal property (if any) to be removed therefrom; (iii) such Preference Space shall become a part of the Premises and Rent shall commence on the earlier of (x) one hundred twenty (120) days after the date when Landlord lenders possession of the Preference Space to Tenant and (y) the date Tenant commences business operations in any portion of the Preference Space; provided that Tenant's occupancy of any Preference Space prior to the commencement date for such space shall be subject to all of the terms and conditions of the Lease except for the obligation to pay Rent; and (iv) if fewer than thirty (30) full calendar months will remain in the Term on the date Rent for the Preference Space commences, then Tenant cannot exercise a Preference Right hereunder unless at the same time Tenant exercises a Preference Right, it also exercises a Renewal Option for the entire Premises pursuant to Section I above (which Landlord agrees shall be effective in such case notwithstanding any extent to which the notice shall be given before the earliest permissible date therefor), in which case the term for the Preference Space shall be coterminous with the Term, as extended by the Renewal Option. For purposes of Tenant's rights under this Section, Preference Space will be considered "available" if (a) the existing tenant's lease expires within the next twelve (12) months and is not subject to any extension option that may validly be exercised by the tenant (b) Landlord has the right to cancel an existing lease or "recapture"-any space due to a tenant's request for Landlord's consent to a proposed assignment or subletting, (c) Landlord terminates an existing lease by mutual agreement with the tenant or by exercise of its remedies following a default thereunder by the tenant or (d) the space is not leased. Notwithstanding the foregoing, in the case of any space recaptured by Landlord pursuant to Section 9 below, the terms applicable to such space shall be modified as set forth in such Section 9.

4.    If Tenant elects not to lease or fails to timely notify Landlord of its election to lease all or any part of such Preference Space on or before the Preference Space Exercise Date, Tenant shall be deemed to have waived such Preference Right with respect to any such Preference Space not leased by Tenant (and, subject to Tenant's Right of First Refusal, Landlord shall be entitled to lease any such Preference Space or any portion thereof not leased by Tenant upon such terms and conditions, including renewal and expansion options, as Landlord deems advisable, in its sole discretion) (provided that any expansion options shall be subordinate to Tenant's rights under this Lease) unless and until (A) Landlord fails to enter into a bona fide lease for such Preference Space not leased by Tenant (or for any portion thereof) with a third party within one hundred eighty (180) days from the date of Tenant's election or deemed election not to exercise such Preference Right (or the Preference Space Exercise Date, whichever is earlier). or (B) Landlord enters into a bona fide lease covering such Preference Space not leased by Tenant (or any portion thereof) with a third party and such lease expires (subject to renewal by such third party if such party has a renewal option) or is otherwise terminated, in which event Landlord shall again submit to Tenant a Preference Space Availability Notice with respect to such Preference Space as described above, and the provisions of this Section III shall again apply.
5.    Landlord and Tenant acknowledge and agree that if Tenant does not exercise its Preference Right on a particular Preference Space and Landlord then elects to lease such Preference Space to a third party, in no event may Landlord lease such Preference Space to such third party without offering such space to Tenant pursuant to Tenant's Right of First Refusal under Section N below.
6.    Tenant's Preference Rights set forth in this Exhibit are subject and subordinate to the right of any tenant leasing any portion of the Preference Space specified in a Preference Space Availability Notice which Tenant elected (deemed or expressly) not to lease, to renew or extend such tenant's lease if such tenant has a renewal option. The failure of Tenant to exercise a Preference Right in any given instance shall not prejudice its rights to exercise a (i) Preference Right with respect to any other Preference Space or the same Preference Space should all or a part of such Preference Space again become Available for lease as provided above, or (ii) Tenant's Right of First Refusal pursuant to Section IV below with respect to such space.
7.    In the event Landlord and Tenant are unable to agree as to the Prevailing Market rate, if applicable, for any Preference Space within thirty (30) days after the Preference Space Exercise Date (each party agreeing to negotiate in good faith with respect to such rate), then Tenant shall have the option to either (i) elect to have such dispute resolved by arbitration in the same manner as provided in Paragraph (f) of Section 1 above [Renewal Option], or (ii) withdraw its election to lease such Preference Space (except with respect to any recapture space described in Section 9 below), which election shall be made by delivering written notice thereof to Landlord within five (5) Business Days following the expiration of said thirty (30) day period. If Tenant fails to timely deliver notice of such election, Tenant shall be deemed to have elected to withdraw its election to lease such Preference Space. If Landlord and Tenant are unable to agree as to the Prevailing Market rate for any Preference Space leased pursuant to Section 9 below within said thirty (30) day period, the Prevailing Market rate shall be determined by arbitration pursuant to Paragraph (f) of Section I above [Renewal Option]. If the Monthly Rent applicable to any Preference Space has not been determined as of the commencement of Rent for such Preference Space hereunder, Tenant shall pay Monthly Rent on such Preference Space assuming that Landlord's last proposed estimate of Prevailing Market rate is the Prevailing Market rate. At such time as the Monthly Rent for such Preference Space is finally determined or agreed upon, the difference between the correct Monthly Rent and the Monthly Rent previously paid by Tenant to Landlord pursuant to this paragraph shall be paid to Landlord, or refunded to Tenant, as the case may be, within thirty (30) days of the determination of the correct Monthly Rent.
8.    Notwithstanding anything to the contrary set forth in this Lease, Landlord shall have no obligation to deliver a Preference Space Availability Notice and Tenant shall not be permitted to exercise any Preference Right if, as of the date Landlord would otherwise deliver a Preference Space Availability Notice or as of the Preference Space Exercise Date, as applicable:

(i)	Tenant is in default under the Lease beyond any applicable notice and cure periods; or

(ii)	more than fifty percent (50%) of the Premises, or any portion thereof, is sublet (other than pursuant to a Permitted Transfer):or

(iii)	the Lease has been assigned (other than pursuant to a Permitted Transfer); or

(iv)
the Tenant has vacated the entire Premises for any reason other than a casually, condemnation, remodeling, renovations, or vacancy for which Tenant is expressly entitled to an abatement of Rent under this Lease.

9.    To the extent that Landlord has a right with respect to all or any portion of another tenant's space in the Building, to "recapture" all or any portion of such other space by cancellation of such other tenant's lease in lieu of consenting to an assignment of such lease or a sublease of such space, and if such other tenant proposes to sublease or assign, or otherwise notifies Landlord of its desire or intent to sublease or assign, all or any portion of such space. then Tenant shall, as soon as reasonably practical but not more than two (2) Business Days thereafter, be so notified in writing by Landlord , which notice shall include all of the items required to be set forth in the Preference Space Availability Notice. Tenant shall have the right. exercisable in writing no later than the earlier of (i) ten (10) Business Days after receipt of said notice or (ii) two (2) Business Days prior to the date on which Landlord is required to exercise its recapture right under the terms of the other tenant's lease (which response dale, if earlier, must be set forth in Landlord's notice to Tenant), to require Landlord to "recapture" the affected space by cancellation of such other tenant's lease with respect to such space, whereupon Tenant shall then be deemed to have exercised its Preference Right with respect to the entirety of such space in accordance with the foregoing provisions . Such exercise shall be irrevocable and binding on Tenant and if Landlord and Tenant cannot agree on the Prevailing Market rate within thirty (30) clays after Tenant's election of its Preference Right, the Prevailing Market rate shall be determined by arbitration pursuant to Paragraph (f) of Section I [Renewal Option]. Tenant shall not have any option to lease less than all of such recaptured Preference Space pursuant to such Preference Right, and the term of this Lease with respect to such Preference Space shall commence on the Available Date for such Preference Space.
10.    If Tenant exercises its Preference Right, Landlord and Tenant shall enter into an amendment to this Lease adding the Preference Space (or applicable portion thereof) to the Premises on the terms set forth in this Section III and reflecting the changes in the Monthly Rent, rentable square footage of the Premises, Tenant's Pro Rata Share, and other appropriate terms; provided that an otherwise valid exercise of the Preference Right shall be fully effective whether or not such amendment is executed .
11.    If Landlord is delayed in delivering possession of any Preference Space due to the holdover or un lawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space: provided that if Landlord is unable to deliver possession of any Preference Space with.in ninety (90) days after the expiration of the existing lease of such space, as Tenant' s sole and exclusive remedy, Tenant shall have the right to terminate Tenant's lease of the applicable Preference Space by delivering written notice to Landlord after the expiration of such ninety (90) day period and prior to Landlord's delivery of possession of such Preference Space to Tenant.
IV.    RIGHT OF FIRST REFUSAL.
(a)    Tenant shall have the continuing right of fast refusal (the "Right of First Refusal") with respect to the any space located in the Building and not then included in the Premises (the "Refusal Space"). Tenant's Right of First Refusal shall be exercised as follows: when Landlord has a bona fide third party offer (as evidenced by a term sheet. or an email or delivery by Landlord of a proposed lease with business terms incorporated) from a prospective tenant other than the existing tenant in the Refusal Space, if any (the "Prospect") interested in leasing all or any portion of the Refusal Space upon terms acceptable to Landlord, Landlord shall advise Tenant (the "Advice") of the terms under which Landlord and such Prospect are prepared to lease the Refusal Space (or applicable portion thereof). The Advice shall also identify the Prospect unless such Prospect has requested that its identity remain confidential. Tenant may lease all (but not less than all) of the Refusal Space described in the Advice under such terms, by providing Landlord with written notice of exercise (the "Notice of Exercise") within six (G) Business Days after the date of the Advice, except that Tenant shall have no such Right of First Refusal and Landlord need not provide Tenant with an Advice if:

(i)	Tenant is in default under the Lease beyond any applicable notice and cure periods at the time that Landlord would otherwise deliver the Ad vice; or

(ii)	more than fifty percent (50%) of the Premises is sublet (other than pursuant to a Permitted Transfer) at the time Landlord would otherwise deliver the Advice; or

(iii)	the Lease has been assigned (other than pursuant to a Permitted Transfer) prior to the date Landlord would otherwise deliver the Advice; or

(iv)
the Tenant has vacated the entire Premises on the date Landlord would otherwise deliver an Advice for any reason other than a casualty, condemnation , remodeling, renovations, or vacancy for which Tenant is expressly entitled to an abatement of Rent under this Lease.

(b)    The term for the Refusal Space shall commence upon the earlier of (i) Tenant's commencement of business operations in the Refusal Space and, (ii) if the Refusal Space has not previously been leased by Landlord the later of (w) one hundred twenty (120) days after Landlord's delivery of the Refusal Space to Tenant, and (x) the Commencement Date of the Lease, and if the Refusal Space has previously been leased by Landlord, the later of (y) one hundred twenty (120) days after Landlord's receipt of Tenant's Exercise Notice; and (z) the commencement date stated in the Advice and thereupon such Refusal Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice, shall govern Tenant's leasing of such Refusal Space and only to the extent that they do not conflict with the Advice, the terms and conditions of the Lease shall apply to such Refusal Space. However, if the term for the Refusal Space as set forth in the Advice expires after the then current Term of this Lease, (I) the term for the Refusal Space shall be coterminous with the then current Term of this Lease, (II) the allowances and other monetary concessions or inducements, if any, set forth in the Advice shall be adjusted to an amount equal to (X) the per rentable square foot of allowances and other monetary concessions or inducements set forth in the

Advice, multiplied by the number of rentable square feet in the Refusal Space, multi plied by (Y) a fraction, the numerator of which is the number of full calendar months which remain in the then current Term of the Lease from and after the date Monthly Rent commences with respect to the Refusal Space and the denominator of which is the number of calendar months in the term of the lease to the Prospect set forth in the Advice; and (III) the Monthly Rent shall be adjusted to provide the same "net effective" return (i.e., so that Landlord does not receive a lower average base rental rate over the term after deduction of allowances than Landlord would have received under the Advice) to Landlord per rentable square fool of the Refusal Space as Landlord would have received pursuant to the terms of the Advice. Further, if fewer than thirty (30) full calendar months will remain in the then current Term on the date Monthly Rent for the Refusal Space commences, then Tenant cannot exercise a Right of First Refusal hereunder un less, at the same time Tenant exercises a Right of First Refusal, it also exercises the Renewal Option pursuant to Section 1 of this Exhibit C (which Landlord agrees shall be effective in such case notwithstanding any extent to which the notice shall be given before the earliest permissible date therefor) for the entire existing Premises, and in which case the term of the Lease with respect to such Refusal Space shall be coterminous with the then current Term, as extended by the Renewal Option. Further notwithstanding the foregoing, if Tenant exercises the Right of First Refusal and the term applicable to the Refusal Space set forth in the Advice expires prior to the Expiration Date of this Lease, then, at Tenant's election (lo be made in the Notice of Exercise), the term of the Lease with respect to the Refusal Space shall expire on the Expiration Date, and in such event (i) the Monthly Rental applicable to the Refusal Space for the period after the expiration of the term of the lease to the Prospect through the Expiration Date continue to increase at the same intervals and in the same amounts as the Monthly Rental to be paid by the Prospect, which amounts shall be stated in the Advice, and (ii) Tenant shall be entitled to a tenant finish allowance equal to the annual per square foot finish allowance provided to the Prospect multiplied by the number of years of term applicable to the Refusal Space (prorated for partial years); provided that in no event shall Tenant be entitled to receive a total finish allowance greater than $45.00 per square foot for the applicable Refusal Space. For example, if the term of the lease to the Prospect set forth in the Advice is 5 years, and the term for the Refusal Space is extended for 2 additional years to be coterminous with the Expiration Date, and the finish allowance provided to the Prospect in the Advice is $30.00 per rentable square foot, then Tenant would receive a finish allowance equal to $42.00 per rentable square foot of the Refusal Space (i.e., $30.00 divided by 5 years =$6.00 per year, multiplied by 7 years = $42.00). Except as set forth herein, Tenant shall pay Monthly Rent and Additional Rent for such Refusal Space in accordance with the terms and conditions of the Advice.
(c)    The Refusal Space leased by Tenant hereunder shall be accepted by Tenant in its condition and as-built configuration existing on the date Landlord delivers such space to Tenant; provided that in the event the Refusal Space has not been previously leased to a third party, Landlord shall deliver the Refusal Space in the condition required for delivery of the initial Premises. If Landlord is delayed in delivering possession of such Refusal Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space; provided that if Landlord is unable to deliver possession of any Refusal Space within ninety (90) days after the expiration of the existing lease of such space, as Tenant's sole and exclusive remedy, Tenant shall have the right to terminate Tenant's lease of the applicable Refusal Space by delivering written notice to Landlord after the expiration of such ninety (90) day period and prior to Landlord's delivery of possession of such Refusal Space to Tenant.
(d)    The rights of Tenant hereunder with respect to the Refusal Space shall terminate on the earlier to occur of (i) the expiration of the initial Term; (ii) Tenant's failure to exercise its Right of First Refusal within the five (5) Business Day period provided in section (a) above; and (iii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in section (a) above. Notwithstanding the foregoing, if (x) Tenant was entitled to exercise its Right of First Refusal, but failed to provide Landlord with a Notice of Exercise within the five (5) Business Day period provided in paragraph (a) above, and (y) Landlord does not enter into a lease for the Refusal Space with the same Prospect or any other prospect within a period of 180 days following the date of the Advice, Tenant shall once again have a Right of First Refusal with respect to such Refusal Space. In addition, Tenant shall once again have the Right of First Refusal with respect to the Refusal Space if, within such 180 day period Landlord proposes to lease the Refusal Space to the Prospect or any other prospect on terms that are substantially better than those set forth in the Advice. For purposes of the previous sentence, the terms offered to a third party shall be deemed to be "substantially better" than those set forth in the Advice if there is more than a five percent (5%) reduction in the "bottom line" or "net effective" return to Landlord per rentable square foot of the Refusal Space when compared with the "bottom line" or "net effective" return to Landlord per rentable square foot under the Advice, considering all of the economic terms of both deals, respectively, including, without limitation, the net rent, any tax or expense escalation or other financial escalation, any financial concessions, and Landlord's costs (including without limitation brokerage commissions and tenant improvement costs) associated with such lease, and if the term of the third party lease expires prior to the Expiration Date, the return to Landlord with respect to the Advice shall be prorated to account for the difference in the lease terms. In addition, if Landlord does enter into a lease for the Refusal Space, during the initial Term of the Lease, Tenant shall have a Right of First Refusal on such Refusal Space (subject to the terms hereof) upon the expiration of such lease.
(e)    If Tenant exercises its Right of First Refusal, Landlord and Tenant shall enter into an amendment (the

"Refusal Space Amendment ") adding the Refusal Space (or applicable portion thereof) to the Premises on the terms set forth in the Advice and reflecting the changes in the Monthly Rent, Tenant's Pro Rata Share, rentable square feet of the Premises, and other appropriate terms; provided that an otherwise valid exercise of the Right of First Refusal shall be fully effective whether or not the Refusal Space Amendment is executed.
(f)    Notwithstanding anything herein to the contrary, Tenant's Right of First Refusal is subject and subordinate to the renewal rights of any tenant leasing all or any portion of the Refusal Space.